UNITED STATES
SECURITIES & EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12.

Warrior Met Coal, Inc.

(Name of Registrant as Specified In Its Charter)

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March 11, 2019
To Our Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Warrior Met Coal, Inc. to be held at 9:00 a.m. (Eastern Time), on Tuesday, April 23, 2019 at the offices of Akin Gump Strauss Hauer & Feld LLP located at One Bryant Park, Bank of America Tower, New York, New York 10036-6745. Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.
Your vote, whether in attendance on April 23, 2019 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. For those of you who are able to join us in New York, there will be an opportunity for you to meet with management, the Board of Directors and your fellow stockholders, hear our 2019 state of the Company report and, importantly, vote your shares. Even if you are able to join us in person, I urge you to submit your vote by proxy as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.
Thank you for your continued support of Warrior Met Coal, Inc.
Sincerely,
Stephen D. Williams
Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
WARRIOR MET COAL, INC.

Date:
Tuesday, April 23, 2019

Time:
9:00 a.m. (Eastern Time)

Place:
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park, Bank of America Tower
New York, New York 10036-6745
Business of the Annual Meeting of Stockholders
Directions to attend the annual meeting can be found at www.edocumentview.com/HCC. The annual meeting of Warrior Met Coal, Inc. (the “Company”) is being held for the following purposes:
(1)
To elect seven director nominees to the Board of Directors;

(2)
To hold an advisory vote on the compensation of the Company’s named executive officers (the “NEOs”);

(3)
To approve the management proposal to amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) in order to effect a three-year extension to the transfer restrictions designed to avoid imposition of limitations on the utilization of the Company’s net operating losses (“NOLs”) and our deferred tax assets (the “382 Transfer Restriction Provisions”), pursuant to sections 382 and 383 of the Internal Revenue Code;

(4)
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

(5)
To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the seven director nominees; FOR the approval on an advisory basis of the compensation of the NEOs; FOR the management proposal to amend the Company’s Certificate of Incorporation in order to provide a three-year extension for the 382 Transfer Restriction Provisions; and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
Only stockholders who owned shares of our common stock at the close of business on February 28, 2019 are entitled to notice of and to vote at this annual meeting or any adjournments or postponements that may take place.
Whether or not you plan to attend the annual meeting, we urge you to review these materials carefully, which are available at www.edocumentview.com/HCC, and to vote by one of the following means.
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By Internet:   Please follow the instructions on your Notice of Internet Availability of Proxy Materials or the proxy card. You will need the control number included on your Notice or proxy card to vote electronically.

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By Telephone:   From a touch-tone telephone, dial toll-free 1-800-652-VOTE (8683) and follow the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

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By Mail:   You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than April 22, 2019 in order to be counted for the annual meeting.

By Order of the Board of Directors
Kelli K. Gant
Chief Administrative Officer and Secretary
This Proxy Statement and the accompanying instruction form or proxy card are being made available on or about March 11, 2019.

i

ii

PROXY STATEMENT FOR THE Annual Meeting of Stockholders
TO BE HELD TUESDAY, APRIL 23, 2019

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Warrior Met Coal, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Tuesday, April 23, 2019 at 9:00 a.m., Eastern Time, at the offices of Akin Gump Strauss Hauer & Feld LLP located at One Bryant Park, Bank of America Tower, New York, New York 10036-6745.
In this Proxy Statement, unless otherwise stated or indicated by context, the terms “Warrior Met Coal, Inc.,” the “Company,” “we,” “our” and “us” refer to Warrior Met Coal, Inc. and its subsidiaries after our conversion from a Delaware limited liability company to a Delaware corporation on April 12, 2017 and to Warrior Met Coal, LLC and its subsidiaries prior to such date.
This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting.
On or about March 11, 2019, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.
We encourage all of our stockholders to vote at the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 23, 2019
The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2018 Annual Report to Stockholders are available free of charge to view, print and download at www.edocumentview.com/HCC.
Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at www.warriormetcoal.com (under the “SEC Filings” link). You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto, free of charge, from us by sending a written request to: Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
When and where is the Annual Meeting?
We will hold the Annual Meeting on Tuesday, April 23, 2019 at 9:00 a.m., Eastern Time, at the offices of Akin Gump Strauss Hauer & Feld LLP located at One Bryant Park, Bank of America Tower, New York, New York 10036-6745.
Who is entitled to vote at the Annual Meeting?
You are entitled to vote at the meeting if you were a holder of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on February 28, 2019 (the “Record Date”). Each share of Common Stock is entitled to one vote on each proposal presented at the Annual Meeting.
How many shares are eligible to vote?
On the Record Date there were 51,555,337 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.
Who can attend the Annual Meeting?
Admission to the Annual Meeting is limited to stockholders of the Company and persons holding validly executed proxies from stockholders who owned our Common Stock as of the Record Date.
If you are a stockholder of the Company, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder.
What will I be voting on?
You will be voting on:
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the election of seven director nominees set forth in this Proxy Statement;

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the approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement;

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the approval of the management proposal to amend the Company’s Certificate of Incorporation in order to effect a three-year extension to the 382 Transfer Restriction Provisions; and

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the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Why should I vote?
Your vote is very important regardless of the number of shares you hold. The Board of Directors strongly encourages you to exercise your right to vote as a stockholder of the Company.
How does the Board recommend that I vote?
The Board recommends that you vote:
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FOR the election of each of the seven director nominees set forth in this Proxy Statement;

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FOR the approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement;

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FOR the management proposal to amend the Company’s Certificate of Incorporation in order to effect a three-year extension to the 382 Transfer Restriction Provisions; and

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FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Stockholder of Record:   If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting of Stockholders is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Stephen D. Williams and Kelli K. Gant, or to vote in person at the Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How do I vote?”
Beneficial Owner:   If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker or nominee on how to vote these shares. Your broker or nominee should have enclosed a voting instruction form for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How do I vote?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
How do I vote?
You can vote your shares:
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via the Internet by following the instructions on the Notice or the proxy card;

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by telephone at 1-800-652-VOTE (8683) by following the instructions on the Notice or the proxy card;

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by mail by completing, signing and returning the proxy card; or

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in person at the Annual Meeting.

Please read the instructions on the Notice, the proxy card or the information sent by your broker, bank or nominee. Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and must be received at or prior to the Annual Meeting. Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed Notice or proxy card. Please vote promptly.
What do I do if my shares are held by a bank or brokerage firm?
If your shares are held by a bank or brokerage firm, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.
What is the quorum requirement?
The quorum requirement for holding the Annual Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to be voted at such meeting. Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for the purpose of determining a quorum.

What is a “broker non-vote” and how does it affect voting on each item?
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under current New York Stock Exchange (“NYSE”) rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting with respect to Proposal 1 (election of the directors listed in this Proxy Statement), Proposal 2 (advisory vote on the compensation of our NEOs), or Proposal 3 (management proposal to amend the Company’s Certificate of Incorporation in order to effect a three-year extension to the 382 Transfer Restriction Provisions). Because broker non-votes are not voted affirmatively or negatively, they will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for Proposal 1. Because brokers are not entitled to vote on Proposal 2, broker non-votes will have no effect on the outcome of the vote for Proposal 2. Broker non-votes will be considered in determining the number of votes necessary for approval of Proposal 3 and, therefore, will have the effect of a vote “against” Proposal 3.
Your broker will have the discretion to vote your uninstructed shares on Proposal 4 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019), so broker non-votes are not expected to result from this proposal.
What level of stockholder vote is needed to elect directors?
Each share of our Common Stock is entitled to one vote with respect to the election of directors. Under our plurality voting standard, directors are elected by a plurality of the votes cast by stockholders present in person or represented by proxy at our Annual Meeting and entitled to vote on the matter. A plurality of votes cast means that the seven director nominees who receive the greatest number of votes cast “for” their election will be elected as directors.
Under a plurality voting standard, abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares.
What level of stockholder vote is needed to approve the advisory vote on the compensation of our NEOs?
Each share of our Common Stock is entitled to one vote with respect to the approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement. Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
Under Delaware law, abstentions are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. The outcome of this proposal is advisory in nature and is non-binding.
What level of stockholder vote is needed to approve the management proposal to amend the Company’s Certificate of Incorporation in order to effect a three-year extension to the 382 Transfer Restriction Provisions?
Each share of our Common Stock is entitled to one vote with respect to the approval of the management proposal to amend the Company’s Certificate of Incorporation in order to effect a three-year extension to the 382 Transfer Restriction Provisions. Under Delaware law, in order to be approved, this proposal requires an affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the matter.
Abstentions and broker non-votes are considered in determining the number of votes necessary for approval of this proposal and are counted as votes “against” this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares.

What level of stockholder vote is needed to ratify the appointment of our independent registered public accounting firm?
Each share of our Common Stock is entitled to one vote with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. The ratification requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
Under Delaware law, abstentions are not counted as votes cast and will have no effect on the outcome of this proposal. Your broker, as a nominee for you as the beneficial owner, may exercise discretion to vote on this proposal without instruction from you, so broker non-votes are not expected to result from this proposal. The outcome of this proposal is advisory in nature and is non-binding.
Can I change my vote?
At any time before the Annual Meeting you may change your vote and revoke your proxy:
If you are a record holder, by:
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voting at a later time by telephone or the Internet before the closing of the voting facilities at 11:59 p.m. Eastern Time on April 22, 2019;

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delivering a properly signed proxy card with a later date that is received on or before April 22, 2019;

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delivering written notice to our Corporate Secretary, provided such notice is received on or before April 22, 2019:

Kelli K. Gant
Warrior Met Coal, Inc.
16243 Highway 216
Brookwood, Alabama 35444; or
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giving notice of revocation to the Inspector of Election at the Annual Meeting.

If you hold through a broker, bank or other nominee, by:
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submitting voting instructions by contacting your bank, broker or other nominee; or

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otherwise complying with the instructions provided by your bank, broker or other nominee.

Attendance at the Annual Meeting itself will not revoke a proxy.
Only the latest validly executed proxy that you submit will be counted.
Who will count the votes?
Computershare, Inc., the Company’s transfer agent, will act as tabulator of the votes and a representative of Computershare will act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Additionally, we will forward to management any written comments you provide on a proxy card or through other means.

What happens if other matters come up at the Annual Meeting?
The matters described in this Proxy Statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting and you are a stockholder of record and have submitted a completed proxy card or voting instruction form, the persons named in such proxy card or voting instruction form will vote your shares according to their best judgment.
What do I need to do if I plan to attend the Annual Meeting in person?
If you plan to attend the Annual Meeting, you must provide proof of your ownership of our Common Stock (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver’s license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting, you will have to provide evidence that you owned shares of our Common Stock as of the Record Date. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned shares of our Common Stock as of the Record Date.
Failure to provide adequate proof that you are a stockholder may prevent you from being admitted to the Annual Meeting.
Who pays for the proxy solicitation related to the Annual Meeting?
The cost of soliciting proxies will be borne by the Company. In addition to sending you these materials by mail and electronically, the Company may use the services of its officers and other employees of the Company who will receive no special compensation for their services but may be reimbursed for their out of pocket expenses to contact you personally, by telephone, electronically, in writing or in person. We will also reimburse banks, brokers and other fiduciaries for their reasonable costs in forwarding these materials to the beneficial owners of our Common Stock. The Company has engaged Georgeson LLC to assist with the solicitation of proxies and expects to pay approximately $10,000 for these services, plus expenses.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final voting results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final results within four business days after the final results are known.
How do I obtain a separate set of proxy materials if I share an address with other stockholders?
To reduce expenses, in some cases, we are delivering one Notice or, where applicable, one set of the proxy materials, to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders who request and receive hard copies of the proxy materials, a separate proxy card will be included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you have only received one Notice or one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (205) 554-6150 or by writing to us at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.
If I share an address with other stockholders of the Company, how can we get only one set of voting materials for future meetings?
You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (205) 554-6150 or by writing to us at: Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

ITEMS OF BUSINESS REQUIRING YOUR VOTE

Proposal 1 — Election of Directors
Our Board of Directors
Our Certificate of Incorporation provides that the authorized number of directors will be not less than seven nor more than ten, and the exact number of directors will be fixed from time to time exclusively by our Board of Directors pursuant to a resolution adopted by a majority of the whole Board. We currently have seven directors. Our Certificate of Incorporation and Bylaws provide that our Board consists of a single class of directors and that the terms of office of the directors is one year from the time of their election until the next annual meeting of stockholders and until their successors are duly elected and qualified. In addition, our Certificate of Incorporation and Bylaws provide that, in general, vacancies on our Board may be filled by a majority of directors in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders).
The Board of Directors has nominated the seven individuals named in this proposal for election as directors to serve on our Board. Each nominee is currently a member of the Board. Directors elected at the Annual Meeting will be elected to hold office until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.
Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and the laws and stock exchange rules that govern its affairs. We have no minimum qualifications for director candidates. In general, however, our Board will review and evaluate both incumbent and potential new directors in an effort to achieve diversity of skills and experience among our directors and in light of the following criteria:
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breadth of knowledge regarding our business or industry;

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high-level managerial experience in large organizations;

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specific skills, experience or expertise related to an area of importance to us, such as energy production, consumption, distribution or transportation, government, policy, finance or law;

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whether the candidate would be considered independent;

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moral character and integrity;

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commitment to our stockholders’ interests;

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ability to provide insights and practical wisdom based on experience and expertise;

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ability to read and understand financial statements; and

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ability to devote the time necessary to carry out the duties of a director, including attendance at meetings and consultation on company matters.

Our Board of Directors has no specific requirements regarding diversity but believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees’ individual biographies set forth on pages 8 to 12 of this Proxy Statement. Our Nominating and Corporate Governance Committee and Board also considered a number of competencies that they believe each director nominee demonstrates, including a reputation for integrity and honesty, prominence in the businesses, institutions or professions each serves, an ability to exercise sound and independent business judgment, relevant knowledge about the issues affecting the Company’s business and industry, and a commitment of service to the Company and the Board. In evaluating the suitability of the director nominees for re-election, our Nominating and Corporate Governance Committee also considered the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board and its committees, as applicable.
Our Board is composed of active and former executives of major corporations, and individuals with experience in international business, energy and natural resources, operations, finance and investment banking. As such, the members of our Board have a deep working knowledge of matters common to large companies publicly traded in the United States, including experience with corporate governance, financial statement preparation, compensation determinations, regulatory compliance, public affairs and legal matters applicable to a Delaware corporation listed on the NYSE. In addition, a number of our directors also serve or have previously served on the boards of directors of one or more other publicly traded companies. The Board believes that the Company benefits from the experiences gained by its members from serving on those boards.
Corporate History and Structure
Walter Energy Restructuring
On July 15, 2015, Walter Energy, Inc., a Delaware corporation (“Walter Energy”), and certain of its wholly-owned subsidiaries (the “Walter Energy Debtors”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the Northern District of Alabama, Southern Division. Certain mining assets of the Walter Energy Debtors were acquired by Warrior Met Coal, LLC, which was formed on September 3, 2015 by certain lenders and noteholders in order to purchase such assets (the “Asset Acquisition”). The Asset Acquisition was accomplished pursuant to Section 363 of the Bankruptcy Code and a sale order approved by the Bankruptcy Court on January 8, 2016. The Asset Acquisition closed on March 31, 2016.
Upon the closing of the Asset Acquisition and in exchange for a portion of the outstanding first lien obligations of the Walter Energy Debtors, certain lenders and noteholders were entitled to receive, on a pro rata basis, a distribution of Class A Units in Warrior Met Coal, LLC. In connection with the Asset Acquisition, we conducted rights offerings to certain lenders, noteholders and qualified unsecured creditors to purchase newly issued Class B Units of Warrior Met Coal, LLC, which diluted the Class A Units on a pro rata basis (the “Rights Offerings”).
The transactions described above are collectively referred to as the “Walter Energy Restructuring.”
IPO and Corporate Structure
On April 12, 2017, we completed a corporate conversion pursuant to which Warrior Met Coal, LLC was converted into a Delaware corporation and renamed Warrior Met Coal, Inc. As part of the corporate conversion, holders of units of Warrior Met Coal, LLC received shares of our common stock for each unit held immediately prior to the corporate conversion using an approximate 13.9459-to-one conversion ratio. In connection with this corporate conversion, the Company filed a Certificate of Incorporation. Pursuant to such Certificate of Incorporation, Warrior Met Coal, Inc. is authorized to issue up to 140,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.
Upon such conversion, the members of the board of managers of Warrior Met Coal, LLC became the members of the Board of Directors of Warrior Met Coal, Inc. and the officers of Warrior Met Coal, LLC became the officers of Warrior Met Coal, Inc. As a result of the conversion, Warrior Met Coal, Inc. acquired all of the assets held by Warrior Met Coal, LLC and assumed all of the debts and obligations of Warrior Met Coal, LLC.
On April 19, 2017, we completed our initial public offering (the “IPO”) of 16,666,667 shares of common stock at a price to the public of  $19.00 per share. All of the shares were offered and sold by selling stockholders.

Information about the Nominees for Election
Set forth below are the biographies of each of the director nominees, including their names, ages, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. The stock ownership with respect to each director nominee is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 81.
Stephen D. Williams, age 55, has served as the Chairman of our Board of Directors since the Asset Acquisition. Mr. Williams served as the interim Chief Executive Officer of Coal Acquisition LLC, the predecessor of Warrior Met Coal, LLC, from November 5, 2015 until March 31, 2016. Mr. Williams has been a consultant at Stephen D. Williams Consulting since July 2015. He has extensive experience working as an executive in the coal industry. From January 2013 to February 2015, he was the Chief Executive Officer of Mechel Bluestone, Inc. Prior to that, he was the Chief Operating Officer of NRI, LLC, where he focused on coal acquisitions, from October 2010 to December 2012, and the Chief Operating Officer of INR Energy, LLC, a coal company, from October 2009 to August 2010. From August 2007 to September 2009, Mr. Williams was the Senior Vice President of North American Coal at Cliffs Natural Resources. Mr. Williams graduated from West Virginia University’s College of Mineral and Energy Resources with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from West Virginia University’s College of Law.
Mr. Williams has considerable experience in all facets of multiple coal operations, including the operation of longwall coal mines. For this reason, the Board believes Mr. Williams is qualified to serve as a director.
Ana B. Amicarella, age 52, has served as one of our directors since August 10, 2018. Ms. Amicarella has served as Managing Director for the Latin American business of Aggreko plc (LSE listed under “AGK.L”), a rental business of mobile power plans and temperature control solutions, since 2014. Previously, she served as Vice President of various business units from 2011 to 2013. Prior to joining Aggreko, Ms. Amicarella served in various executive leadership roles with General Electric Company (NYSE listed under “GE”), including as General Manager of North America Services with GE Oil & Gas from 2007 to 2011, General Manager of Optimization Services from 2002 to 2004, and General Manager of Sales Operations with GE Energy Services from 2000 to 2002. Ms. Amicarella has served on the board of directors of Forward Air Corporation (NASDAQ listed under “FWRD”) since July 2017. Ms. Amicarella graduated from The Ohio State University with a Bachelor of Science degree in Electrical Engineering and received her Master of Business Administration degree from Oakland University. She is also a certified Six Sigma Black Belt.
Ms. Amicarella has served in the energy sector for over 30 years, including as a senior executive, giving her valuable insight into the Company’s industry. She has extensive knowledge of international operations and sales, as well as experience on a public company board. For these reasons, the Board believes Ms. Amicarella is qualified to serve as a director.
J. Brett Harvey, age 68, has served as one of our directors since April 13, 2017, and was elected as our Lead Independent Director on February 13, 2018. Mr. Harvey was the Chairman of CONSOL Energy Inc. from June 2010 to May 2016, where he also served as Executive Chairman from May 2014 to January 2015, Chief Executive Officer from January 1998 to May 2014, and President from January 1998 to February 2011. Prior to 1998, he was President and Chief Executive Officer of PacifiCorp Energy Inc. from 1995 to 1998 and served in several other management positions at PacifiCorp. Mr. Harvey has served on the boards of directors of Barrick Gold Corporation (NYSE listed under “GOLD”) since 2005 and Allegheny Technologies Incorporated (NYSE listed under “ATI”) since 2007. He served on the boards of directors of CNX Gas Corporation from 2004 to 2014 and CONSOL Energy Inc. (NYSE listed under “CEIX”) from 1998 to 2016. Mr. Harvey graduated from the University of Utah with a Bachelor of Science degree in Mining Engineering.

Mr. Harvey has significant oversight experience managing public companies, industry experience in natural resources markets and substantial corporate governance expertise through his years of service on multiple public company boards. For these reasons, the Board believes Mr. Harvey is qualified to serve as a director.
Trevor Mills, age 52, has served as one of our directors since May 10, 2018. Mr. Mills joined Apollo Private Equity in 2008, where he has served as a Partner on the Mining & Metals investment team since 2013. Prior to joining Apollo, Mr. Mills served as of the General Manager in Business Evaluation and Development of Rio Tinto, one of the world’s largest metals and mining corporations. Previously, Mr. Mills worked at Bechtel Enterprises Holdings, Inc., Kaiser Aluminum and Chevron Corporation. Mr. Mills also serves as an alternate director of Ventia Services Group. Mr. Mills received his Bachelor of Laws from the University of British Columbia and graduated from the University of Calgary with a Business Communication degree.
Mr. Mills has considerable experience analyzing and investing in public and private companies, many of which were in the metals and mining sector, as well as extensive knowledge of international mining operations. For these reasons, the Board believes Mr. Mills is qualified to serve as a director.
Walter J. Scheller, III, age 58, was appointed as our Chief Executive Officer and as one of our directors in connection with the Asset Acquisition. Mr. Scheller was the Chief Executive Officer of Walter Energy from September 2011 to March 2016, and served as President and Chief Operating Officer of Walter Energy’s primary subsidiary, Jim Walter Resources, Inc., from June 2010 to September 2011. Mr. Scheller served on the board of directors of Walter Energy from September 2011 to March 2016 (formerly NYSE listed under “WLT”). On July 15, 2015, the Walter Energy Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code. Prior to joining Walter Energy, he served as Senior Vice President — Strategic Operations of Peabody Energy Corporation (“Peabody”) from June 2006 to June 2010. Prior to his career at Peabody, Mr. Scheller worked for CNX Gas Corporation as Vice President and, prior to that, at CONSOL Energy Inc. where he held a number of executive and operational roles, the last of which was Vice President — Operations. Mr. Scheller graduated from West Virginia University with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from Duquesne University and his Master of Business Administration degree from the University of Pittsburgh — Joseph M. Katz Graduate School of Business.
Mr. Scheller is the only officer of our Company who also serves as a director. With over 34 years of experience in the mining sector, Mr. Scheller has significant knowledge of the coal mining industry, as well as leadership, executive management and operational experience. For these reasons, the Board believes Mr. Scheller is qualified to serve as a director.
Alan H. Schumacher, age 72, has served as one of our directors since April 6, 2017. Mr. Schumacher worked for 23 years at American National Can Corporation and American National Can Group, where he served as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000, and Vice President, Controller and Chief Accounting Officer from 1985 to 1996. Mr. Schumacher has served on the boards of directors of BlueLinx Holdings Inc. (NYSE listed under “BXC”) since 2004, Blue Bird Corporation (NASDAQ listed under “BLBD”) since 2008, EVERTEC, Inc. (NYSE listed under “EVTC”) since 2013 and Albertsons Companies, Inc. (NYSE listed under “ABS”) since March 2015. He also served as a director of other companies, including Quality Distribution, Inc. from 2004 to August 2015 and Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”) from 2008 to November 2016. Mr. Schumacher was a member of the Federal Accounting Standards Advisory Board from 2002 through June 2012. Mr. Schumacher graduated from the University of Illinois with a Bachelor of Science degree in Accounting and received his Master of Business Administration degree from Roosevelt University. Mr. Schumacher is a certified public accountant.
Mr. Schumacher has experience as a director on the boards of several public companies and has extensive knowledge of accounting principles, financial reporting and internal controls. For these reasons, the Board believes Mr. Schumacher is qualified to serve as a director.
Gareth Turner, age 55, has served as one of our directors since the Asset Acquisition. Mr. Turner joined Apollo Private Equity in 2005, where he is a Senior Partner focused on the firm’s natural resource activities. From 1997 to 2005, Mr. Turner was employed by Goldman Sachs as a Managing Director in its

Industrial and Natural Resources investment banking group. From 2003 to 2005, Mr. Turner was head of Goldman Sachs’ Global Metals and Mining Group and managed the firm’s investment banking relationships with the major companies in the sector. He has a broad range of experience in both capital markets and merger and acquisition transactions. Prior to joining Goldman Sachs, Mr. Turner was employed at Lehman Brothers from 1992 to 1997, by Salomon Brothers from 1991 to 1992 and by RBC Dominion Securities from 1986 to 1989. Mr. Turner served on the boards of directors of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”) from 2007 to 2014 and Constellium Holdco N.V. from 2010 to 2014. Mr. Turner graduated from the University of Toronto with a Bachelor of Arts degree in Economics, and received his Master of Business Administration degree from the University of Western Ontario School of Business Administration.
Mr. Turner has considerable experience completing and managing private equity investments on behalf of Apollo. With over 20 years’ experience financing, analyzing and investing in public and private companies, many of which were in the metals and mining sectors, Mr. Turner also provides valuable insights to our Board of Directors. For these reasons, the Board believes Mr. Turner is qualified to serve as a director.
There are no family relationships between or among any of our director nominees or executive officers. The principal occupation and employment during the past five years of each of our director nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us.
There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.
Information about Executive Officers Who Are Not Also Directors
Set forth below are the biographies of each of our executive officers who are not also directors. As described in the Compensation Discussion and Analysis below, we have employment agreements with each of our executive officers, including our NEOs. The stock ownership with respect to each executive officer is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 81.
Jack K. Richardson, age 57, was appointed as our Chief Operating Officer in connection with the Asset Acquisition. Mr. Richardson was the Vice President of Murray Energy from September 2015 to March 2016. From June 2014 to August 2015, he served as the Chief Executive Officer of White Oak Resources, LLC. Mr. Richardson was employed by CONSOL Energy Inc. for over 30 years, with his most recent position being Vice President of Coal Operations. Mr. Richardson has worked in the mining sector for over 30 years and has experience in all basins east of the Mississippi River. Mr. Richardson graduated from Bluefield State College with a Bachelor of Science degree in Mining Engineering Technology and an Associate of Science degree in Business Management.
Dale W. Boyles, age 58, has been our Chief Financial Officer since January 1, 2017. From November to December 2016, he provided consulting services to Warrior Met Coal, LLC. Mr. Boyles was the Chief Financial Officer of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”), a primary aluminum and aluminum coil manufacturer, from November 2013 to November 2016. While in that role, he oversaw the voluntary reorganization under Chapter 11 of the Bankruptcy Code of Noranda in 2016. From 2006 to June 2012, Mr. Boyles served in several capacities for Hanesbrands, Inc. (NYSE listed under “HBI”), an apparel company, including Operating Chief Financial Officer from October 2011 to June 2012, Interim Chief Financial Officer from May 2011 to October 2011, and Vice President, Controller and Chief Accounting Officer from 2006 to May 2011. From 1997 to 2006, he served in various capacities for KPMG LLP, most recently as Audit Partner, Consumer & Industrial Markets. Mr. Boyles was Corporate Division Controller for Collins & Aikman Corporation from 1993 to 1996. Mr. Boyles graduated from the University of North Carolina — Charlotte with a Bachelor of Science degree in Accounting.
Kelli K. Gant, age 47, was appointed as our Chief Administrative Officer in connection with the Asset Acquisition and as our Secretary in January 2017. Ms. Gant was the VP — Human Resources at Walter Energy from August 2011 to March 2016 and the Director — Benefits at Walter Energy from December 2009 to July 2011. Before joining Walter Energy, she was the Senior Vice President and Corporate Benefits Director of Colonial Bank from December 2008 to November 2009, the President of

Pension & Benefit Trust Company from July 2007 to November 2008, and the Senior Vice President and Institutional Services Manager of Regions Morgan Keegan Trust from October 2000 to July 2007. Ms. Gant graduated from Auburn University at Montgomery with a Bachelor of Science degree in Human Resources Management, and received her Juris Doctor degree from Jones School of Law at Faulkner University.
Phillip C. Monroe, age 48, was appointed as our General Counsel effective March 5, 2018. Prior to joining the Company, Mr. Monroe served in various legal capacities at Alpha Natural Resources, including Senior Vice President and Deputy General Counsel from November 2016 to March 2018, Vice President and Assistant General Counsel — Litigation from November 2014 to November 2016, and Director and Assistant General Counsel — Litigation from June 2011 to October 2014. Mr. Monroe served as the Senior Corporate Counsel of Massey Energy Company from August 2006 to May 2011, and was a partner in the law firm of Campbell Woods, PLLC from August 1996 to July 2006. Mr. Monroe graduated from West Virginia University with a Bachelor of Science degree in Business Administration (Accounting), and received his Juris Doctor degree from West Virginia University College of Law.
Charles Lussier, age 44, was appointed as our Senior Vice President, Sales and Marketing effective March 1, 2019. Prior to joining the Company in March 2018 as Vice President, Sales and Marketing, Mr. Lussier was employed as the General Manager of Nitrogen and Latin America Strategy of the global explosives company, Dyno Nobel, from 2015 to 2018. Prior to joining Dyno Nobel, Mr. Lussier worked at Canadian Occidental Petroleum and its successors, Nexen, Nexen Quimica Brasil Ltda. and Canexus, from 1998 to 2015, where he held numerous management positions within Operations, Business Development and Sales and Marketing. During this time, Mr. Lussier spent over 11 years in Brazil working in different locations. Mr. Lussier graduated from the University of Sherbrooke in Quebec, Canada with a degree in Chemical Engineering, and received his Master of Business Administration degree from Athabasca University.
Brian M. Chopin, age 36, was appointed as our Chief Accounting Officer and Controller in connection with the Asset Acquisition. Mr. Chopin served as Chief Accounting Officer and Controller of Walter Energy from May 2015 to March 2016. On July 15, 2015, the Walter Energy Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code. Mr. Chopin was the Assistant Corporate Controller from January 2014 to May 2015 and the SEC Reporting Manager from July 2012 to January 2014, of Walter Energy. Before joining Walter Energy, Mr. Chopin was an Audit Manager at KPMG in its Assurance and Advisory Business Services practice from September 2006 to July 2012. Mr. Chopin graduated from the University of Mississippi with a Bachelor of Science degree in Accounting and a Master of Accounting degree with an emphasis in taxation.
Required Vote for Election and Recommendation of the Board of Directors
In order to be elected as a director, a director nominee must receive a plurality of the votes cast by the holders of shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the matter. A plurality of the votes cast means that the seven director nominees who receive the greatest number of votes cast “for” their election will be elected as directors. Under a plurality voting standard, abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of each of the seven nominees for director named above.
Our Board of Directors recommends that stockholders vote FOR the election of each of the seven nominees for director named above.

Proposal 2 — Advisory Vote on the Compensation of Our NEOs
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of  “say-on-pay” votes will occur no later than 2024.
As described in detail in the Compensation Discussion and Analysis, we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. As discussed in the Compensation Discussion and Analysis, the Compensation Committee intends to continue to place an emphasis on performance-based compensation, as evidenced by the performance-based cash bonus awards granted to the Company’s executive officers since 2016 and the performance-based restricted stock units granted to the Company’s executive officers beginning in 2018. We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers necessary for the current and long-term success of the Company.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and narrative disclosures.”
While this “say-on-pay” vote is non-binding and advisory, the Board of Directors and the Compensation Committee value the opinions of our stockholders and intend to consider the vote of the Company’s stockholders when considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.
Required Vote for Approval and Recommendation of the Board of Directors
The approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement, requires an affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. The outcome of this proposal is advisory in nature and is non-binding. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the approval, on an advisory basis, of the compensation of our NEOs.
Our Board of Directors recommends that stockholders vote FOR the compensation of our NEOs.

Proposal 3 — Amendment to the Company’s Certificate of Incorporation to Effect a
Three-Year Extension to the 382 Transfer Restriction Provisions
Background and Reasons for the Proposal
Article XIV of the Company’s Certificate of Incorporation entitled “Restrictions on the Transfer of Securities” contains certain restrictions on the transfer or other disposition of shares of Common Stock designed to preserve certain tax attributes arising from the Asset Acquisition described below, which we refer to as the “Existing 382 Transfer Restriction Provisions.” Under the current definition in Section 14.1(p)(iii), the Existing 382 Transfer Restriction Provisions are presently expected to expire on April 19, 2020, the third anniversary of the Company’s IPO.
After careful consideration, the Board believes it continues to be in our and our stockholders’ best interests to avoid imposition of limitations on the utilization of the Company’s NOLs as described in this proposal and to extend the duration of the Existing 382 Transfer Restriction Provisions for an additional three-year period. Specifically, the Board has proposed that the stockholders approve an amendment to the Company’s Certificate of Incorporation (the “382 Charter Amendment”) to amend the Existing 382 Transfer Restriction Provisions to extend the date on which the transfer restrictions will no longer be in effect (the “Sunset Date”). The 382 Charter Amendment leaves the Certificate of Incorporation and the Existing 382 Transfer Restriction Provisions unchanged in all respects, other than to extend the Sunset Date by three additional years, until April 19, 2023, which is the sixth anniversary of the closing date of the Company’s IPO.
We are asking stockholders to approve this proposal to extend the Sunset Date because we believe that the Existing 382 Transfer Restriction Provisions are an effective and efficient way to preserve the benefits of our NOLs for long-term stockholder value. The Board has adopted the 382 Charter Amendment, but the 382 Charter Amendment requires stockholder adoption to be implemented. The Board urges stockholders to carefully read the proposal, the items discussed below under the heading “Certain Considerations Related to the 382 Transfer Restriction Provisions” and the full terms of the 382 Charter Amendment and the Existing 382 Transfer Restriction Provisions contained in Article XIV of the Certificate of Incorporation. The Board believes that 382 Transfer Restriction Provisions will continue to serve as an important tool to help prevent an ownership change that could substantially reduce the significant long-term potential benefits of our NOLs. Accordingly, the Board recommends that stockholders adopt the 382 Charter Amendment in order to extend the Sunset Date.
In connection with the Asset Acquisition consummated on March 31, 2016, we acquired deferred tax assets primarily associated with NOLs attributable to Walter Energy’s write-off of its investment in Walter Energy Canada Holdings, Inc. A valuation allowance was established on our opening balance sheet at April 1, 2016, because it was likely that a portion of the acquired deferred tax assets would not be realized in the future. At December 31, 2017, we had a $312.5 million valuation allowance established against our deferred income tax assets, which represented a full valuation allowance against our net deferred income tax assets. For 2017, we recorded a pre-tax profit of  $416.5 million; however, we remained in a three-year cumulative loss position, had limited operating results as a new Company and, given the industry’s recent history of significant losses, concluded as of December 31, 2017 that another year of significant profitability was needed to support a release of valuation allowance.
During 2018, we continued our trend of sustained profitability, recording a pre-tax profit of $471.0 million for the year. During the fourth quarter of 2018, after considering all relevant factors, we concluded that our deferred income tax assets are more likely than not to be realized. In evaluating the likelihood of utilizing our deferred tax assets, the significant relevant factors that we considered are: (1) our recent history of profitability; (2) growth in the U.S. and global economies; (3) estimates of future HCC prices; (4) we moved from a three-year cumulative loss position to a cumulative income position for the first time since we established the full valuation allowance; and (5) future impact of taxable temporary differences. Based on this evaluation, at December 31, 2018, we released our valuation allowance against our net deferred income tax assets resulting in the $225.8 million benefit in our provision for income taxes.
As of December 31, 2018, we had federal NOLs of approximately $1.1 billion, which expire predominantly in 2034 through 2036, and state NOLs of approximately $1.2 billion, which expire predominantly in 2029 through 2031, for income tax purposes. These NOLs and our credit carryforwards collectively represent a deferred tax asset of approximately $298.2 million at December 31, 2018 (subject to adjustment on audit by the Internal Revenue Service (“IRS”) and state authorities).
A company’s ability to deduct its NOLs and utilize certain other available tax attributes can be substantially constrained under the general annual limitation rules of Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), if it undergoes an “ownership change” as defined in Section 382 of the Code or if similar provisions of state law apply. Under Section 382 of the Code, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of stock owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 and the regulations and guidance thereunder). We experienced an ownership change in connection with the Asset Acquisition and as such, the limitations under Section 382 of the Code would generally apply unless an exception to such rule applies. An exception to the limitation rules of Section 382 is applicable to certain companies under the jurisdiction of a bankruptcy court. Due to certain uncertainties as to whether such exception applies to us, we filed a request for a private letter ruling from the IRS on these points. On September 18, 2017, the IRS issued to us a private letter ruling, which favorably resolved these uncertainties. Based on such private letter ruling, we believe that there is no current limitation under Section 382 on the utilization of our NOLs to shield our income from federal taxation.
While we do not believe an ownership change has occurred since April 1, 2016, because the rules under Section 382 are highly complex and actions of our stockholders which are beyond our control or knowledge could impact whether an ownership change has occurred, we cannot give you any assurance that another Section 382 ownership change has not occurred or will not occur in the future. As a result of our qualifying for the aforementioned exception, were we to have undergone a subsequent ownership change prior to April 1, 2018, our NOLs would effectively have been reduced to zero. An ownership change after such date would severely limit our ability to utilize our NOLs and other tax attributes.
The Existing 382 Transfer Restriction Provisions are an important tool in reducing the likelihood that an “ownership change” will occur and, therefore, in protecting our ability to offset future taxable income. In particular, without the approval of the Board, no person or group of persons treated as a single entity under Treasury Regulation Section 1.382-3 will be permitted to acquire, whether directly, indirectly or constructively, and whether in one transaction or a series of related transactions, any of our Common Stock or any other instrument treated as stock for purposes of Section 382, to the extent that after giving effect to such purported acquisition (a) the purported acquirer, or any other person by reason of the purported acquirer’s acquisition, would become a Substantial Holder (as defined below), or (b) the percentage of ownership of our Common Stock by a person that, prior to giving effect to the purported acquisition, is already a Substantial Holder would be increased. A “Substantial Holder” is a person that owns (as determined for purposes of Section 382 of the Code) at least 4.99% of the total value of our Common Stock, including any instrument treated as stock for purposes of Section 382 of the Code. If the Board determines that a Prohibited Transfer (as defined in the Certificate of Incorporation) has occurred, such Prohibited Transfer shall, to the fullest extent permitted by law, be void ab initio and have no legal effect, and upon written demand by us, the Purported Transferee (as defined in the Certificate of Incorporation) shall disgorge or cause to be disgorged our securities, together with any dividends or distributions received, with respect to such securities. The purpose of the 382 Charter Amendment is to assist us in protecting long-term value to the Company of its accumulated NOLs by preserving the 382 Transfer Restriction Provisions.
Text of Proposed 382 Charter Amendment
If approved by the stockholders, we intend to file an amendment to our Certificate of Incorporation to amend the definition of the Restriction Release Date in Section 14.1(p) of Article XIV thereof, as follows:
“Restriction Release Date” means the earliest of  (i) any date after the Effective Date if the Board in good faith determines that it is in the best interests of the Corporation and its stockholders for the ownership and transfer limitations set forth in this Article XIV to expire, (ii) the beginning of a taxable year of the Corporation as of which no Tax Benefits are available or (iii) April 19, 2023.”
If our stockholders adopt the 382 Charter Amendment to extend the duration of the Existing 382 Transfer Restriction Provisions, the Company expects that the 382 Charter Amendment will be filed in

April 2020, prior to the expiration of the Existing 382 Transfer Restriction Provisions. However, notwithstanding stockholder approval, the Board has reserved the right to abandon the 382 Charter Amendment at any time prior to the effectiveness of the 382 Charter Amendment.
Description of 382 Transfer Restriction Provisions
The following description of the 382 Transfer Restriction Provisions is qualified in its entirety by reference to the full text of the 382 Charter Amendment, which can be found in Exhibit A-1. The 382 Charter Amendment should be read in connection with the Existing 382 Transfer Restriction Provisions, which can be found in Exhibit A-2. Please read the 382 Charter Amendment and the Existing 382 Transfer Restriction Provisions both in their entirety, as the discussion below is only a summary.
Prohibited Transfers.   The 382 Transfer Restriction Provisions generally restrict any direct or indirect transfer of our Common Stock if the effect would be to:
•
increase the direct or indirect ownership of the Common Stock by an Person or Persons (as defined below) from less than 4.99% to 4.99% or more of the Common Stock, subject to limited exceptions; or

•
increase the percentage of Common Stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our Common Stock, subject to limited exceptions.

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation §1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.
Transfers restricted by the 382 Transfer Restriction Provisions will continue to include sales to persons or a group of persons whose resulting percentage ownership (direct or indirect) of Common Stock would exceed the 4.99% threshold discussed above, or to persons whose direct or indirect ownership of Common Stock would by attribution cause another person to exceed such threshold. For purposes of determining the existence and identity of, and the amount of Common Stock owned by, any stockholder, we will be entitled to rely on the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date. The restrictions on transfer and ownership may result in the delay or refusal of certain requested transfers of Common Stock. As a result of these rules, the restrictions on transfer and ownership could result in prohibiting ownership (thus requiring dispositions) of Common Stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our Common Stock. The restrictions on transfer and ownership also apply to proscribe the creation or transfer of certain “options” (which is broadly defined by Section 382 of the Code) in respect of our Common Stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.
The restrictions on transfer and ownership contained in the 382 Transfer Restriction Provisions do not apply to an attempted transfer if the transferor or the transferee obtains prior written approval of the Board or a duly authorized committee of the Board.
Consequences of Prohibited Transfers.   Any direct or indirect transfer attempted in violation of the 382 Transfer Restriction Provisions would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of the Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the Common Stock owned in violation of the 382 Transfer Restriction Provisions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving the Common Stock in respect of their exercise. In this Proxy Statement, the Common Stock purportedly acquired in violation of the 382 Transfer Restriction Provisions is referred to as “excess securities.”
In addition to a prohibited transfer being void as of the date it is attempted, upon written demand by the Company, the purported transferee must transfer the excess securities to our agent along with any dividends or other distributions paid with respect to such excess securities. Our agent will continue to be required to sell such excess securities in an arm’s length transaction (or series of transactions) that would not constitute a violation under the 382 Transfer Restriction Provisions. The net proceeds of the sale, together with any other distributions with respect to such excess securities received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess securities on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess securities, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the transferee or the transferor fails to surrender the excess securities or the proceeds of a sale thereof to our agent within thirty (30) days from the date on which the Company makes a demand, then the Company shall use its best efforts to enforce the 382 Transfer Restriction Provisions, including the institution of legal proceedings to compel such surrender.
Waiver of Transfer Restrictions.   The Board will have the discretion to approve a transfer of Common Stock that would otherwise violate the 382 Transfer Restriction Provisions if it determines that the transfer is in our and our stockholders’ best interests. As a condition to granting its consent to such a transfer, the Board may, in its discretion, require and/or obtain (at the expense of the transferor and/or transferee) such representations and/or agreements from the transferor and/or transferee, such opinions of counsel to be rendered by nationally recognized counsel or otherwise approved by the Board (which for the avoidance of doubt may include the regular counsel for the transferor or transferee), and such other advice, in each case as to such matters as the Board may determine is appropriate. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs and other tax benefits.
Implementation of the 382 Charter Amendment and Expiration of the 382 Transfer Restriction Provisions
If our stockholders adopt the 382 Charter Amendment to extend the duration of the Existing 382 Transfer Restriction Provisions, we intend to file a Certificate of Amendment with the Secretary of State of the State of Delaware in April 2020, prior to the expiration of the Existing 382 Transfer Restriction Provisions, whereupon the 382 Charter Amendment will become immediately effective upon filing. However, notwithstanding stockholder approval, the Board has reserved the right to abandon the 382 Charter Amendment at any time prior to the effectiveness of the 382 Charter Amendment. If the 382 Charter Amendment has been filed and become effective, we intend thereafter to continue to enforce the restrictions in the 382 Transfer Restriction Provisions to preserve the future use of our NOLs and other tax benefits. We also intend to continue to include a legend reflecting the 382 Transfer Restriction Provisions on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding the Common Stock in uncertificated form and to disclose such restrictions to the public generally.
The 382 Transfer Restriction Provisions would expire on the earliest of  (i) any date after March 31, 2016 if the Board in good faith determines that it is in the best interests of the Company and its stockholders for the 382 Transfer Restriction Provisions to expire, (ii) the beginning of a taxable year of the Company as of which no Tax Benefits (as defined in the Certificate of Incorporation) are available or (iii) April 19, 2023.
Effectiveness and Enforceability
Although the 382 Transfer Restriction Provisions are intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur given that:
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The Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests.

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Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). However, a court could find that part or all of the 382 Transfer Restriction Provisions is not enforceable, either in general or as to a particular fact situation or class of stockholders.

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Despite the adoption of the 382 Transfer Restriction Provisions, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the 382 Charter Amendment is made effective.
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An ownership change could be caused or contributed to as a result of our own actions, such as issuing, repurchasing or redeeming shares of our Common Stock, which we remain free to do if our Board determines that it is in our or our stockholders’ best interests to do so.

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As discussed below under the section entitled “— Certain Considerations Relating to the 382 Charter Amendment and the 382 Transfer Restriction Provisions — Effect of the 382 Charter Amendment if you vote against it,” a court could find that the 382 Charter Amendment is unenforceable in general or as applied to a particular stockholder or fact situation.

As a result of these and other factors, the 382 Transfer Restriction Provisions serve to reduce, but do not eliminate, the risk that we will undergo an ownership change.
Section 382 Ownership Change Determinations
The rules of Section 382 are highly complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:
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Stockholders who each own less than 5% of the outstanding stock are generally (but not always) grouped together as separate “5-percent stockholders” (referred to as “public groups”) for purposes of Section 382. Transactions in the public markets among stockholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

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There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities. Ownership is often attributed to pooled investment vehicles, such as mutual funds and hedge funds, but also to investment vehicles which coordinate their investment activities.

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Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

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Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

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Our redemption or buyback of the Common Stock may increase the ownership of any Section 382 “5-percent stockholders” (including groups of stockholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5% (or more) change in ownership.

Certain Considerations Related to the 382 Charter Amendment and the 382 Transfer Restriction Provisions
The Board believes that attempting to preserve the tax benefits of our NOLs as described in this proposal is in our and our stockholders’ best interests; however, we cannot eliminate the possibility that an ownership change will occur even if this proposal is approved. Please consider the items discussed below in voting on Proposal 3.
Future Use and Amount of our NOLs and Other Tax Benefits Is Uncertain.
Our use of our NOLs and other tax benefits depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income or our NOLs or other tax benefits at such time will exceed any potential limitation under Section 382 of the Code.
Potential Challenge to our NOLs and Other Tax Benefits.
The amount of our NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of our NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of the provisions of Section 382 of the Code and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or another taxing authority will not claim that we experienced an ownership change and attempt to reduce the benefit of our NOLs and other tax benefits available to us at such time, even if the 382 Transfer Restriction Provisions are in place.
Continued Possibility of Ownership Change.
Although the 382 Transfer Restriction Provisions are intended to reduce the likelihood of an ownership change by, among other things, making certain transfers of our Common Stock void ab initio to the fullest extent permitted by law, we cannot assure you that they will be effective. The amount by which an ownership interest may change in the future could, for example, be affected by sales of our Common Stock by stockholders who are 5% shareholders (as defined under Section 382 of the Code) or by sales or purchases of stock or other interests in corporations, partnerships or other legal entities that own 5% or more of our Common Stock, over which we have no control. Additionally, it may be in our best interests, taking into account all relevant facts and circumstances at the time, to permit the acquisition of Common Stock in excess of the specified limitations or to issue a reasonable amount of equity in the future, all of which may increase the likelihood of an ownership change.
Potential Effects on Liquidity.
The 382 Transfer Restriction Provisions are expected to continue to deter persons or groups of persons from acquiring beneficial ownership of our Common Stock in excess of the specified limitations. A stockholder’s ability to dispose of our Common Stock may be limited if the 382 Transfer Restriction Provisions reduce the number of persons willing to acquire our Common Stock or the amount they are able to acquire. A stockholder may violate the restrictions on transfer and ownership set forth in the 382 Transfer Restriction Provisions upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our Common Stock and consult their own legal advisors and/or us to determine whether their ownership of the shares approaches the proscribed level.
Potential Impact on Value.
If the 382 Charter Amendment is approved, the Board intends to continue to include a legend conspicuously noting the restrictions on transfer and ownership included in the 382 Transfer Restriction Provisions on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our Common Stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 4.99% of our Common Stock and certain institutional holders who may not be comfortable holding our Common Stock with restrictive legends, may not be able or willing to purchase our Common Stock, the 382 Transfer Restriction Provisions could depress the value of our Common Stock in an amount that could more than offset any value preserved from protecting our NOLs and future tax benefits.
Anti-Takeover Effect.
The 382 Transfer Restriction Provisions may have an “anti-takeover effect” because they may deter a person or group of persons from acquiring beneficial ownership of 4.99% or more of our Common Stock and the ability of persons, entities or groups now owning more than 4.99% of our Common Stock from acquiring additional shares of our Common Stock without the approval of the Board. Accordingly, the overall effects of the 382 Transfer Restriction Provisions may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. Neither the 382 Charter Amendment nor the 382 Transfer Restriction Provisions are part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.
Effect of the 382 Charter Amendment if you vote for it and already own more than 4.99% of our Common Stock.
If you already own more than 4.99% of our Common Stock and you vote for the 382 Charter Amendment, you will remain subject to the 382 Transfer Restriction Provisions and would be able to transfer shares of our Common Stock only if the transfer does not increase the percentage of stock ownership of another holder of 4.99% or more of our Common Stock or create a new holder of 4.99% or more of our Common Stock. As a result you would not be able to sell your shares as a block to a single purchaser. You will remain able to transfer your shares of our Common Stock through open-market sales to multiple purchasers, as long as those purchasers are not a group for purposes of Section 382 of the Code. Shares acquired by any person or group in any such transaction will be subject to the 382 Transfer Restriction Provisions.
Effect of the 382 Charter Amendment if you vote for it and own less than 4.99% of our Common Stock.
The 382 Charter Amendment will apply to you, but, so long as you own less than 4.99% of our Common Stock you can transfer your shares to a purchaser who, after the sale, also would own less than 4.99% of our Common Stock.
Effect of the 382 Charter Amendment if you vote against it.
Under Delaware law, the proposed extension to the restrictions on transfer and ownership will, with respect to shares of our Common Stock issued prior to the effectiveness of such restrictions, be effective against (i) holders of the shares who voted in favor of this proposal and (ii) purported transferees of shares that were held by a holder who voted for this proposal if  (A) the restriction on transfer and ownership is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the restrictions on transfer and ownership (even absent such conspicuous notation). We intend to cause shares of our Common Stock issued after the effectiveness of the 382 Charter Amendment to be issued with such restrictions conspicuously noted on the certificate(s) representing such shares, and therefore, we expect that under Delaware law such newly issued shares will be subject to the restrictions described herein. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form pursuant to and in accordance with Delaware law. For the purpose of determining whether a stockholder is subject to the 382 Transfer Restriction Provisions after the effective date of the 382 Charter Amendment, we intend to take the position that all shares issued prior to the effectiveness of the 382 Charter Amendment that are proposed to be transferred are subject to the 382 Transfer Restriction Provisions, unless a stockholder establishes that it did not vote in favor of the 382 Charter Amendment. Nonetheless, a court could find that the 382 Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

Required Vote for Approval and Recommendation of the Board of Directors
The approval of the management proposal to amend the Company’s Certificate of Incorporation in order to effect a three-year extension to the 382 Transfer Restriction Provisions requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the matter. Abstentions and broker non-votes are considered in determining the number of votes necessary for approval of this proposal and are counted as votes “against” this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the approval of the management proposal to amend the Company’s Certificate of Incorporation in order to effect a three-year extension to the 382 Transfer Restriction Provisions.
Our Board of Directors recommends that stockholders vote FORthe management proposal to amend the Company’s Certificate of Incorporation in order to effect a three-year extension to the 382 Transfer Restriction Provisions.

Proposal 4 — Ratification of Appointment of Independent
Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2019. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the appointment is not ratified by an affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at this Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year. However, the outcome of this proposal is non-binding and advisory in nature.
One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Required Vote for Approval and Recommendation of the Board of Directors
The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 will be ratified if approved by the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for a beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
Our Board of Directors recommends that stockholders vote FOR the ratification of the appointment of the independent registered public accounting firm.

CORPORATE GOVERNANCE AND BOARD MATTERS
Governance Highlights
Our Board of Directors is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. This “Corporate Governance and Board Matters” section of this Proxy Statement describes our governance framework, which includes the following features:
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5 of 7 directors are independent under NYSE listing standards

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Lead independent director appointed

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Declassified Board with annual elections

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No poison pill in place

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Annual Board and committee evaluations

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Annual assessment of Board leadership structure

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Regular executive sessions of independent directors

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No supermajority standards — stockholders may amend our bylaws or charter by simple majority vote

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Mandatory retirement age for directors of 75, subject to exceptions granted by the Board of Directors

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Risk oversight by full Board and designated committees

Board of Directors
The Board of Directors has general oversight responsibility for the Company’s affairs and is guided in its duties and responsibilities pursuant to Delaware law, the Company’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and other Company policies, as well as applicable rules and regulations of the SEC, NYSE and other regulatory authorities. The members of the Board are elected by the stockholders and the Board to oversee the management and strategic objectives of the Company’s business to ensure that the long-term interests of the stockholders are being served.
Composition of the Board
Directors are chosen for their ability to contribute to the broad range of issues that come before the Board and its committees. Our Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to effectively satisfy its responsibilities to the stockholders. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.
Directors to be nominated by the Company for election at the annual stockholders’ meeting are approved by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third-party executive search firms and candidates recommended by stockholders and by management, as well as recommendations from its committee members and other members of the Board. The Nominating and Corporate Governance Committee considers various competencies when considering nominees for Board service, each taken into account at the point in time and to the extent to which a candidate would complement or satisfy a present need on the Board or its committees.
Our Nominating and Corporate Governance Committee considers the experience, qualifications, attributes and skills a prospective nominee offers, taking into account the extent to which the nominee would be a valuable addition to the Board or the Board’s committees. The Nominating and Corporate

Governance Committee considers various factors in its review, including an assessment of the prospective nominee’s independence, skills, professional accomplishments, experience and industry background, personal and professional integrity, diversity of opinion, relevant knowledge about the issues affecting the Company’s businesses and industry, and the prospective nominee’s ability to dedicate sufficient time to the performance of his or her duties on the Board. If the Nominating and Corporate Governance Committee decides to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board as appropriate, may interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to whether the Board should elect the new director or nominate the candidate for election by the stockholders.
Process for Stockholders to Recommend Director Nominees and Make Nominations
A stockholder who wishes to have the Nominating and Corporate Governance Committee consider a prospective director nominee should notify the Company’s Corporate Secretary in writing by delivering a notice that contains the information specified in Section 3.2 of the Company’s Bylaws relating to stockholder nominations, along with any supporting material the stockholder deems appropriate. The Corporate Secretary will promptly forward these materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including without limitation information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Corporate Governance Guidelines set forth factors that the Board and the Nominating and Corporate Governance Committee may consider in evaluating a director nominee, regardless of the nominating party. It is the Nominating and Corporate Governance Committee’s general policy to welcome and consider any and all recommendations. The Company’s Bylaws and Corporate Governance Guidelines can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).
Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. Section 3.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. The Company’s Bylaws can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link). To provide timely notice of a director nomination at an annual meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary by the deadline specified under “Deadline for Stockholder Proposals” on page 84. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 3.2 of the Bylaws with respect to the nominee for director and the nominating stockholder. The chairperson of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairperson determines that a nomination is defective, he or she will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link), set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, and director orientation and continuing education. Pursuant to the Corporate Governance Guidelines, the Board and each of its committees conduct annual evaluations of their performance, led by the Nominating and Corporate Governance Committee. The evaluation is intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate Governance Guidelines or the committee’s charter, as applicable. The self-evaluations also provide the Board and its committees with an opportunity to reflect upon and improve processes and effectiveness.

Also as required by the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee has established, and the Board has reviewed, short- and long-term succession plans for the CEO and other senior management positions, including in the event of unanticipated vacancies in those offices. Additionally, the Corporate Governance Guidelines establish a mandatory retirement age for non-employee directors of 75, subject to exceptions that may be granted by the Board. The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate.
Board Leadership Structure
The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.
The Board does not have a policy as to whether the role of Chairman of the Board and Chief Executive Officer should be separate or whether the Chairman should be a management or a non-management director. The Corporate Governance Guidelines provide that whether to have the same person occupy the offices of Chairman and Chief Executive Officer should be decided by the Board, from time to time, in its business judgment after considering relevant circumstances. Since the Asset Acquisition, the roles of the Chairman and the Company’s Chief Executive Officer have been held separately, but the Chairman is not an independent director. The Board believes that this leadership structure promotes strategy development and execution, and facilitates information flow between management and the Board. Mr. Williams serves as non-executive Chairman and Mr. Scheller serves as Chief Executive Officer. As the non-executive Chairman, Mr. Williams acts as the key liaison with the Chief Executive Officer, sets the agendas for Board meetings in consultation with the Lead Director (as defined below), presides over meetings of the Board and the stockholders, communicates the Board of Directors’ feedback to the Chief Executive Officer and communicates on behalf of the Board with various constituencies involved with the Company.
As Mr. Williams is not considered independent by the Board, as detailed below under “Director Independence,” the Board of Directors determined that it was in the best interests of the Company and its stockholders to elect an independent director to serve in a lead capacity (the “Lead Director”) to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. The Board elected J. Brett Harvey as the Lead Director on February 13, 2018, and adopted a Lead Director Charter in order to set forth the duties and responsibilities of the lead independent director of the Board, which can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link). The Lead Director Charter provides that the lead independent director of the Board will, among other duties, preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors, serve as a liaison between the Chairman and the non-management directors, and provide input to the Chairman regarding Board agendas and the schedule of meetings.
Director Independence
Our Corporate Governance Guidelines provide that a majority of the Board’s directors must be “independent” under applicable criteria established by the NYSE. Our Corporate Governance Guidelines also provide that the Board shall perform an annual review of the independence of each director and director nominee and make an affirmative determination as to each director’s independence. In making this affirmative determination, NYSE listing standards require that our Board consider whether each director has a “material relationship” with the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company). The Board has determined that each of Messrs. Harvey, Mills, Schumacher and Turner and Ms. Amicarella is an independent director under applicable NYSE criteria. Additionally, the Board previously determined that each of Michael Addeo, Keith Luh, Blaine MacDougald and Matthew R. Michelini, each of whom resigned from the Board during 2018, was an independent director under applicable NYSE criteria.
Each year, our directors complete a questionnaire that, among other things, elicits information to assist the Board, with the assistance of the Nominating and Corporate Governance Committee, in assessing whether the directors meet the applicable independence standards. Using these responses and other information, the Nominating and Corporate Governance Committee evaluates, with regard to each director, whether the director currently has or had any (1) employment or professional relationship that, in and of itself, would, pursuant to the NYSE’s general independence standards, require a conclusion that the director is not independent and/or (2) employment or professional relationship with any organization with which the Company has or had a relationship, where the organization made or received payments from the Company. If a director has or had a relationship with an organization which made or received payments from the Company, information regarding the amount of such payments is provided to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then determines whether the amount of any such payments requires, pursuant to the NYSE’s general independence standards or otherwise, a conclusion that the director is not independent. Furthermore, the Nominating and Corporate Governance Committee discusses any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the independence requirements, might impede a director’s independence and makes a recommendation to the Board regarding the director’s independence.
With respect to Messrs. Mills and Turner, each of whom is a partner with Apollo Private Equity, Mr. Addeo, a Vice President of GSO Capital Partners, and Mr. MacDougald, Managing Director and Co-Head of European Special Situations for KKR, the Board also considered the Company’s relationships with affiliates of such entities that are described under “Certain Relationships and Related Transactions — Related Person Transactions Entered into by the Company” in making its independence determinations. The Board determined that the relationships between the Company and such entities do not impair the independence of these directors under the NYSE’s general independence standards.
The applicable criteria established by the NYSE and the SEC generally require issuers to have an audit committee composed of at least three members, each of whom (i) satisfies the NYSE’s general independence standards, (ii) meets the heightened independence standards imposed by Rule 10A-3 under the Exchange Act and (iii) is financially literate as interpreted by the issuer’s board of directors. The Board has determined that each current member of the Audit Committee, as well as each of Mr. Luh and Mr. MacDougald, who served on the Audit Committee during 2018, satisfies these requirements. The Board also has determined that Mr. Schumacher is an “audit committee financial expert” in compliance with the criteria established by the SEC and NYSE, and that Mr. Schumacher’s simultaneous service on the audit committees of more than three public companies does not impair the ability of Mr. Schumacher to effectively serve on the Audit Committee. Mr. Michelini, who served on the Audit Committee during 2018 prior to the date that NYSE listing standards required that all members of the Audit Committee satisfy the heightened independence standards imposed by the Exchange Act, did not meet such standards.
Additionally, the Board has determined that each current member of the Compensation Committee and Nominating and Corporate Governance Committee, as well as each director who served on either of such committees during 2018, satisfies the NYSE’s general independence standards. In affirmatively determining the independence of each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, the source of such director’s compensation and whether such director is affiliated with the Company.

Board of Directors Meetings and Committees
Meeting Attendance
Under our Corporate Governance Guidelines, directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve, and directors are encouraged to attend the annual meetings of stockholders. Except for Mr. Michelini, who resigned from the Board effective May 10, 2018, none of the directors attended fewer than 75% of the aggregate of  (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committees in 2018.
The following table sets forth the current membership of each committee of the Board of Directors and the number of meetings that the Board and each committee held during 2018:
Director	Board	Audit	Compensation	Nominating and Corporate Governance	Environmental, Health and Safety
Stephen D. Williams	C				C
Ana B. Amicarella	•	•		•
J. Brett Harvey	Lead Independent	•	•		•
Trevor Mills	•			C	•
Walter J. Scheller, III (Chief Executive Officer)	•
Alan H. Schumacher	•	C	•
Gareth Turner	•		C	•
Number of 2018 Meetings	9	7	3	3	4
Standing Committees
The Board currently has four standing committees and, upon the recommendation of the Nominating and Corporate Governance Committee, appoints the members of those committees. The standing committees include (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Corporate Governance Committee and (4) the Environmental, Health and Safety Committee. From time to time, the Board may also add new committees or remove existing committees as it deems advisable in the fulfillment of its responsibilities.
Each of the standing committees of the Board is governed by a written charter, and each committee conducts an annual evaluation of its performance and its charter. The charter for each committee can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).
Audit Committee
The Audit Committee charter states that the Audit Committee shall consist of at least three members, all of whom are determined by the Board to meet the general and heightened independence requirements of the NYSE and the SEC. The charter also requires that all Audit Committee members must be financially literate, at least one member shall be an “audit committee financial expert” in compliance with the criteria established by the SEC and NYSE, and none of the members shall have participated in the preparation of the financial statements of the Company or any current subsidiary during the past three years. The primary duties of the Audit Committee are to:
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assist our Board in its oversight responsibilities regarding the integrity of our financial statements, the independent auditor’s qualifications, independence and performance, the performance of our internal audit function and our compliance with legal and regulatory requirements;

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discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the adequacy of the internal controls over financial reporting;

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discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles;

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select, oversee and, if appropriate, replace the Company’s independent auditor, considering qualifications, independence and performance; approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefor;

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establish policies for the Company’s hiring of employees or former employees of the independent auditor;

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review and discuss with management, the senior officer responsible for the design and implementation of the internal audit function, and the independent auditor the annual audit plan, budget, activities, organizational structure and qualifications of the persons performing the design and implementation of the internal audit function;

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in accordance with the Board’s Related Party Transactions Approval Policy, review and approve related party transactions, including any related person transactions in which the Company is a participant and for which disclosure would be required under Item 404(a) of Regulation S-K;

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establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

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discuss and review the Company’s policies and guidelines with respect to risk assessment and risk management, and discuss with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures.

The Audit Committee has adopted procedures in its Audit Committee Pre-Approval Policy for pre-approving auditing services, internal control-related services and permitted non-audit services provided by the Company’s independent auditor. The Committee may delegate this authority to one or more of its members, provided that such member or members report any pre-approval decisions to the Audit Committee at its next meeting.
Compensation Committee
The Compensation Committee charter states that the Compensation Committee shall consist of at least three members, all of whom are determined by the Board to meet the NYSE’s general independence requirements. In addition, at least two members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The primary duties of the Compensation Committee are to:
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in consultation with senior management, establish the Company’s general compensation philosophy and objectives;

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review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, and, based on this evaluation determine the CEO’s compensation level, including salary, bonus, incentive and equity compensation;

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review and approve all compensation for non-CEO executive officers;

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review, approve and administer incentive compensation and equity-based plans, which includes the ability to adopt, amend and terminate such plans;

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review and approve the following as they affect the CEO and non-CEO executive officers: (a) any employment agreements and severance arrangements; (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits for the CEO and non-CEO executive officers and individuals who formerly served as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment;

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review and discuss with management the disclosures made in the Compensation Discussion and Analysis and recommend to the Board whether the Compensation Discussion and Analysis and the Compensation Committee report should be included in the Company’s annual report and proxy statement;

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review and consider the results of the most recent stockholder advisory vote on executive compensation when determining compensation policies and making decisions on executive compensation; and

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review and make recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee charter states that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom are determined by the Board to meet the NYSE’s general independence requirements. The primary duties of the Nominating and Corporate Governance Committee are to:
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identify individuals qualified to become directors and recommend to the Board the director nominees for election by stockholders at each meeting of stockholders at which directors will be elected;

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develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and review and reassess the adequacy of such guidelines at least annually and recommend any proposed changes to the Board for approval;

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oversee the annual evaluations of the Board, each of the committees of the Board and the Company’s management;

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periodically review the criteria for the selection of new directors to serve on the Board and recommend any proposed changes to the Board for approval;

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periodically review and make recommendations to the Board regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees; and

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annually recommend to the Board the chairpersons and members of each of the Board’s committees.

Environmental, Health and Safety Committee
The Environmental, Health and Safety Committee charter states that the Environmental, Health and Safety Committee shall consist of at least three members, all of whom are environmentally knowledgeable and a majority of whom are determined by the Board to meet the NYSE’s general independence requirements. The primary duties of the Environmental, Health and Safety Committee are to:
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review periodically, and update as appropriate, the various policies and procedures of the Company regarding compliance with the various laws, regulations and rules pertaining to health, safety and the environment;

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monitor Company compliance with its policies and procedures concerning health, safety and the environment, including obtaining periodic reports from Company and subsidiary management, environmental counsel and health and safety personnel;

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review assessments of and discuss with management the Company’s material environmental, health and safety risks and the Company’s implementation of appropriate strategies to manage such risks, including internal and independent environmental, health and safety audits; and

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review and recommend approval of any environmental and safety disclosures required to be included in the Company’s filings with the SEC.

The Board’s Role in Risk Management
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for oversight of the Company’s risk management. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps management has taken to monitor and control those exposures. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board how its effectiveness can be improved by changes in its composition and organization. The Environmental, Health and Safety Committee reviews assessments of and discusses with management the Company’s material environmental, health and safety risks and the Company’s implementation of appropriate strategies to manage such risks, including internal and independent environmental, health and safety audits.
Code of Ethics
The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all of the Company’s officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions), directors and employees. The Audit Committee of the Board regularly reviews the Code of Conduct and recommends changes to the Board for approval. If the Audit Committee grants any waivers of the Code of Conduct to any of our directors or officers, we will, if required, disclose these matters in the “Investors” section of our website at www.warriormetcoal.com on a timely basis. The Code of Conduct can be found in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link).
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2018, directors who served on our Compensation Committee included Messrs. Turner, Addeo, Harvey and Schumacher. No member of our Compensation Committee during 2018 was an employee or officer or former employee or officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.
None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation Committee during 2018.
Communication with the Board
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties may contact an individual director, the entire Board, or a specified Board committee or group, including the independent directors as a group, by mailing such communication to:
Warrior Met Coal, Inc.
c/o Corporate Secretary
16243 Hwy 216
Brookwood, Alabama 35444
Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of communication. The Corporate Secretary will initially receive and process communications before forwarding them to the addressee. Stockholders and other interested parties may also email Dale W. Boyles, the Company’s Chief Financial Officer, at dale.boyles@warriormetcoal.com.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2018 executive compensation program and the compensation paid by us to the following named executive officers (or “NEOs”): Walter J. Scheller, III, Chief Executive Officer (“CEO”), Jack K. Richardson, Chief Operating Officer, Dale W. Boyles, Chief Financial Officer, Kelli K. Gant, Chief Administrative Officer and Secretary, Phillip C. Monroe, General Counsel, and Michael T. Madden, Chief Commercial Officer (whose employment with the Company was terminated effective June 30, 2018).
On April 12, 2017, we completed a corporate conversion pursuant to which Warrior Met Coal, LLC was converted into a Delaware corporation and renamed Warrior Met Coal, Inc. As part of the corporate conversion, holders of Class A, Class B Units (which included the Class B Units that had converted into Class A Units) and Class C Units of Warrior Met Coal, LLC received shares of our common stock for each unit held immediately prior to the corporate conversion using an approximate 13.9459-to-one conversion ratio. All awards of restricted Class C Units (“restricted units”) and phantom Class C Units (“phantom units”) issued pursuant to the 2016 Equity Plan (as defined below) were converted into awards in respect to our shares of common stock at the same ratio. The vesting and other terms of these awards generally remained the same. All equity awards granted since the corporate conversion have been made pursuant to the 2017 Equity Plan (as defined below).
Compensation in Context: Company Performance in 2018
We are a large-scale, low-cost U.S.-based producer and exporter of premium metallurgical coal, operating two highly productive underground mines in Alabama. We sell a premium met coal product to leading steel manufacturers in Europe and South America, and our strategy of achieving high realized prices relative to other U.S. met coal producers while maintaining a low-cost structure has driven strong financial performance.
2018 was an outstanding year for the Company, as reflected in our strong operational and financial performance. For the full year of 2018, the Company produced 7.0 million metric tons of coal and sold 6.9 million metric tons, both of which were record highs for the Company. The market for our high-quality premium met coal remained strong throughout 2018, reflecting resilience in global steel production, as well as the effects of met coal supply disruptions in Australia and supply-side reforms in China.
The following list highlights the Company’s key accomplishments during 2018:
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Through strong operational and financial performance, we were able to increase the Company’s guidance targets for 2018 and produced and sold record high volumes;

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We demonstrated an ongoing commitment to returning capital to our stockholders, including $361 million of special dividends and regular $0.05 per share quarterly dividends;

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We implemented a $40 million stock repurchase program and repurchased 1.6 million shares of the Company’s common stock, totaling $38 million;

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We received a Moody’s Corporate Family Rating upgrade and S&P upgrade based on strong financial performance;

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We amended our credit facility in order to increase available commitments to $125 million and extend the maturity date to October 2023; and

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We successfully completed three longwall operation moves during 2018.

As detailed in this Compensation Discussion and Analysis, our compensation program is designed to link executive pay with corporate and individual performance, and one of the ways we do this is to tie our annual cash incentive awards to the primary performance metrics that management uses to evaluate the Company’s performance:
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Safety rates:   Our dedication to safety is at the core of all of our overall operations as we work to further reduce workplace incidents by focusing on policy awareness and accident prevention. Our continued emphasis on enhancing our safety performance has resulted in zero fatal incidents and a total reportable incident rate of 3.21 for the year ended December 31, 2018, compared to our target goal of 3.25.

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Adjusted EBITDA:   Our management uses Adjusted EBITDA (as defined below under “Elements of 2018 Executive Compensation — Annual Cash Incentive Awards”) as a supplemental financial measure to assess our financial condition and operating performance. This measure does not comply with generally accepted accounting principles (“GAAP”) in the United States, and the GAAP measure most directly comparable to Adjusted EBITDA is net income. For the year ended December 31, 2018, we achieved Adjusted EBITDA of approximately $601.0 million, compared to our target goal of approximately $383.2 million.

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Capital expenditures:   Our mining operations require investments to maintain, expand, upgrade or enhance our operations and to comply with environmental regulations. In 2018, we continued a significant capital investment program to upgrade all key production equipment to further improve efficiency and reliability of our mining operations. This consisted of not only sustaining capital but also discretionary capital for projects that will increase efficiency, increase production and lower costs over time. Despite these increased expenditure levels, management remained focused on controlling this spending. For the year ended December 31, 2018, we achieved certain capital expenditures of approximately $101.6 million, compared to our target goal of $113.3 million.

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Metric tons of production:   In order to optimize the use of our assets and achieve high realized prices, we need to be able to increase annual production in response to favorable market conditions. In the year ended December 31, 2018, we produced approximately 7.0 million metric tons of met coal from Mine No. 4 and Mine No. 7, compared to our target goal of approximately 6.1 million metric tons.

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Cash cost of production per metric ton:   We believe Mine No. 4 and Mine No. 7 are two of the lowest cost met coal mines in North America. Our low-cost position is derived from our operations’ favorable geology, automated longwall mining methods and significant flexibility allowed under our workforce agreements. Maintaining and further improving our low-cost operating profile is an important goal for us. In the year ended December 31, 2018, we achieved a cash cost of production per metric ton that was approximately 11% better than our target goal.

As detailed below under “Elements of 2018 Executive Compensation — Annual Cash Incentive Awards — Actual 2018 Results,” the Company’s performance under these metrics resulted in a payout of the annual cash incentive awards at 184.15% of target.
In order to further align executives’ interests with those of the stockholders and motivate the behaviors that our Compensation Committee and Board of Directors believe will drive growth and value in our business, we changed the structure of the equity incentive awards granted to NEOs and key employees in 2018 by providing for a more stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs. The performance-based RSUs are earned on the basis of the Company’s performance in each of the three years beginning with the year of the date of grant, and as with the annual cash incentive awards, these long-term equity awards are tied to performance metrics that management uses to evaluate the Company’s performance:
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Longwall feet of advance:   This metric reflects management’s focus on operational efficiency. In the year ended December 31, 2018, we achieved longwall feet of advance that was approximately 13% greater than the target level.

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Continuous miner feet of advance:   This metric reflects management’s focus on operational efficiency. In the year ended December 31, 2018, we achieved continuous miner feet of advance that was approximately 6% less than the target level.

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Cash cost of production per metric ton:   As detailed above, this metric reflects management’s focus on our key business strategy of maintaining and further improving our low-cost operating profile. In the year ended December 31, 2018, we achieved a cash cost of production per metric ton that was approximately 7% better than our target goal.

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Total shareholder return:   We compare the Company’s total shareholder return to that of its peer group, which reflects that our executive compensation program should align management’s interests with those of our stockholders and incentivize performance relative to the Company’s peers. In the year ended December 31, 2018, we achieved total shareholder return of approximately 21.41%, compared to our peer group median of  -22.19%.

As detailed below under “Elements of 2018 Executive Compensation — Long-Term Equity Incentives — Actual 2018 Results,” the Company’s performance under these metrics resulted in a payout of the performance-based RSUs eligible to be earned for 2018 at 91.95% of target.
Compensation Philosophy and Objectives
Our overriding objective is to achieve and sustain significant increases in shareholder value. Our executive compensation program has been designed to support this objective with a clear link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. We structure our compensation plans to provide target compensation levels and opportunities that are competitive with the median target opportunities for comparable positions among the companies that comprise our peer group. We continue to refine our peer group to be reflective of similar businesses of comparable size, as well as businesses that are representative of the market place for talent in which we compete. This approach is also aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success. A significant portion of our executives’ compensation is “performance-based” in the form of both short- and long-term incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.
Executive Compensation Program Objectives and Principles
Our primary compensation objectives are to:
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Attract, motivate and retain top executive and managerial talent,

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Reward our executives for the achievement of our annual and long-term performance goals,

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Drive future short- and long-term performance,

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Discourage excessive risk-taking, and

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Align managements’ interests with those of the stockholders.

While the individual compensation elements may differ, the design of the executive compensation program is generally based on the same objectives as the overall compensation program provided to all of our employees. The Compensation Committee has established the following principles, which are meant to effect these compensation objectives and guide the design and administration of specific plans, agreements and arrangements for our executives:
Principle	Description
Compensation Should Be Performance-Based	The Compensation Committee believes that a significant portion of our executives’ total compensation should be tied to how well the Company performs relative to applicable financial, strategic, operational and safety objectives and how well they perform individually. To accomplish this, the Compensation Committee uses a variety of targeted, performance-based compensation vehicles in our executive compensation program that are specifically designed to incorporate performance criteria that promote our annual operating plan and long-term business strategy, build long-term stockholder value and discourage excessive risk-taking.
As the Compensation Committee believes that there should be a strong correlation between executive compensation and Company performance, in years when our performance exceeds objectives established for the relevant performance period, executives should be paid more than 100% of the established target award. Conversely, when performance does not meet the established objectives, incentive award payments should be less than 100% of the established target level or eliminated altogether if actual results are below the threshold performance levels.
Compensation Should Reinforce Our Business Objectives and Values	Our objective is to increase stockholder value through our continued focus on asset optimization and cost management to drive profitability and cash flow generation. Our key strategies to achieve this objective include: maximizing profitable production; maintaining and improving our low-cost operating cost profile; broadening our marketing reach; maintaining a strong correlation between realized coal prices and the Platts Index; and capitalizing on opportunities for technological innovation to continue to reduce our impact on the environment. The Compensation Committee considers these strategies, as well as the Company’s risk tolerance, when identifying the appropriate incentive measures and setting the goals and objectives applicable to our NEOs.
Performance-Based Compensation Should Be Benchmarked	The Compensation Committee believes that the use of internal performance metrics alone would yield an incomplete picture of Company performance. Accordingly, the performance-based element of our executive compensation program also emphasizes and evaluates the Company’s performance relative to similarly situated organizations on the basis of industry focus, scope of operations and size. This evaluation serves as a means to assess, on a comparative basis, how well we deliver results that build long-term shareholder value which, in turn, allows us to better establish the performance expectations of the executives leading the Company.
The Majority of Our Executives’ Compensation Should Be Variable and “At Risk”	The Compensation Committee inherently believes that pay and performance should be directly linked. In support of this objective, we seek to ensure that our incentive compensation programs are consistent with, and supportive of, our short- and long-term strategic, financial, operational and safety goals by making a significant portion of each NEO’s total compensation variable and “at risk,” with payouts dependent on the successful achievement of our articulated performance goals, which are set annually by the Compensation Committee.

Snapshot: How Compensation is Delivered to Our NEOs
The total direct compensation opportunities of our NEOs for 2018 are comprised of the following elements:
	Core Compensation Element	Underlying Principle	Description
Fixed Compensation	Base Salary	To provide a competitive level of fixed compensation that serves to attract and retain high-caliber talent and is predicated on responsibility, skills and experience.	Base salaries are generally reviewed annually and may be modified on the basis of merit, promotion, internal equity considerations and/or market adjustments.
Variable Compensation	Annual (Cash) Incentive Award	To reward achievement of corporate and individual NEO goals and contributions to the Company.
Annual incentive awards are based on objective performance metrics, but also allow the Compensation Committee to apply discretion (both negative and positive, up to appropriate, applicable limits) in considering quantitative and qualitative performance. Annual incentive awards are delivered to our NEOs in cash.

	Long-Term (Equity) Incentive Award	To promote the recruitment and retention of our NEOs, to reward performance that drives stockholder value creation and to align the interests of our management team with those of our stockholders.	Long-term incentive awards are delivered to our NEOs in a combination of time-vested and performance-vested restricted stock units (“RSUs”).
Shareholder Advisory Votes on Executive Compensation
Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we were not required to seek an advisory “say-on-pay” vote of our stockholders on the compensation of our NEOs until this year. Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee intends to consider the outcome of the vote as part of its executive compensation planning process.
As required by SEC rules, we also provided our stockholders with an opportunity to vote, on an advisory basis, on the frequency of future say-on-pay votes at the 2018 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders voted overwhelmingly to recommend that future say-on-pay votes be held annually. Our Board adopted that recommendation and, accordingly, we intend for our stockholders to have an annual opportunity to vote to approve, on an advisory basis, the compensation of our NEOs. Pursuant to SEC rules, the next advisory vote on the frequency of future say-on-pay votes will be held no later than the Company’s 2024 Annual Meeting of Stockholders.
Role of the Compensation Committee
Our Compensation Committee, which currently consists of three members of the Board, all of whom qualify as independent under NYSE listing standards, reports regularly to the Board and annually evaluates its own performance. It meets periodically during the year, generally in conjunction with regular meetings of the Board. The primary goal of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities related to setting, monitoring and implementing a compensation philosophy and strategy designed to enhance profitability and fundamental value for the Company. It also reviews and approves the salary and other compensation of the CEO and our other executive officers, as well as the compensation and benefits of our non-employee directors on an annual basis. The Compensation Committee determines incentive compensation targets and awards under various compensation plans and makes grants of restricted stock units and other awards under our stock incentive plans.
Our Compensation Committee has the authority to engage the services of outside advisors. In June 2017, the Compensation Committee retained Lyons, Benenson & Company Inc. (“Lyons, Benenson”), an independent compensation consulting firm, to provide market and peer group data, to examine pay and performance matters, and to assist the Compensation Committee in developing compensation programs and making compensation decisions applicable to the Company’s executive officers and non-employee directors. In determining the compensation of the executive officers other than the CEO, the Compensation Committee takes into account current compensation levels and, since June 2017, peer group benchmarking, and also considers the recommendations of the CEO, which are based primarily on Company and individual performance as well as competitive market data. The Committee does not use a formula to weight these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. After the end of the performance period to which a particular incentive award relates, the Compensation Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance.
Role of Management
Our Compensation Committee determines the compensation of the CEO without management input, but may be assisted in this determination by Lyons, Benenson. In making determinations regarding the compensation for the Company’s non-CEO executive officers, the Compensation Committee may request input from the CEO, other members of the Board and its key committees, and Lyons, Benenson. The CEO recommends compensation, including the compensation provisions of employment and/or severance agreements for those who have them, for the NEOs other than himself, and for all others whose compensation falls under the purview of the Compensation Committee. The Compensation Committee also performs its own assessment of the individual performance of each executive officer. In making these recommendations, the CEO evaluates the performance of each executive, and considers (i) each executive’s current responsibilities and his or her ability to assume increasing responsibilities, (ii) the executive’s compensation opportunity in relation to other executive officers of the Company, (iii) publicly available information regarding the competitive marketplace for talent and (iv) since June 2017, information provided to the Compensation Committee and the Company by Lyons, Benenson. Executive officers, including the CEO, are neither consulted about their respective compensation nor are they present for the discussions or decisions regarding their own compensation. The Compensation Committee is assisted in the administration of its decisions by the Company’s principal administrative and human resources executive officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company’s executive officers.
Role of the Compensation Consultant
During 2017 and 2018, Lyons, Benenson advised the Compensation Committee regarding annual and long-term incentive plan design, assisted the Committee in determining the compensation peer group, which is described in more detail below, and advised the Committee on competitive compensation practices, comparative market data and the appropriate mix of compensation elements, which the Committee considered in determining the appropriate levels of compensation for each NEO for 2018.
The Compensation Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis. Other than the advice provided to the Compensation Committee on executive compensation, on director compensation described under “Director Compensation” below, and on certain corporate governance matters related to compensation, neither Lyons, Benenson nor any of its affiliates provided additional services to the Company or any of its affiliates in 2018.

Consultant Conflict of Interest Assessment: As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of Lyons, Benenson did not raise any conflict of interest in 2018. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act.
Discouraging Excessive Risk-Taking
The Compensation Committee annually reviews the design of our executive compensation program, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, the Compensation Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. The Compensation Committee may also consider recommendations from the Audit Committee regarding risks and risk mitigation. Key factors in mitigating any risks associated with the Company’s compensation programs and practices are outlined below:
Balanced Weighting of Performance Metrics in Incentive Compensation Programs	The Company’s annual cash and equity incentive compensation plans use a balanced weighting of multiple performance measures and metrics to determine incentive payouts to our executives and managers. This discourages excessive risk taking by eliminating any inducement to over-emphasize one goal to the detriment of others.
Maximum Compensation Limits	All of our incentive plans provide for maximum payout limits or “caps.”
Stock Retention Requirements For Executives	The Company believes that retention requirements serve to align the interests of management with those of stockholders by requiring executives to hold a meaningful equity position in the Company which, in turn, aligns the executives’ interests with those of the stockholders and, thereby, supports the Company’s objective of building long-term stockholder value. Furthermore, the Company believes that ownership of equity mitigates the risk of executive actions that could potentially damage or destroy equity value.
Policies Regarding Trading in Company Stock	We maintain policies and procedures for transactions in the Company’s securities that are designed to ensure compliance with all insider trading rules. The Company’s policies and procedures also prohibit certain employees, officers and directors from engaging in certain forms of hedging and short-term speculative trading of the Company’s securities, including without limitation short sales and put and call options involving the Company’s securities. We also prohibit certain employees, officers and directors from pledging the Company’s securities as collateral for loans and holding the Company’s securities in a margin account.
Recoupment Policies	The Board adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant if the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision.

Peer Group and Benchmarking
Lyons, Benenson provides the Compensation Committee with market information and assists the Compensation Committee in understanding the competitive market for the Company’s executive positions. The composition of the peer group is reviewed annually to ensure that each company is appropriate. This determination is based on a variety of characteristics, including whether a company is a direct industry peer, is of similar size (as measured by revenue, assets, market capitalization and enterprise value), scope and/or complexity, and whether it is a competitor with the Company for executive and managerial talent. At the direction of the Compensation Committee, the peer group was developed with a particular focus on companies with mining or mining-related businesses that are of similar size, in terms of revenue and market capitalization, to the Company.
We generally seek to provide our executives and managers with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking is not always reliable and may be subject to significant variation from one year to the next, particularly in a commodity-driven industry. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs, and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.
In connection with determining the 2018 compensation arrangements of our NEOs, our Compensation Committee, in consultation with Lyons, Benenson, developed and used a peer group composed of the companies listed below, which we believe is representative of the marketplace within which the Company competes in terms of products, services and executive and managerial talent. The median revenues and market cap of this peer group are $1.287 billion and $1.696 billion, respectively, for the companies’ most recently reported fiscal year at the time the peer group was constructed:
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AK Steel Holding Corporation

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Alliance Holdings GP, L.P.

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Arch Coal, Inc.

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Cliffs Natural Resources Inc.

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Cloud Peak Energy Inc.

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CONSOL Energy Inc.

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Contura Energy, Inc.

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Foresight Energy LP

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Peabody Energy Corporation

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Ramaco Resources, Inc.

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SunCoke Energy, Inc.

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Westmoreland Coal Company

In connection with determining our compensation arrangements for 2019, we removed Westmoreland Coal Company from the peer group because it filed for bankruptcy in October 2018 and added Olympic Steel, Inc. and Worthington Industries, Inc., as recommend by Lyons, Benenson, as these companies operate in the steel industry and their businesses are similarly situated to ours.

2018 Total Compensation Mix
The type and amount of compensation for each NEO is determined after considering a variety of factors, including the executive’s position and level of responsibility within our organization, comparative market data and other external market-based factors. The Compensation Committee uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace. For the 2018 fiscal year, approximately 75% of our CEO’s total compensation and between 64% and 67% of each of our other NEO’s total compensation in 2018 was variable and at risk. The Compensation Committee employs a framework to assess our performance on an absolute basis relative to our goals and objectives, which goals are designed to support our Board-approved business and financial plans and measure our progress against strategic initiatives. The pay mix, which includes the base salaries, target bonus opportunities and the grant date fair value of our long-term incentive grants (with the performance-based RSUs valued at target level) for the CEO and other NEOs is displayed below:

Elements of 2018 Executive Compensation
The compensation of our NEOs consists of base salaries, annual cash incentive awards, equity awards and employee benefits, as described below. Our NEOs are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to their employment agreements and the various award agreements under the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”) and the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below under “Potential Payments Upon a Termination of Employment or a Change in Control.”
Base Salaries
Base salaries for our NEOs are determined based on each NEO’s responsibilities and his or her experience and contributions to our business, and each NEO’s employment agreement provides for a minimum base salary. This fixed compensation provides a level of income security that is not subject to financial or operational performance risk. Annual salary reviews of the Company’s executive officers, including the NEOs, generally occur in the beginning of the year at the time of the first regular meeting of the Compensation Committee, with any adjustments taking effect on March 1st. When reviewing a potential salary increase, our Compensation Committee considers the performance of the Company and the NEO during the prior year, the NEO’s current base salary and his or her total cash compensation opportunity relative to other executive officers, both within the Company and the peer group (as described above), recommendations of the CEO and the NEO’s skills and experience.
On January 29, 2018, the Compensation Committee approved an increase in Mr. Scheller’s base salary from $618,000 to $650,000, an increase of approximately 5.2%; an increase in Mr. Richardson’s base salary from $355,000 to $425,000, an increase of approximately 19.8%; an increase in Mr. Boyles’ base salary from $350,000 to $400,000, an increase of approximately 14.3%; and an increase in Ms. Gant’s base salary from $241,500 to $300,000, an increase of approximately 24.2%, with such increases becoming effective March 1, 2018. Mr. Madden’s salary remained at $329,600. In approving salary increases for NEOs in 2018, the Compensation Committee took into consideration their extensive experience and deep knowledge of our industry, as well as their valuable contributions to the Company over the prior year. Mr. Monroe began employment with the Company on March 5, 2018 and his initial base salary of  $290,000 was set forth in his employment agreement. Actual salaries earned by our NEOs in 2018 are reflected in the Salary column of the “Summary Compensation Table” on page 53.
Annual Cash Incentive Awards
Annual incentive compensation provides executive officers, including our NEOs, and other key employees the opportunity to earn cash upon the achievement of pre-established, measurable financial, operational and safety objectives for a fiscal year. Our Compensation Committee believes that annual cash incentive awards motivate and provide focus on the achievement of short-term financial, strategic and operational performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Annual incentive compensation was awarded to certain of our executives, including our NEOs, under the Company’s 2018 annual incentive program (the “2018 Annual Incentive Program”).
The target and maximum amounts of any annual cash incentive award that can be earned by an individual, including our NEOs, are expressed as a percentage of the individual’s base salary in effect. Target and maximum award levels under the 2018 Annual Incentive Program are set forth in the table below:
Name	Target Award (as a % of Base Salary)(1)	Maximum Award (as a % of Base Salary)
Walter J. Scheller, III	100%	200%
Jack K. Richardson	100%	200%
Dale W. Boyles	100%	200%
Kelli K. Gant	75%	150%
Phillip C. Monroe	75%	150%
Michael T. Madden	75%	150%

(1)
When the annual cash incentive awards are calculated following the performance period, however, the target award used for each NEO is the amount of the actual salary that he or she earned during the year. This allows the Company to take into account any changes in the NEO’s compensation throughout the year when calculating the individual’s annual bonus.

In 2018, the Compensation Committee approved the 2018 Annual Incentive Program financial, operational and safety measures and related performance goals for the Company, which were based on the Company’s budget developed in late 2017. Actual payouts under the 2018 Annual Incentive Program were based on (1) Adjusted EBITDA, which is defined as net income (loss) before net interest expense, income tax expense (benefit), depreciation and depletion, transaction and other costs, non-cash stock compensation expense, non-cash asset retirement obligation accretion and valuation adjustment, (2) certain capital expenditures, (3) metric tons of production, (4) cash cost of production per metric ton and (5) safety rates. The Compensation Committee chose to base the 2018 Annual Incentive Program on these performance measures for the reasons discussed above under “Compensation in Context: Company Performance in 2018.”
Under the 2018 Annual Incentive Program, the Compensation Committee established specific performance objectives for the Company, as well as threshold, target and maximum payout levels predicated on actual achievement, in accordance with the funding formulas set forth below. Under these formulas, failure to meet the minimum performance threshold corresponding to a specified performance measure would have resulted in the participant not receiving any portion of the payout award related to such performance measure. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution. The weightings of the performance measures for the NEOs participating in the 2018 Annual Incentive Program and the threshold, target and maximum levels for such performance measures were as follows:
Performance Measures(1)	Percentage of Target Award Opportunity	Annual Bonus Program Goals(2)
		Threshold	Target	Maximum
Financial Measures
Adjusted EBITDA	20%	$355,594.1	$383,161.1	$434,835.9
Capital Expenditures	20%	$119,261.0	$113,298.0	$107,334.9
Operational Measures
Metric Tons of Production	20%	5,899.2	6,108.6	6,501.9
Cash Cost of Production per Metric Ton	20%	(3)	(3)	(3)
Safety Measure – Reportable Rates	20%	5.29	3.25	3.07
Total	100%	50%	100%	200%

(1)
Payouts related to performance between threshold and target and between target and maximum were subject to straight-line interpolation.

(2)
Dollar amounts and metric tons of production are presented in thousands.

(3)
The performance goal for the cash cost of production per metric ton operational measure was based on the combined weighted average of each mine’s cost of production per metric ton. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 104% of target and the maximum level was set at 94% of target.

Actual 2018 Results
In February 2019, the Compensation Committee reviewed the Company’s actual results for 2018 with respect to achievement of the performance goals. The Company achieved approximately $601.0 million of Adjusted EBITDA in 2018, resulting in the maximum payout of the bonus attributable to this goal; the Company achieved $101.6 million of certain capital expenditures in 2018, resulting in the maximum payout of the bonus attributable to this goal; the Company produced approximately 7.0 million metric tons of met coal from Mine No. 4 and Mine No. 7 in 2018, resulting in the maximum payout of the bonus attributable to this goal; the Company reduced its cash cost of production per metric ton in 2018 by approximately 11% below the target level, resulting in the maximum payout of the bonus attributable to this goal; and the Company achieved a reportable incident rate of 3.21 in 2018, resulting in a payout of approximately 121% of the bonus attributable to this goal.
Actual results as a percentage of achievement were as follows for each performance measure:
Performance Measures	Percentage Weighting of Target Award	Percentage Weighting Based on Actual Achievement
Financial Measures
Adjusted EBITDA	20%	40%
Capital Expenditures	20%	40%
Operational Measures
Metric Tons of Production	20%	40%
Cash Cost of Production per Metric Ton	20%	40%
Safety Measure – Reportable Rates	20%	24.15%
Total	100%	184.15%
As a result of the Company’s performance against the foregoing performance goals, the Compensation Committee approved the following 2018 payout amounts for the NEOs under the Annual Incentive Program:
Name(1)	Target Payout as a % of Base Salary	Threshold Award ($)	Target Award ($)	Maximum Award ($)	Actual Award ($)
Walter J. Scheller, III	100%	321,739	643,477	1,286,954	1,184,963
Jack K. Richardson	100%	205,366	410,731	821,462	756,361
Dale W. Boyles	100%	194,904	389,808	779,616	717,831
Kelli K. Gant	75%	108,029	216,057	432,114	397,869
Phillip C. Monroe	75%	85,746	171,491	342,982	315,801
Michael T. Madden	75%	69,645	139,289	278,578	256,501

(1)
Mr. Madden forfeited his annual incentive award for 2018 upon the termination of his employment. However, the Compensation Committee elected to award Mr. Madden the annual incentive award for 2018 that he would have been eligible to receive had he remained an employee of the Company through December 31, 2018 pursuant to discretion granted to the Compensation Committee under Mr. Madden’s Consulting Agreement. See “Consulting Agreement with Mr. Madden” beginning on page 58 for a complete discussion of this arrangement.

Long-Term Equity Incentives
Equity Grants Generally
In order to align the long-term interests of the NEOs with those of the Company and its stockholders, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. Long-term equity-based incentive compensation provides an opportunity for executive officers, including our NEOs, and other key employees to increase their ownership interest in the Company, thereby aligning our executives’ interests with those of our stockholders. All equity awards subsequent to the IPO have been granted under the 2017 Equity Plan. See “Equity Compensation Plans — 2017 Equity Plan” beginning on page 64 for a description of our 2017 Equity Plan. The purpose of the 2017 Equity Plan is to provide equity as a component of executive compensation to ensure external competitiveness of total compensation, to motivate our NEOs and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive’s employment terminates before the award vests. The Compensation Committee intends to grant annual and long-term equity incentive awards at a fixed time each year, generally during the first fiscal quarter of the year. The Compensation Committee also may approve equity incentive awards for individuals at the time of commencement of employment, promotion or other change in responsibilities.
2018 Equity Grants
The structure of equity incentive awards granted to NEOs and key employees was changed in 2018 to provide for a more stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs. The total equity incentive award granted to each NEO for 2018 was based on an economic value derived from a multiple of the recipient’s base salary, based on his or her level of employment (CEO or executive). The recipient’s level of employment also determined the percentage of the equity award that is subject to time-based vesting and the percentage that is subject to performance-based vesting. In determining the multiple of the recipient’s base salary that was granted in equity and the percentage of the equity award that is subject to time-based and performance-based vesting for the 2018 equity awards, the Compensation Committee considered the recommendations of our CEO, individual and Company performance during 2017, the size of equity awards granted to executive officers serving in comparable positions at our peer companies, and market and other factors.
Based upon these considerations, the Compensation Committee approved a grant of equity incentive awards to the NEOs on March 5, 2018. After determining the targeted dollar amount of compensation to be paid through equity grants (as set forth in the table below), (i) the number of time-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant and (ii) the target number of performance-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant.
Based upon the formulas described above, the Compensation Committee approved 2018 grants of time-based RSUs and performance-based RSUs to the NEOs as follows:
Name	Total Amount of Equity Grant (and % of base salary)	Dollar Amount of Time-Based RSUs (and % of total equity grant)	Number of Time-Based RSUs	Dollar Amount of Performance-Based RSUs (and % of total equity grant)	Target Number of Performance- Based RSUs
Walter J. Scheller, III	$1,300,000 (200%)	$260,000 (20%)	8,491	$1,040,000 (80%)	33,965
Jack K. Richardson	$425,000 (100%)	$106,250 (25%)	3,470	$318,750 (75%)	10,410
Dale W. Boyles	$400,000 (100%)	$100,000 (25%)	3,266	$300,000 (75%)	9,798
Kelli K. Gant	$300,000 (100%)	$75,000 (25%)	2,449	$225,000 (75%)	7,348
Phillip C. Monroe	$290,000 (100%)	$72,500 (25%)	2,368	$217,500 (75%)	7,103
Michael T. Madden	$329,600 (100%)	$82,400 (25%)	2,691	$247,200 (75%)	8,073
2018 Time-Based RSUs
The time-based RSUs granted to our NEOs in 2018 vest ratably on each of the first three anniversaries of the grant date, subject to the NEO continuing to be employed on the applicable vesting date, and settle through the delivery of one share of common stock for each vested RSU.
2018 Performance-Based RSUs
The performance-based RSUs settle through the delivery of a number of shares of common stock equal to 0% to 100% of the target number of RSUs, and the NEOs are eligible to earn one-third of the target number of RSUs based upon the Company’s performance in each of 2018, 2019 and 2020. The performance metrics utilized for these awards are (i) the operational metrics of longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and (ii) total shareholder return, and each of the four metrics is weighted 25%. The Compensation Committee chose to base the performance-based RSUs on these performance measures for the reasons discussed above under “Compensation in Context: Company Performance in 2018.”
The Company’s performance in each year of the three-year period against the budgeted annual amounts for longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and the Company’s total shareholder return compared to its peer group will be measured following each year, and the earned shares, if any, will be paid out thereafter. To the extent achievement levels of the various performance metrics fall between threshold and target for any year, payouts for such year shall be interpolated on a straight-line basis. The Compensation Committee retains the right to use its discretion in adjusting the payouts under our performance-based RSU awards for unexpected events that impact the Company’s financial results and achievement of the performance measures, and will disclose the reasons for and calculations of any such adjustments.
In 2018, the Compensation Committee established the specific performance goals for the Company applicable to the performance-based RSUs that the NEOs were eligible to earn in 2018, as well as threshold and target payout levels predicated on actual achievement, in accordance with the funding formulas set forth below. Under these formulas, failure to meet the minimum performance threshold corresponding to a specified performance measure would have resulted in the participant not receiving any portion of the performance-based RSUs related to such performance measure. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution. The weightings of the performance measures applicable to the performance-based RSUs that the NEOs were eligible to earn in 2018 and the threshold and target levels for such performance measures were as follows:
Performance Measures(1)	Percentage of Target Award Opportunity	Performance-Based RSU Goals for 2018
		Threshold	Target
Operational Measures
Longwall Feet of Advance	25%	(2)	(2)
Continuous Miner Feet of Advance	25%	(3)	(3)
Cash Cost of Production per Metric Ton	25%	(4)	(4)
Financial Measure – Total Shareholder Return	25%	80% of peer group median	Peer group median
Total	100%	50%	100%

(1)
Payouts related to performance between threshold and target were subject to straight-line interpolation.

(2)
The performance goal for the longwall feet of advance operational measure was based on the combined weighted average of each mine’s longwall feet of advance. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 90% of target.

(3)
The performance goal for the continuous miner feet of advance operational measure was based on the combined weighted average of each mine’s continuous miner feet of advance. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 80% of target.

(4)
The performance goal for the cash cost of production per metric ton operational measure was based on the combined weighted average of each mine’s cost of production per metric ton. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 104% of target.

Actual 2018 Results
In February 2019, the Compensation Committee reviewed the Company’s actual results for 2018 with respect to achievement of the performance goals. The Company achieved longwall feet of advance in 2018 approximately 13% greater than the target level, resulting in the maximum issuance of performance-based RSUs attributable to this goal; the Company achieved continuous miner feet of advance in 2018 approximately 6% less than the target level, resulting in the issuance of approximately 68% of the performance-based RSUs attributable to this goal; the Company reduced its cash cost of production per metric ton in 2018 by approximately 7% below the target level, resulting in the maximum issuance of performance-based RSUs attributable to this goal; and the Company achieved total shareholder return of approximately 21.41%, compared to our peer group median of  -22.19%, resulting in the maximum issuance of performance-based RSUs attributable to this goal.
As detailed below under “Elements of 2018 Executive Compensation — Long-Term Equity Incentives — Actual 2018 Results,” the Company’s performance under these metrics resulted in a payout of the performance-based RSUs eligible to be earned for 2018 at 91.95% of target.
Actual results as a percentage of achievement were as follows for each performance measure:
Performance Measures	Percentage Weighting of Target Award	Percentage Weighting Based on Actual Achievement
Operational Measures
Longwall Feet of Advance	25%	25%
Continuous Miner Feet of Advance	25%	16.95%
Cash Cost of Production per Metric Ton	25%	25%
Financial Measure – Total Shareholder Return	25%	25%
Total	100%	91.95%
As a result of the Company’s performance against the foregoing performance goals applicable to the performance-based RSUs granted in 2018, the Compensation Committee approved the issuance of the following number of shares to the NEOs for 2018 on February 8, 2019:
Name(1)	Threshold Number of Performance-Based RSUs for 2018	Target Number of Performance-Based RSUs for 2018	Actual Number of Performance-Based RSUs Earned	Market Value of RSUs on Issuance Date ($)(2)
Walter J. Scheller, III	5,661	11,322	10,410	281,903
Jack K. Richardson	1,735	3,470	3,191	86,412
Dale W. Boyles	1,633	3,266	3,003	81,321
Kelli K. Gant	1,225	2,449	2,252	60,984
Phillip C. Monroe	1,184	2,368	2,176	58,926

(1)
Mr. Madden forfeited his equity incentive award for 2018 upon the termination of his employment.

(2)
The market value is based on the closing price of our common stock on the NYSE on February 8, 2019, the date of issuance, multiplied by the number of shares issued pursuant to the earned performance-based RSUs.

Pre-IPO Equity Awards1
Prior to the IPO, we entered into restricted unit award agreements with each of our NEOs under which we granted three tranches of restricted units to our NEOs under the 2016 Equity Plan (the “Pre-IPO Grants”). In connection with the corporate conversion, the restricted units were converted into restricted shares. The terms of such awards are as follows:

1
For purposes of this discussion of pre-IPO equity awards and modifications thereto, the term “NEOs” excludes Mr. Monroe, as he did not receive pre-IPO equity awards.

•
Vesting.   Subject to the participant’s continued service on the relevant vesting date, the Pre-IPO Grants vest as follows:

(i)
Tranche A Restricted Shares:   One-third (1/3) of the Pre-IPO Grants vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon an IPO occurring and at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, causing the Tranche A Restricted Shares that would have vested prior to such date, based on the date of grant, to vest. The remaining unvested Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant.

(ii)
Tranche B Restricted Shares:   One-third (1/3) of the Pre-IPO Grants vested at such time as the Investors realized an internal rate of return equal to at least 30% and a return on investment in the Company equal to at least 3.5x, in each case, based on the cash proceeds received by the Investors, which contingency was satisfied on November 2, 2017 as described below under “Modifications to Pre-IPO Award Agreements.”

(iii)
Tranche C Restricted Shares:   One-third (1/3) of the Pre-IPO Grants vested at such time as the Investors realized an internal rate of return equal to at least 37.5% and a return on investment in the Company equal to at least 4.5x, in each case, based on the cash proceeds received by the Investors, which contingency was satisfied on November 2, 2017 as described below under “Modifications to Pre-IPO Award Agreements.”

In the event of the termination of the participant’s continuous service for any reason, the participant will forfeit any unvested Tranche A Restricted Shares held as of the date of such termination without consideration. In the event of a “Change in Control” (as defined in the 2016 Equity Plan), any unvested Tranche A Restricted Shares held by the participant shall vest as of the date of such transaction.
•
Rights as a Stockholder.   The participant is the record owner of the unvested restricted shares, and, as such, is entitled to all rights of a stockholder, provided that the voting rights with respect to unvested restricted shares will be exercised by our Compensation Committee and the participant has executed an irrevocable voting proxy in favor of our Compensation Committee, and (other than with respect to the “March 2017 Special Distribution,” as defined below, or as otherwise described below) any dividends or distributions payable with respect to unvested restricted shares shall be subject to the same vesting criteria of the underlying restricted awards and shall be paid to the participant at such time as the restricted shares vest.

Modifications to Pre-IPO Award Agreements
On March 31, 2017, the Board declared a dividend of  $3.56 per share on outstanding shares of common stock of the Company (the “March 2017 Special Distribution”). However, with respect to all three tranches of the restricted shares granted under the Pre-IPO Grants, such distribution was held back in trust pending vesting of the underlying restricted shares. On June 1, 2017, the Compensation Committee approved a modification to the award agreements for the Pre-IPO Grants, waiving certain conditions to the payout of the March 2017 Special Distribution with respect to the restricted shares. Fifty percent (50%) of the funds that were held in trust with respect to the March 2017 Special Distribution were released, and the remaining 50% would not be released until the restricted shares vested in accordance with the vesting terms described above.
In addition, the NEOs were permitted to elect to receive the portion of the March 2017 Special Distribution released from trust as described above with respect to their then unvested restricted shares (i) 100% in cash; (ii) 50% in cash and 50% in RSUs; or (iii) 100% in RSUs. Each of our NEOs elected to receive his or her amount 100% in RSUs, except for Mr. Boyles who elected to receive the released portion of the March 2017 Special Distribution in cash. The number of RSUs was determined based on the closing price of the Company’s common stock on May 17, 2017 of  $17.05 per share. Therefore, on June 1, 2017, each of our NEOs received the number of RSUs set forth below (the “Distribution Grants”). Each of the Distribution Grants was made on June 1, 2017, pursuant to the terms of an award agreement under the

2017 Equity Plan. Such RSUs were fully vested on June 1, 2017 and will be settled in shares of common stock on a one-for-one basis on the earliest of  (i) one-third (1/3) on each of the first three (3) anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the grantee’s separation from service with the Company or its affiliates; or (iv) death of the grantee.
Name	Number of RSUs Received in Distribution Grant
Walter J. Scheller, III	24,515
Jack K. Richardson	12,258
Dale W. Boyles	—
Kelli K. Gant	7,263
Michael T. Madden	7,263
On November 2, 2017, the Board declared a dividend of  $11.21 per share on outstanding shares of common stock of the Company (the “November 2017 Special Distribution”). With respect to both the Tranche B Restricted Shares and the Tranche C Restricted Shares granted to the NEOs in the Pre-IPO Grants, the internal rate of return and the return on investment are calculated based on the cash proceeds received by the Investors. Both the Tranche B Restricted Shares and the Tranche C Restricted Shares vested in full in connection with the November Special Dividend, resulting in the restrictions lapsing with respect to the following number of shares of common stock for each of our NEOs on November 2, 2017 (after the Company’s satisfaction of its tax withholding requirements): Mr. Scheller — 96,526 shares, Mr. Richardson — 50,991 shares, Mr. Boyles — 22,796 shares, Ms. Gant — 32,436 shares, and Mr. Madden — 32,436. The NEOs received the November 2017 Special Distribution with respect to the vested Tranche B Restricted Shares and Tranche C Restricted Shares, but such distribution was held back in trust with respect to the Tranche A Restricted Shares.
On April 3, 2018, the Board declared a dividend of  $6.53 per share on outstanding shares of common stock of the Company (the “April 2018 Special Distribution”), which was held back in trust with respect to the Tranche A Restricted Shares. The vesting of the Tranche A Restricted Shares was contingent upon an IPO occurring and at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, resulting in the restrictions lapsing with respect to the following number of shares of common stock for each of our NEOs on May 10, 2018 (after the Company’s satisfaction of its tax withholding requirements), which shares would have vested prior to such date: Mr. Scheller — 17,460 shares, Mr. Richardson — 10,819 shares, Mr. Boyles — 2,216 shares, Ms. Gant — 6,566 shares, and Mr. Madden — 6,566. The remaining unvested Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant. The funds held in trust with respect to the November 2017 Special Distribution and the April 2018 Special Distribution are being released as such shares vest in accordance with the vesting terms described above.
Benefits and Perquisites
The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the NEOs. Every salaried employee is provided life insurance and accidental death coverage up to two times his or her base salary, subject to plan limits, at no charge to the employee. For an additional charge, the employee may obtain coverage of up to five times the employee’s base salary. The Company provides long-term disability coverage up to $10,000 per month for a limited period of time depending on the circumstances.
Our NEOs also may participate on the same basis as all other eligible employees in the Warrior Met Coal, Inc. Salaried 401(k) Plan, a tax-qualified 401(k) savings plan (the “401(k) Plan”). The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. During 2018, the Company made a matching employer contribution in an amount equal to 100% of the first 5% of each plan participant’s elective deferrals, also subject to annual limits set by the Internal Revenue Service. All contributions to the 401(k) Plan are in the form of cash. Participants are immediately fully vested in the

Company’s contributions and their own contributions to the 401(k) Plan. Amounts contributed by the Company in the 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability or retirement. All of our NEOs participated in the 401(k) Plan in 2018. The Company’s contributions to the 401(k) Plan in respect of 2018 can be found in the All Other Compensation column of the “Summary Compensation Table” on page 53 and in footnote 6 to such table.
The Company provides limited perquisites to the NEOs that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the NEOs. It is the Company’s general policy and practice not to reimburse executives for income taxes related to executive perquisites. Perquisites provided to the NEOs in 2018 are as set forth in the All Other Compensation column of the “Summary Compensation Table” on page 53 and in footnote 6 to such table.
Employment Agreements
The Company has entered into an employment agreement with each of the NEOs to help ensure the retention of those individuals critical to the future success of the Company. Each of these employment agreements was negotiated and entered into with the NEO at the respective time of hire. The employment agreements provide for a minimum base salary, subject to annual increases as the Compensation Committee determines to be appropriate, the opportunity to receive an annual bonus with a target amount equal to a percentage of base salary, and the right to participate in all retirement, compensation and employee benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other executives of the Company.
The employment agreements contain provisions for severance payments and benefits upon various termination events as an inducement to recruitment or retention, as applicable. The Company believes that the severance payments and benefits payable under the applicable agreements are consistent with industry practice. In addition, the employment agreements provide for severance payments and benefits upon various termination events occurring in connection with a change in control. The Company believes that such payments and benefits allow the executive officers to evaluate a potential transaction impartially without regard to self-interest. The change in control severance provisions contain a double trigger, such that an executive officer is not eligible for a severance payment unless the individual’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable employment agreement) within twelve (12) months following a change in control. The agreements do not provide the executive officers with rights to Code Section 280G gross-up payments and require the executive officers to comply with non-competition, non-disclosure and non-solicitation provisions in order to receive the severance payments. See “Employment Agreements” and “Consulting Agreement with Mr. Madden” beginning on page 58 for a complete discussion of the arrangements with the NEOs.
2019 Compensation Actions2
Base Salaries
At a meeting of the Compensation Committee held on February 8, 2019, the Compensation Committee established 2019 base salaries for the NEOs. The 2019 base salaries for the NEOs were increased by between 3.1% and 8.3%. See “Elements of 2018 Executive Compensation — Base Salaries” for a discussion of the various factors that the Compensation Committee considers when evaluating and establishing base salaries.
Annual Cash Incentive Awards
The Compensation Committee also approved the Company’s Annual Incentive Program for 2019 at its meeting held on February 8, 2019, including establishing the performance objectives that will determine the payouts under such program. All of the participants in the 2019 Annual Incentive Program, including the

2
For purposes of this discussion of 2019 compensation actions, the term “NEOs” excludes Mr. Madden, as his employment with the Company terminated effective June 30, 2018.

NEOs, are eligible to receive annual cash bonuses based on the achievement of financial, operational and safety goals for 2019. With respect to the NEOs, the Compensation Committee chose to continue to utilize the financial measures of Adjusted EBITDA and certain capital expenditures, the operational measures of metric tons of production and cash cost of production per metric ton, and the reportable incident rate. The Compensation Committee chose to base the 2019 Annual Incentive Program on these performance measures for the reasons described above under “Elements of 2018 Executive Compensation — Annual Cash Incentive Awards.”
The weightings of the performance measures for the NEOs were again set at 20% each for the five performance measures. Potential award payouts under the 2019 Annual Incentive Program will range from zero for below threshold performance to 50% of the target award for threshold performance, to 100% of the target award for performance at target, to 200% of the target award for maximum performance. Payouts related to performance between threshold and target and between target and maximum are subject to straight-line interpolation. Failure to meet the minimum performance threshold corresponding to a specified performance measure would result in the participant not receiving any portion of the payout award related to such performance measure.
The maximum total bonus award as a percentage of base salary that each NEO can receive in 2019 is 200% for each of Mr. Scheller, Mr. Richardson and Mr. Boyles and 150% for each of Ms. Gant and Mr. Monroe. The Compensation Committee retains the right to use its discretion in adjusting the payouts under our 2019 Annual Incentive Program for unexpected events that impact the Company’s financial results and achievement of the various performance measures. The Company will disclose the reasons for and calculations of any such adjustments.
Equity Incentive Awards
The structure of equity incentive awards granted to NEOs and key employees was changed in 2018 to provide for a more stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs, and the Compensation Committee chose to continue this practice in 2019. The performance-based RSUs are based on the Company’s performance in each of 2019, 2020 and 2021 and the time-based RSUs vest ratably on each of the first three anniversaries of the date of grant. The total equity incentive award granted to each NEO for 2019 was based on an economic value derived from a multiple of the recipient’s base salary, based on his or her level of employment (CEO or executive). At its meeting on February 8, 2019, the Compensation Committee, in order to further incentivize performance, increased Mr. Scheller’s targeted dollar amount of compensation to be paid through equity grants from 200% of base salary to 400%, increased Mr. Richardson’s targeted dollar amount of compensation to be paid through equity grants from 100% of base salary to 225%, increased Mr. Boyles’s targeted dollar amount of compensation to be paid through equity grants from 100% of base salary to 200%, and increased Ms. Gant’s targeted dollar amount of compensation to be paid through equity grants from 100% of base salary to 125%. Mr. Monroe’s targeted dollar amount of compensation to be paid through equity grants remained at 100% of base salary.
The recipient’s level of employment also determined the percentage of the equity award that is subject to time-based vesting and the percentage that is subject to performance-based vesting. In determining the multiple of the recipient’s base salary that was granted in equity and the percentage of the equity award that is subject to time-based and performance-based vesting for the 2019 equity awards, the Compensation Committee considered the recommendations of our CEO, individual and Company performance during 2018, the size of equity awards granted to executive officers serving in comparable positions at our peer companies, and market and other factors.
Based upon these considerations, the Compensation Committee approved equity incentive awards to the NEOs on February 8, 2019. After determining the targeted dollar amount of compensation to be paid through equity grants (as set forth in the table below), (i) the number of time-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant and (ii) the target number of performance-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant.

Based upon the formulas described above, the Compensation Committee approved 2019 grants of time-based RSUs and performance-based RSUs to the NEOs as follows:
Name	Total Amount of Equity Grant (and % of base salary)	Dollar Amount of Time-Based RSUs (and % of total equity grant)	Number of Time-Based RSUs	Dollar Amount of Performance-Based RSUs (and % of total equity grant)	Target Number of Performance- Based RSUs
Walter J. Scheller, III	$2,680,000 (400%)	$536,000 (20%)	19,793	$2,144,000 (80%)	79,173
Jack K. Richardson	$990,000 (225%)	$247,500 (25%)	9,140	$742,500 (75%)	27,419
Dale W. Boyles	$830,000 (200%)	$207,500 (25%)	7,662	$622,500 (75%)	22,987
Kelli K. Gant	$406,250 (125%)	$101,563 (25%)	3,750	$304,688 (75%)	11,251
Phillip C. Monroe	$300,000 (100%)	$75,000 (25%)	2,770	$225,000 (75%)	8,309
The time-based RSUs granted to our NEOs in 2019 vest ratably on each of the first three anniversaries of the grant date, subject to the NEO continuing to be employed on the applicable vesting date, and settle through the delivery of one share of common stock for each vested RSU.
The performance-based RSUs settle through the delivery of a number of shares of common stock equal to 0% to 100% of the target number of RSUs, and the NEOs are eligible to earn one-third of the target number of RSUs based upon the Company’s performance in each of 2019, 2020 and 2021. With respect to the NEOs, the Compensation Committee chose to continue to utilize (i) the operational metrics of longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and (ii) total shareholder return. The Compensation Committee chose to utilize these performance measures for the 2019 grant of performance-based RSUs for the reasons described above under “Elements of 2018 Executive Compensation — Long-Term Equity Incentives — 2018 Equity Grants.” The Company’s performance in each year of the three-year period against the annual budgeted amounts for longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and the Company’s total shareholder return compared to its peer group will be measured following each year, and the earned shares, if any, will be paid out thereafter. Each of the four performance metrics is weighted 25%. To the extent achievement levels of the various performance metrics fall between threshold and target for any year, payouts for such year shall be interpolated on a straight-line basis. Failure to meet the minimum performance threshold corresponding to a specified performance measure would result in the participant not receiving any portion of the payout award related to such performance measure. The Compensation Committee retains the right to use its discretion in adjusting the payouts under our 2019 performance-based RSU awards for unexpected events that impact the Company’s financial results and achievement of the performance measures, and will disclose the reasons for and calculations of any such adjustments.
At its meeting on February 8, 2019, the Compensation Committee also approved a one-time retention grant of performance-based RSUs to Mr. Richardson, to be settled in shares of common stock or cash at Mr. Richardson’s election, based on individual performance goals. Mr. Richardson’s performance against these goals will be measured over the performance period of January 1, 2019 through December 31, 2021; however, the Compensation Committee has the discretion to shorten the performance period if Mr. Richarson achieves the goals prior to December 31, 2021.
Compensation Recoupment Policies
The Board of Directors has adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant of the Company in certain circumstances. If any of the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where the Company has been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), the Company may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to such individual with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision.
Prohibition on Pledging and Hedging of Company Stock
The Board of Directors has adopted a Supplemental Policy Concerning Trading in Company Securities by Certain Designated Persons that prohibits directors, officers and other employees from engaging in hedging transactions, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds, involving our securities that are designed to hedge or offset a decrease in market value of the Company’s securities. Holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan without an exception granted by the Company’s Compliance Officer is also prohibited. None of our directors or officers has pledged the Company’s securities as collateral for a loan.
Tax and Accounting Matters
Tax Deductibility of Executive Compensation.   Section 162(m) of the Code limits the tax deductibility of compensation in excess of  $1 million paid to certain of the Company’s officers whose compensation is required to be disclosed to our shareholders under the Exchange Act. However, an exemption exists for newly public companies pursuant to which the $1 million deduction limit does not apply to compensation paid under a plan that existed while the company was private during a “transition period” that expires upon the earliest of: (i) the expiration of the plan, (ii) a material modification of the plan, (iii) the issuance of all the stock or other compensation reserved under the plan, and (iv) the first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which the IPO occurs. Under this exception, awards of restricted stock granted prior to or during the transition period will not be subject to the deduction limit, even if the compensation recognized upon the vesting of restricted stock is recognized after the end of the transition period. Awards of RSUs or phantom stock arrangements granted prior to or during the transition period are not subject to the deduction limit only if such awards are settled or paid during the transition period.
Prior to the enactment of the 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), an exception to the $1 million deduction limit existed for qualified performance-based compensation. The Tax Act repealed this exception for performance-based compensation. As a result, except to the extent provided under the post-IPO transition period described above, all compensation in excess of  $1 million paid to the specified executives is not deductible for fiscal years beginning after December 31, 2017. While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.
Accounting for Stock-Based Compensation.   The Company accounts for stock-based payments, including under its 2016 Equity Plan and 2017 Equity Plan, in accordance with the requirements of the FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation.
Section 409A of the Internal Revenue Code (“Section 409A”).   The Company designs, awards and implements its compensation arrangements to be exempt from or fully comply with Section 409A and accompanying regulations.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Gareth Turner, Chairman
J. Brett Harvey
Alan H. Schumacher

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation earned by each of the Company’s NEOs for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016.
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Walter J. Scheller, III(7) Chief Executive Officer	2018	643,477	—	596,824	—	1,184,963	—	817,283	3,242,547
	2017	614,539	—	1,125,738	—	1,097,013	—	724,999	3,562,289
	2016	634,231	—	1,225,463	—	480,000	—	46,916	2,386,610
Jack K. Richardson Chief Operating Officer	2018	410,731	—	209,484	—	756,361	—	414,442	1,791,018
	2017	353,848	—	562,902	—	631,654	—	372,798	1,921,202
	2016	242,656	75,000	612,768	—	280,000	—	92,550	1,302,974
Dale W. Boyles(8) Chief Financial Officer	2018	389,808	—	197,169	—	717,831	—	111,815	1,416,623
	2017	336,539	555,000	804,208	—	600,755	—	133,630	2,430,132
Kelli K. Gant(9) Chief Administrative Officer and Secretary	2018	288,076	—	147,846	—	397,869	—	259,997	1,093,788
	2017	239,289	—	333,552	—	320,366	—	231,035	1,124,242
Phillip C. Monroe(10) General Counsel	2018	228,655	—	142,956	—	315,801	—	114,522	801,934
Michael T. Madden(11) Chief Commercial Officer	2018	185,719	—	162,455	—	256,501	—	745,611	1,350,286
	2017	327,755	—	333,552	—	438,807	—	234,125	1,334,239
	2016	328,380	35,000	363,100	—	192,000	—	38,952	957,432

(1)
Our NEOs include (a) each person who served as the principal executive officer or the principal financial officer during 2018, (b) the three most highly compensated other executive officers serving as executive officers on December 31, 2018 and (c) an additional individual for whom disclosure would have been provided pursuant to clause (b) but for the fact that the individual was not serving as an executive officer on December 31, 2018. Compensation is reflected for each of the last three years in which each individual was a NEO.

(2)
Mr. Monroe’s 2018 base salary was pro-rated based on his start date with the Company on March 5, 2018. Mr. Richardson’s 2016 base salary was pro-rated based on his start date with Warrior Met Coal, LLC on March 21, 2016. Messrs. Scheller, Richardson and Madden received total base salaries of $634,231, $242,656 and $328,380, respectively, in 2016, including $429,231 from the Company following the Asset Acquisition and $205,000 from the Company prior to the Asset Acquisition for Mr. Scheller, $232,500 from the Company following the Asset Acquisition and $10,156 from the Company prior to the Asset Acquisition for Mr. Richardson, and $228,923 from the Company following the Asset Acquisition and $99,457 from the Company prior to the Asset Acquisition for Mr. Madden.

(3)
For 2017, the amounts reported include (i) a discretionary bonus of  $500,000 paid to Mr. Boyles on July 7, 2017 generally in connection with the IPO of the Company pursuant to the terms of his employment agreement and (ii) a signing bonus of  $55,000 paid to Mr. Boyles in January 2017, also pursuant to the terms of his employment agreement. For 2016, the amounts reported include discretionary cash bonuses of  $75,000 and $35,000 paid to Messrs. Richardson and Madden, respectively, on August 8, 2016 under a bonus plan to incentivize performance within the first 100 days following the Asset Acquisition.

(4)
For 2018, the amounts in this column represent the grant date fair values of the time-based RSUs and performance-based RSUs granted to each of the NEOs, as computed in accordance with FASB ASC Topic 718, rather than the amount paid to or realized by the NEO. The grant date fair value of the performance-based RSUs granted in 2018 (and eligible to be earned for the 2018 performance period) is based upon the probable outcome of the performance conditions as of the grant date (calculated by multiplying the target number of performance-based RSUs by $29.75, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). The maximum value of the performance-based RSUs granted in 2018 is $336,820 for Mr. Scheller, $103,233 for Mr. Richardson, $97,164 for Mr. Boyles, $72,868 for Ms. Gant, $70,438 for Mr. Monroe, and $80,057 for Mr. Madden. There can be no assurance that the grant date fair value of these awards will ever be realized.

The amounts in this column represent (i) for 2017, (A) the grant date fair value of the Pre-IPO Grant to Mr. Boyles on January 1, 2017 and (B) the incremental fair values of the Pre-IPO Grants due to the modification in 2017 of the award agreements with respect to such grants in connection with the March 2017 Special Distribution and (ii) for 2016, the grant date fair values of the Pre-IPO Grants, all as computed in accordance with FASB ASC Topic 718 and reflecting our conversion from a Delaware limited liability company to a Delaware corporation on April 12, 2017. The grant date fair value of the Distribution Grants to the NEOs made on June 1, 2017 was zero. The value of the entire March 2017 Special Distribution, including the Distribution Grants, is reflected in the incremental fair values described above.
Assumptions used in the calculation of these amounts are set forth in Note 15 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
(5)
These amounts reflect cash incentive awards earned by our NEOs under the 2018 Annual Incentive Program, the 2017 Annual Incentive Program and the 2016 Annual Incentive Program. The awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” The amounts earned by our NEOs under the 2016 Annual Incentive Program were previously reported in the Bonus column. Employees who separate from the Company prior to the date of payment under these plans generally do not qualify for any awards. For a description of the annual cash incentive awards, see “Elements of 2018 Executive Compensation — Annual Cash Incentive Awards” beginning on page 40.

(6)
All Other Compensation for 2018 for each NEO includes the following:

Name	Insurance Costs ($)(a)	Company Contributions to 401(k) Plan ($)	Severance and Consulting Payments ($)(b)	Dividends on Stock Awards ($)(c)	Perquisites ($)(d)	Total ($)
Walter J. Scheller, III	22,201	13,750	—	766,767	14,565	817,283
Jack K. Richardson	15,928	13,750	—	383,413	1,351	414,442
Dale W. Boyles	21,267	13,750	—	62,003	14,795	111,815
Kelli K. Gant	3,822	13,750	—	227,170	15,255	259,997
Phillip C. Monroe	16,973	9,952	—	—	87,597	114,522
Michael T. Madden	10,645	13,750	406,600	314,028	588	745,611

(a)
Represents life, death, disability, health and/or long-term disability insurance premiums paid by the Company.

(b)
Represents (i) severance payments paid and/or accrued to Mr. Madden pursuant to the terms of the Employment Agreement between Mr. Madden and the Company and (ii) consulting income paid to Mr. Madden pursuant to the terms of the Consulting Agreement between Mr. Madden and the Company. See “Employment Agreements” beginning on page 55 and “Consulting Agreement with Mr. Madden” beginning on page 58 for a complete discussion of these arrangements.

(c)
Represents amounts paid pursuant to regular quarterly dividends and the April 2018 Special Distribution on then unvested Tranche A Restricted Shares and vested but unsettled RSUs, as applicable, which were not reflected in the grant date fair value of such awards at the time of grant and which were released to such individuals in 2018. See “Elements of 2018 Executive Compensation Long-Term Equity Incentives — Modifications to Pre-IPO Award Agreements” above for a further discussion of these stock awards.

(d)
For Mr. Scheller, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events. For Mr. Richardson, the amount includes the value of his use of a Company automobile and personal use of Company-purchased tickets to sporting events. For Mr. Boyles, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events. For Ms. Gant, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events. For Mr. Monroe, the amount includes a car allowance, personal use of Company-purchased tickets to sporting events and $75,476 of relocation expenses. For Mr. Madden, the amount includes the value of his use of a Company automobile.

(7)
Mr. Scheller currently serves on our Board of Directors but does not receive any additional compensation for his service as a director.

(8)
Mr. Boyles became the Chief Financial Officer of the Company effective January 1, 2017.

(9)
Compensation information is not provided for Ms. Gant for 2016 because Ms. Gant was not a NEO for that year.

(10)
Mr. Monroe became the General Counsel of the Company effective March 5, 2018.

(11)
Mr. Madden’s employment with the Company was terminated effective June 30, 2018 and he became a consultant to the Company from July 1, 2018 through December 31, 2018. His consulting income in 2018 and severance payments are reflected under All Other Compensation.

Employment Agreements
Walter J. Scheller, III.   We entered into an employment agreement with Walter J. Scheller, III effective April 1, 2016, pursuant to which Mr. Scheller serves as our Chief Executive Officer and as a member of our Board. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Scheller’s annual base salary initially was $600,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.
In the event that we terminate Mr. Scheller’s employment without “Cause” (as defined below) or Mr. Scheller resigns for “Good Reason” (as defined below), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Scheller, vesting of the portion of the award that would have become vested within such 30-day period.
In the event that we terminate Mr. Scheller’s employment without Cause or Mr. Scheller resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance in an amount equal to two times his base salary, payable as a lump sum and in lieu of the severance described above.
Jack K. Richardson.   We entered into an employment agreement with Jack K. Richardson effective April 1, 2016, pursuant to which Mr. Richardson serves as our Chief Operating Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Richardson’s annual base salary initially was $325,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.
In the event that we terminate Mr. Richardson’s employment without “Cause” (as defined below) or Mr. Richardson resigns for “Good Reason” (as defined below), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Richardson, vesting of the portion of the award that would have become vested within such 30-day period.
In the event that we terminate Mr. Richardson’s employment without Cause or Mr. Richardson resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.
Dale W. Boyles.   We entered into an employment agreement with Dale W. Boyles effective January 1, 2017, pursuant to which Mr. Boyles serves as our Chief Financial Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Boyles’ annual base salary initially was $350,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.
In the event that we terminate Mr. Boyles’ employment without “Cause” (as defined below) or Mr. Boyles resigns for “Good Reason” (as defined below), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Boyles, vesting of the portion of the award that would have become vested within such 30-day period.
In the event that we terminate Mr. Boyles’ employment without Cause or Mr. Boyles resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.
Kelli K. Gant.   We entered into an employment agreement with Kelli K. Gant effective April 1, 2016, pursuant to which Ms. Gant serves as our Chief Administrative Officer. The term of the agreement is indefinite. Pursuant to her employment agreement, Ms. Gant’s annual base salary initially was $230,000, subject to increase as approved by the Board of Directors. She is eligible to receive an annual bonus with a target award equal to 75% of her base salary contingent upon the achievement of performance goals approved by our Board.
In the event that we terminate Ms. Gant’s employment without “Cause” (as defined below) or she resigns for “Good Reason” (as defined below), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Ms. Gant with severance as follows: (i) an amount equal to one times her base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Ms. Gant, vesting of the portion of the award that would have become vested within such 30-day period.
In the event that we terminate Ms. Gant’s employment without Cause or Ms. Gant resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in her employment agreement), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Ms. Gant with severance in an amount equal to one and one-half times her base salary, payable as a lump sum and in lieu of the severance described above.
Phillip C. Monroe.   We entered into an employment agreement with Phillip C. Monroe effective March 5, 2018, pursuant to which Mr. Monroe serves as our General Counsel. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Monroe’s annual base salary is $290,000, subject to increase as may be approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 75% of his base salary contingent upon the achievement of performance goals approved by our Board.
In the event that we terminate Mr. Monroe’s employment without “Cause” (as defined below) or he resigns for “Good Reason” (as defined below), subject to Mr. Monroe’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Monroe with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, and (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year.
In the event that we terminate Mr. Monroe’s employment without Cause or Mr. Monroe resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Monroe’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Monroe with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.
Michael T. Madden.   We entered into an employment agreement with Michael T. Madden effective April 1, 2016, pursuant to which Mr. Madden served as our Chief Commercial Officer until his employment with the Company terminated effective June 30, 2018. The term of the agreement was indefinite. Pursuant to his employment agreement, Mr. Madden’s annual base salary was $320,000, subject to increase as approved by the Board of Directors. He was eligible to receive an annual bonus with a target award equal to 75% of his base salary contingent upon the achievement of performance goals approved by our Board.
Mr. Madden and the Company entered into a Separation Agreement, General Release, and Waiver, effective June 30, 2018, pursuant to which the parties agreed that the Company terminated Mr. Madden’s employment without “Cause” (as defined below). Mr. Madden executed a satisfactory release of claims and, subject to his compliance with the restrictive covenants described below, we have agreed to provide Mr. Madden with severance in an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination.
If any of our financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where we have been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), we may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to our NEOs with respect to any fiscal year for which the financial results are negatively affected by such restatement.
Each of the NEOs is subject to (i) a 12-month post-termination non-competition covenant relating to our or our subsidiaries’ business, (ii) a 24-month post-termination non-solicitation covenant in respect of our or our subsidiaries’ or affiliates’ employees, representatives, agents, consultants, customers, suppliers, licensees, licensors and other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

For purposes of these employment agreements, “Cause” means the applicable executive’s (i) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud; (ii) engaging in conduct that constitutes fraud or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful gross misconduct that results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (iv) breach of any material terms of the executive’s employment, which results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (v) continued willful failure to substantially perform the executive’s duties; or (vi) breach of any of our or our affiliate’s material policies that is applicable to employees generally that is reasonably likely to result in demonstrable harm to the Company or our affiliate.
For purposes of these employment agreements, “Good Reason” means the applicable executive’s voluntary resignation after any of the following actions taken by the Company without the executive’s written consent: (i) a material diminution in the executive’s title or authority; (ii) any material failure to pay compensation when due; (iii) a reduction in base pay or bonus opportunity other than reductions applicable to senior executives generally occurring; (iv) relocation of the executive’s principal place of business by more than 50 miles that materially increases the executive’s commute; or (v) any other material breach of the applicable employment agreement by the Company.
Consulting Agreement with Mr. Madden
Mr. Madden’s employment as the Company’s Chief Commercial Officer was terminated effective June 30, 2018. In connection with Mr. Madden’s termination, we entered into a consulting agreement with Mr. Madden, dated July 1, 2018 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Madden agreed to provide various consulting services to the Company as requested by the Chief Executive Officer and other senior officers of the Company from July 1, 2018 to December 31, 2018. As compensation for such consulting services, the Company agreed to pay Mr. Madden (i) a monthly retainer in the amount of  $10,000 and (ii) an additional $1,000 per day for each day that he was required to travel to and provide services for the Company’s clients, payable in accordance with the customary accounts payable practices of the Company. The Consulting Agreement also provided the Compensation Committee with the discretion to award Mr. Madden the annual incentive award for 2018 that he would have been eligible to receive had he remained an employee of the Company through December 31, 2018. The Consulting Agreement contains standard ongoing confidentiality, non-solicitation and non-competition restrictions. The non-solicitation restrictions remain in place for 24 months following termination of the engagement and the non-competition restrictions remain in place for 12 months following termination of the engagement.

GRANTS OF PLAN-BASED AWARDS
The following table discloses the potential payouts for annual cash incentive awards granted in 2018 under the 2018 Annual Incentive Program and the RSUs granted to the NEOs pursuant to the 2017 Equity Plan during the year ended December 31, 2018.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Walter J. Scheller, III	3/5/2018	321,739	643,477	1,286,954	—	—	—	—	—	—	—
	3/5/2018	—	—	—	—	—	—	8,491	—	—	259,994
	3/5/2018	—	—	—	5,661	11,322	11,322	—	—	—	336,830
Jack K. Richardson	3/5/2018	205,366	410,731	821,462	—	—	—	—	—	—	—
	3/5/2018	—	—	—	—	—	—	3,470	—	—	106,251
	3/5/2018	—	—	—	1,735	3,470	3,470	—	—	—	103,233
Dale W. Boyles	3/5/2018	194,904	389,808	779,616	—	—	—	—	—	—	—
	3/5/2018	—	—	—	—	—	—	3,266	—	—	100,005
	3/5/2018	—	—	—	1,633	3,266	3,266	—	—	—	97,164
Kelli K. Gant	3/5/2018	108,029	216,057	432,114	—	—	—	—	—	—	—
	3/5/2018	—	—	—	—	—	—	2,449	—	—	74,988
	3/5/2018	—	—	—	1,225	2,449	2,449	—	—	—	72,858
Phillip C. Monroe	3/5/2018	85,746	171,491	342,982	—	—	—	—	—	—	—
	3/5/2018	—	—	—	—	—	—	2,368	—	—	72,508
	3/5/2018	—	—	—	1,184	2,368	2,368	—	—	—	70,448
Michael T. Madden	3/5/2018	69,645	139,289	278,578	—	—	—	—	—	—	—
	3/5/2018	—	—	—	—	—	—	2,691	—	—	82,398
	3/5/2018	—	—	—	1,346	2,691	2,691	—	—	—	80,057

(1)
The amounts in these three columns represent possible cash payments under our 2018 Annual Incentive Program as discussed under “Elements of 2018 Executive Compensation — Annual Cash Incentive Awards” beginning on page 40. Actual payments made to the NEOs under the 2018 Annual Incentive Program were paid in February 2019 and are reflected in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” on page 53. Mr. Madden forfeited his annual incentive award for 2018 upon the termination of his employment. However, the Compensation Committee elected to award Mr. Madden the annual incentive award for 2018 that he would have been eligible to receive had he remained an employee of the Company through December 31, 2018 pursuant to discretion granted to the Compensation Committee under Mr. Madden’s Consulting Agreement. See “Consulting Agreement with Mr. Madden” beginning on page 58 for a complete discussion of this arrangement.

(2)
The amounts in these three columns represent possible shares issuable for 2018 to each NEO who received a performance-based RSU award on March 5, 2018 as discussed under “Elements of 2018 Executive Compensation — Long-Term Equity Incentives — 2018 Equity Grants” beginning on page 42. The actual number of shares earned and issued pursuant to the award for 2018 is reflected in the “Stock Awards: Number of Shares Acquired on Vesting” column of the Option Exercises and Stock Vested in 2018 table on page 62.

(3)
Represents time-based RSUs granted to each NEO on March 5, 2018 that vest ratably on each of the first three anniversaries of the date of grant.

(4)
With respect to the time-based RSUs granted to each NEO on March 5, 2018, the value shown in this column is the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. With respect to the performance-based RSUs granted to each NEO on March 5, 2018 (and eligible to be earned for the 2018 performance period), the value shown in this column is the grant date fair value of the target award (calculated by multiplying the target number of performance-based RSUs by $29.75, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). Assumptions used in the calculation of these amounts are set forth in Note 15 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding the outstanding equity awards of the NEOs as of December 31, 2018.
Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Walter J. Scheller, III	4/1/2016	47,067(3)	1,134,785	—	—
	3/5/2018	8,491(4)	204,718	—	—
	3/5/2018	—	—	22,644	545,947
Jack K. Richardson	4/20/2016	23,535(3)	567,429	—	—
	3/5/2018	3,470(4)	83,662	—	—
	3/5/2018	—	—	6,940	167,323
Dale W. Boyles	1/1/2017	12,552(3)	302,629	—	—
	3/5/2018	3,266(4)	78,743	—	—
	3/5/2018	—	—	6,532	157,487
Kelli K. Gant	4/20/2016	13,947(3)	336,262	—	—
	3/5/2018	2,449(4)	59,045	—	—
	3/5/2018	—	—	4,899	118,115
Phillip C. Monroe	3/5/2018	2,368(4)	57,092	—	—
	3/5/2018	—	—	4,736	114,185

(1)
The market value is based on the closing price of our common stock on the NYSE on December 31, 2018, the last trading day of 2018, of  $24.11, multiplied by the number of shares or RSUs, as applicable.

(2)
Represents performance-based RSUs granted on March 5, 2018 under the 2017 Equity Plan, half of which are eligible to be earned in each of 2019 and 2020.

(3)
Represents Tranche A Restricted Shares granted on the dates set forth above under the 2016 Equity Plan that vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, causing the Tranche A Restricted Shares that would have vested prior to such date, based on the date of grant, to vest, and the remaining unvested Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant.

(4)
Represents time-based RSUs granted on March 5, 2018 under the 2017 Equity Plan that vest ratably on each of the first three anniversaries of the date of grant.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding the exercise of options and the vesting of restricted shares for the NEOs during 2018.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Walter J. Scheller, III	—	—	41,788	1,080,933
Jack K. Richardson	—	—	18,881	491,936
Dale W. Boyles	—	—	6,140	155,376
Kelli K. Gant	—	—	11,548	300,175
Phillip C. Monroe	—	—	2,176	52,463
Michael T. Madden	—	—	9,296	245,879

(1)
Represents the portion of the Tranche A Restricted Shares that vested in 2018. Tranche A Restricted Shares granted under the 2016 Equity Plan vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, causing the Tranche A Restricted Shares that would have vested prior to such date, based on the date of grant, to vest, and the remaining unvested Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant.

Also represents the performance-based RSUs earned for the 2018 performance period that ended on December 31, 2018 because performance targets were met.
(2)
The value realized upon the vesting of Tranche A Restricted Shares is calculated based upon the closing price of our common stock on the NYSE on the vesting date of May 10, 2018 ($26.45) and before the payment of any applicable withholding taxes or brokerage commissions. The value realized for the performance-based RSUs earned for the 2018 performance period that ended on December 31, 2018 is based upon the closing price of our common stock on the NYSE on December 31, 2018 ($24.11).

Equity Compensation Plans
2016 Equity Plan
In connection with the Asset Acquisition, we adopted the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”), as described below, under which awards of restricted units and phantom units were granted to certain of our employees and directors pursuant to the terms of written agreements. In connection with the corporate conversion, these awards were converted into awards in respect of shares of our common stock. The 2016 Equity Plan remains in effect with respect to such converted awards. However, no further awards will be granted under the 2016 Equity Plan. Our Compensation Committee administers the 2016 Equity Plan and, in general, may suspend or terminate the plan at any time. In addition, in general, our Board may amend, supplement, modify and restate the 2016 Equity Plan at any time. The 2016 Equity Plan will terminate automatically on March 31, 2026.
•
Adjustments in Capitalization.   In the event of  (i) any extraordinary non-cash dividend or other distribution other than an ordinary dividend (whether in the form of cash, shares, other securities or property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets or equity securities, or exchange of shares or other of our securities, issuance of warrants or other rights to purchase shares or other of our securities, or other similar corporate transaction or event (including without limitation a “Change in Control” (as defined in the 2016 Equity Plan)) that affects the shares of common stock, appropriate equitable adjustments (as determined by our Compensation Committee) will be made to the number and kind of shares (or other securities or property) subject to outstanding awards to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2016 Equity Plan or with respect to an award. In addition, our Compensation Committee may terminate any outstanding award and provide for the purchase of any such award in cash or the replacement of such award with other rights or property.
•
Change in Control.   In the event of a “Change in Control,” our Compensation Committee may generally provide that, with respect to any particular outstanding award or awards, any restricted period imposed upon such award or awards will expire immediately.

•
Nontransferability.   Awards under the 2016 Equity Plan are subject to transfer restrictions as set forth in the plan.

•
Restrictive Covenants.   The 2016 Equity Plan subjects participants to a (i) 18-month post-termination non-competition covenant relating to the coal mining business, (ii) 18-month post-termination non-solicitation covenant in respect to our or our affiliates’ employees, consultants, customer, supplier, licensee, licensor or other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

•
No Rights as a Stockholder.   No participant shall be deemed to be the stockholder of, or to have any of the rights of a holder with respect to, any shares subject to such award unless and until such shares have been delivered to such participant upon satisfaction of the conditions, if any, for such delivery.

In connection with the IPO, Class C units, including Class C units subject to awards issued under the 2016 Equity Plan, converted into an aggregate of 805,083 shares of our common stock in connection with the corporate conversion, as described under “Corporate History and Structure — IPO and Corporate Structure.” See “Elements of 2018 Executive Compensation — Long-Term Equity Incentives — Pre-IPO Equity Awards” on page 45 for a further discussion of the Pre-IPO Grants awarded under the 2016 Equity Plan.
Modifications to Pre-IPO Award Agreements
As described above under “Elements of 2018 Executive Compensation — Long-Term Equity Incentives — Modifications to Pre-IPO Award Agreements,” the Board declared the March 2017 Special Distribution on March 31, 2017. However, with respect to all three tranches of the restricted shares granted under the Pre-IPO Grants, such distribution was held back in trust pending vesting of the underlying restricted shares. On June 1, 2017, the Compensation Committee approved a modification to the award agreements for the Pre-IPO Grants, waiving certain conditions to the payout of the March 2017 Special Distribution with respect to the restricted shares. Fifty percent (50%) of the funds that were held in trust with respect to the March 2017 Special Distribution were released, and the remaining 50% would not be released until the restricted shares vested in accordance with the vesting terms described above.
The NEOs and Mr. Williams were permitted to elect to receive the portion of the March 2017 Special Distribution released from trust with respect to their then unvested restricted shares (i) 100% in cash; (ii) 50% in cash and 50% in RSUs; or (iii) 100% in RSUs. Messrs. Scheller, Richardson, Madden and Williams and Ms. Gant elected to receive his or her amount 100% in RSUs, and Mr. Boyles elected to receive his amount in cash. The RSUs were granted on June 1, 2017 and the number of RSUs was determined based on the closing price of the Company’s common stock on May 17, 2017 of  $17.05 per share (the “Distribution Grants”). Pursuant to the terms of an award agreement under the 2017 Equity Plan, the Distribution Grants were fully vested on June 1, 2017 and will be settled in shares of common stock on a one-for-one basis on the earliest of  (i) one-third (1/3) on each of the first three (3) anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the grantee’s separation from service with the Company or its affiliates; or (iv) death of the grantee.

2017 Equity Plan
In connection with the IPO, we adopted the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below. Awards previously issued and outstanding under the 2016 Equity Plan will continue to be governed by the 2016 Equity Plan. However, no further awards will be granted under the 2016 Equity Plan.
The following is a summary of the material terms and provisions of our 2017 Equity Plan.
•
Eligibility.   Our directors, officers, employees, consultants and advisors and those of our affiliated companies, as well as those who have accepted offers of employment or consultancy from us or our affiliated companies, are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the 2017 Equity Plan.

•
Shares Subject to the 2017 Equity Plan.   The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and the maximum aggregate amount of such common stock which may be issued upon exercise of all awards under the 2017 Equity Plan, including incentive stock options, will be equal to 5,938,059 shares of our common stock, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. Use of shares of common stock to pay the required exercise price or tax obligations, or shares not issued in connection with settlement of a stock option or stock appreciation right (“SAR”) or that are used or withheld to satisfy tax obligations of the participant, shall, notwithstanding anything herein to the contrary, not be available again for other awards under the 2017 Equity Plan. If any outstanding award expires, is canceled, forfeited or settled in cash, the shares allocable to that award will again be available for grant under the 2017 Equity Plan.

•
Award Limitations.   In addition to the aggregate limit on the number of shares of common stock that may be awarded under the 2017 Equity Plan, the following limitations also apply to the issuance of awards under the 2017 Equity Plan: (1) subject to adjustment for certain corporate events, the maximum number of shares of common stock with respect to which awards may be granted to any single participant during any single calendar year is (a) 1,484,515 shares of common stock with respect to stock options (all of which may be granted as incentive stock options) or SARs, and (b) 1,484,515 shares of common stock with respect to performance compensation awards (or in the event a performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 1,484,515 shares of common stock; (2) the maximum amount that can be paid to any single participant during any one calendar year pursuant to a cash bonus award under the Plan is $10,000,000; and (3) subject to adjustment for certain corporate events, no more than 296,903 shares of common stock may be issued in respect of awards granted to any single participant who is a non-employee director for a single calendar year.

•
Administration.   Our Compensation Committee administers the 2017 Equity Plan. Among other responsibilities, our Compensation Committee selects participants and determine the type of awards to be granted to participants, the number of shares of common stock to be covered by awards and the terms and conditions of awards (including exercise price, methods of payment and vesting schedules), may accelerate the vesting or exercisability of, or the lapse of restrictions on, awards, and may make any other determination and take any other action that it deems necessary or desirable to administer the 2017 Equity Plan.

•
Amendment or Termination.   The 2017 Equity Plan will terminate on the tenth anniversary of its adoption by our Board and approval by our stockholders, unless terminated earlier by our Board. No awards will be granted under the 2017 Equity Plan after that date, but awards granted prior to that date may continue beyond such date, subject to the terms and conditions of the 2017 Equity Plan. Our Board may amend or terminate the 2017 Equity Plan (or any portion thereof) at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements. If any amendment or termination would materially and adversely affect the rights of any participant, such amendment or termination will not become effective unless the affected participant consents.

•
Types of Awards.   Our Compensation Committee may grant the following types of awards to participants under the 2017 Equity Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, unrestricted shares of common stock, other awards denominated in common stock, performance share awards and performance cash bonuses.

•
Performance Criteria.   Our Compensation Committee is responsible for determining, in its sole discretion, the performance goals applicable to each performance award and the periods during which the performance is measured. The performance criteria that are used to establish performance goals for performance awards granted under the 2017 Equity Plan are based on our and/or our affiliates’, divisions’ or operational units’ attainment of specific levels of performance, and are set forth in the Plan.

•
Change in Control.   In the event of a “Change in Control,” our Compensation Committee may provide that, with respect to any particular outstanding award or awards, (i) all options and SARs will become immediately exercisable as of a time prior to the “Change in Control,” (ii) any restricted period imposed upon awards will expire as of a time prior to the “Change in Control,” and (iii) any performance periods in effect on the date of the “Change in Control” shall end, the extent to which performance goals have been met with respect to each such performance period will be determined, and participants will receive payment of awards for such performance periods, based upon the determination of the degree of attainment of the performance goals, the assumption that the applicable “target” levels of performance have been attained or on such other basis determined by our Compensation Committee.

See “Elements of 2018 Executive Compensation — Long-Term Equity Incentives — Modifications to Pre-IPO Award Agreements” on page 46 and “2019 Compensation Actions — Equity Incentive Awards” on page 49 for a further discussion of the time-based and performance-based RSUs that have been granted under the 2017 Equity Plan. Our Compensation Committee intends to make all future grants under the 2017 Equity Plan.

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR
CHANGE IN CONTROL
The following table summarizes potential payments, rights and benefits to our NEOs (other than Mr. Madden) under contracts, agreements, plans or arrangements with the Company upon a termination of employment or change in control, assuming either event occurred on December 31, 2018. To the extent payments, rights and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, they are excluded from this table. The disclosure provided for Mr. Madden is based on the payments, rights and benefits that he actually received upon his termination of employment with the Company, which was effective June 30, 2018.
The Employment Agreements with our NEOs contain severance provisions pursuant to which the NEOs are entitled to certain payments or benefits upon a termination without “cause,” for “good reason” or due to death or disability, as well as upon a termination without “cause” or for “good reason” following a “change in control” (as such terms are defined in the Employment Agreements). See “Employment Agreements” on page 55 for further information regarding such payments and benefits. Additionally, the award agreements pursuant to which restricted shares and RSUs have been granted under the 2016 Equity Plan and the 2017 Equity Plan provide for accelerated vesting or settlement, as applicable, of the outstanding awards upon various termination events or a change in control. See footnotes 2, 3 and 4 to the following table for details regarding the treatment of the outstanding restricted shares and RSUs upon such termination events or a change in control.
Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid to our NEOs can only be determined upon an actual termination of employment or change in control. As provided in the Employment Agreements with the NEOs, in the event a NEO breaches or violates the restrictive covenants contained therein or does not enter into a separation agreement and general release of claims, certain of the amounts described below may be subject to forfeiture. See “Employment Agreements” on page 55 for further information regarding such restrictions and requirements.
Name	Cash Severance ($)(1)	Accelerated Vesting of Unvested Restricted Stock ($)(2)	Accelerated Vesting of Unvested RSUs ($)(3)	Accelerated Settlement of Vested RSUs ($)(4)	Total ($)
Termination by the Company Without Cause or by the NEO for Good Reason
Walter J. Scheller, III	1,834,963	—	—	394,054	2,229,017
Jack K. Richardson	1,181,361	—	—	197,051	1,378,412
Dale W. Boyles	1,117,831	—	—	—	1,117,831
Kelli K. Gant	697,869	—	—	116,765	814,634
Phillip C. Monroe	605,801	—	—	—	605,801
Michael T. Madden	663,101	—	—	125,095	788,196
Termination of the NEO’s Employment or Service Due to Death or Disability
Walter J. Scheller, III	—	—	307,258	394,054	701,312
Jack K. Richardson	—	—	99,919	197,051	296,970
Dale W. Boyles	—	—	94,034	—	94,034
Kelli K. Gant	—	—	70,520	116,765	187,285
Phillip C. Monroe	—	—	68,150	—	68,150

Name	Cash Severance ($)(1)	Accelerated Vesting of Unvested Restricted Stock ($)(2)	Accelerated Vesting of Unvested RSUs ($)(3)	Accelerated Settlement of Vested RSUs ($)(4)	Total ($)
Termination of the NEO’s Employment or Service Due to Any Other Reason
Walter J. Scheller, III	—	—	—	394,054	394,054
Jack K. Richardson	—	—	—	197,051	197,051
Dale W. Boyles	—	—	—	—	—
Kelli K. Gant	—	—	—	116,765	116,765
Phillip C. Monroe	—	—	—	—	—
Change in Control
Walter J. Scheller, III	—	1,134,785	1,001,626	394,054	2,530,465
Jack K. Richardson	—	567,429	327,920	197,051	1,092,400
Dale W. Boyles	—	302,629	308,632	—	611,261
Kelli K. Gant	—	336,262	231,456	116,765	684,483
Phillip C. Monroe	—	—	223,740	—	223,740
Termination by the Company Without Cause or by the NEO for Good Reason within 12 Months Following a Change in Control(5)
Walter J. Scheller, III	1,300,000	—	—	—	1,300,000
Jack K. Richardson	637,500	—	—	—	637,500
Dale W. Boyles	600,000	—	—	—	600,000
Kelli K. Gant	450,000	—	—	—	450,000
Phillip C. Monroe	435,000	—	—	—	435,000

(1)
The cash severance for each NEO in the event of a Termination by the Company Without Cause or by the NEO for Good Reason represents an amount equal to one times base salary, payable in substantially equal installments for one year following the date of such termination, and, if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year, as specified in the Employment Agreements with our NEOs. For Mr. Madden, this amount also includes the consulting income he received pursuant to the terms of the Consulting Agreement between Mr. Madden and the Company. See “Consulting Agreement with Mr. Madden” beginning on page 58 for a complete discussion of this arrangement.

The cash severance for Mr. Scheller in the event of a Termination by the Company Without Cause or by the NEO for Good Reason within 12 Months Following a Change in Control represents an amount equal to two times base salary, payable in a lump sum, as specified in his Employment Agreement. The cash severance for each of Mr. Richardson, Mr. Boyles, Ms. Gant and Mr. Monroe in the event of a Termination by the Company Without Cause or by the NEO for Good Reason within 12 Months Following a Change in Control represents an amount equal to one and one-half times base salary, payable in a lump sum, as specified in the Employment Agreements with such NEOs. See “Employment Agreements” on page 55 for further information about such payments.
(2)
The amounts presented in this column reflect the value of the accelerated vesting of all unvested Tranche A Restricted Shares, which has been determined based on the closing price of our common stock on the NYSE on December 31, 2018, the last trading day of 2018, of  $24.11, multiplied by the number of shares.

The Tranche A Restricted Shares vest in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon at least half of the shares originally acquired by the “Investors”

(as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, causing the Tranche A Restricted Shares that would have vested prior to such date, based on the date of grant, to vest. The remaining unvested Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant. Subject to exceptions at the discretion of the Compensation Committee, in the event of the termination of a NEO’s employment for any reason, he or she will forfeit any unvested Tranche A Restricted Shares held as of the date of such termination without consideration. In the event of a “Change in Control” (as defined in the 2016 Equity Plan), any unvested Tranche A Restricted Shares held by the NEO shall vest in full.
(3)
The amounts presented in this column reflect the value of the accelerated vesting of unvested RSUs, which has been determined based on the closing price of our common stock on the NYSE on December 31, 2018, the last trading day of 2018, of  $24.11, multiplied by the number of shares.

On March 5, 2018, each of our NEOs received time-based RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. In the event of the termination of a NEO’s employment for any reason other than the NEO’s death, disability or Retirement (as defined in the award agreement), he or she will forfeit any unvested time-based RSUs held as of the date of such termination without consideration. In the event of the termination of a NEO’s employment due to death, disability or Retirement, he or she will become vested in a pro rata portion of the unvested RSUs, with such pro rata portion calculated by multiplying the number of RSUs that would have vested on the next vesting date had the Participant’s employment not terminated prior to such vesting date by a fraction, the numerator of which equals the number of days that the Participant was employed since the prior vesting date and the denominator of which shall be 365. None of our NEOs are eligible for Retirement as defined in the award agreement. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), any unvested time-based RSUs held by the NEO shall vest in full.
On March 5, 2018, each of our NEOs received performance-based RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. In the event of the termination of a NEO’s employment for any reason other than the NEO’s death, disability or Retirement (as defined in the award agreement), he or she will forfeit the right to receive any shares pursuant to the performance-based RSUs as of the date of such termination without consideration. In the event of the termination of a NEO’s employment due to death, disability or Retirement, he or she will be issued a pro rata portion of the shares pursuant to the performance-based RSUs otherwise issuable to the NEO, with such pro rata portion calculated by multiplying the number of shares that would have been issued had the NEO’s employment not terminated during the performance period by a fraction, the numerator of which equals the number of days that the NEO was employed during the performance period and the denominator of which equals the total number of days in the performance period. None of our NEOs are eligible for Retirement as defined in the award agreement. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), the NEO will be issued shares pursuant to the performance-based RSUs for any to-be-completed performance period at the target award level.
(4)
The amounts presented in this column reflect the value of the accelerated settlement of vested RSUs, which has been determined based on the closing price of our common stock on the NYSE on December 31, 2018, the last trading day of 2018, of  $24.11, multiplied by the number of RSUs. For Mr. Madden, the amount presented in this column has been determined based on the closing price of our common stock on the NYSE on July 2, 2018 (as June 30, 2018 was not a trading day) of  $25.83, multiplied by the number of shares.

On March 31, 2017, the Board declared the March 2017 Special Distribution on outstanding shares of common stock of the Company, as discussed under “Elements of 2018 Executive Compensation — Long-Term Equity Incentives — Modifications to Pre-IPO Award Agreements” on page 46. With respect to all three tranches of the restricted shares granted under the Pre-IPO Grants, such distribution was held back in trust pending vesting of the underlying restricted shares. However, on June 1, 2017, the Compensation Committee approved a modification to the award agreements for the Pre-IPO Grants, waiving certain conditions to the payout of the March 2017 Special Distribution with respect to the unvested restricted shares. Fifty percent (50%) of the funds that were held in trust with respect to the March 2017 Special Distribution were released, and the NEOs were permitted to elect to receive this portion of the March 2017 Special Distribution released from trust in cash or RSUs, or a combination thereof. Each of our NEOs elected to receive his or her amount 100% in RSUs, except for Mr. Boyles who elected to receive the released portion of the March 2017 Special Distribution in cash. Therefore, on June 1, 2017, each of our NEOs (except Mr. Boyles) received RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan (the “Distribution Grants”). The RSUs granted pursuant to the Distribution Grants were fully vested on June 1, 2017 and, subject to exceptions at the discretion of the Compensation Committee, will be settled in shares of common stock on a one-for-one basis on the earliest of  (i) one-third (1/3) on each of the first three (3) anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the NEO’s separation from service with the Company or its affiliates; or (iv) death of the NEO.
(5)
The amounts presented in the following rows assume that a “Change in Control” (as defined in the 2017 Equity Plan) occurred on or prior to December 31, 2018 and a Termination by the Company Without Cause or by the NEO for Good Reason occurred on December 31, 2018 following the Change in Control. As detailed in footnotes (2) through (4) above, the outstanding equity held by each NEO would have vested or settled, as applicable, upon the Change in Control and the only payment or benefit triggered by the subsequent termination event would be the payment of cash severance as detailed in footnote (1) above.

PAY RATIO
SEC rules require public companies to disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its other employees. In determining the median employee of the Company, we prepared a list of all employees as of December 31, 2018. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation of employees other than the CEO. We determined our median employee based on the taxable wages of each of our 1,785 employees (excluding the CEO), as reported in Box 1 on Internal Revenue Service Form W-2.
The annual total compensation of our median employee (other than the CEO) for 2018 was $97,120. As disclosed in the Summary Compensation Table appearing on page 53, our CEO’s annual total compensation for 2018 was $3,242,537. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 33.4 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

DIRECTOR COMPENSATION
The Compensation Committee evaluates and recommends to the Board of Directors the compensation to be paid to our non-employee directors. The Compensation Committee has determined that a combination of cash and equity-based incentive compensation should be used to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Compensation Committee receives input from its independent compensation consultant to assess the competitiveness of our non-employee director compensation. The Compensation Committee uses the compensation consultant’s access to external market data to determine the pay practices of similarly situated companies in respect of their directors, and uses this data as a reference point in determining director fees and equity awards.
Under our director compensation program for 2018, certain members of our Board of Directors who are not affiliated with our Principal Stockholders (Ana B. Amicarella, J. Brett Harvey and Alan H. Schumacher) received (i) an annual cash retainer (payable monthly in advance) of  $60,000 and (ii) an annual award of RSUs granted under our 2017 Equity Plan in an aggregate amount equal to $75,000, vesting ratably in three annual installments and settling in shares of common stock on a one-for-one basis within ten days following the applicable vesting date. Our directors who are affiliated with our Principal Stockholders do not receive any compensation and are not permitted to hold equity in the Company. Additionally, Mr. Schumacher, as the chairman of the Audit Committee, received an annual cash retainer (payable monthly in advance) of  $10,000 and Mr. Harvey, as the lead independent director, received an annual cash retainer (payable monthly in advance) of  $10,000. Mr. Williams, who serves as Chairman of our Board, received an annual fee of  $150,000 and an annual award of RSUs granted under our 2017 Equity Plan of  $150,000 in 2018. He was also eligible for an incentive award with a target amount of 100% of his annual fee, granted in cash or stock, based on our annual incentive program for management as approved by our Compensation Committee, pursuant to which he received $276,225 in February 2019 based on 2018 performance. See “Elements of 2018 Executive Compensation — Annual Cash Incentive Awards” beginning on page 40 for a discussion of our 2018 Annual Incentive Program. Mr. Williams also has received various equity awards, as described below under “Director Equity Awards.”
At a meeting on February 8, 2019, the Compensation Committee recommended to the Board for approval various changes to the director compensation program for 2019, which changes were approved by the Board on February 19, 2019. The annual cash retainer paid to Ms. Amicarella and Mr. Schumacher increased to $100,000 and the annual award of RSUs granted to such individuals under 2017 Equity Plan increased to $100,000, vesting in full on the first anniversary of the date of grant and settling in shares of common stock on a one-for-one basis within ten days following the vesting date. The annual cash retainer paid to Mr. Harvey, as the lead independent director, increased to $120,000 and the annual award of RSUs granted to Mr. Harvey increased to $120,000, vesting in accordance with the terms described above. The annual cash retainer paid to Mr. Schumacher, as the chairman of the Audit Committee, increased to $20,000, and Mr. Harvey and Ms. Amicarella, as members of the Audit Committee, will now receive an annual retainer for committee service of  $10,000. Mr. Harvey and Mr. Schumacher, as members of the Compensation Committee, will now receive an annual retainer for committee service of  $7,500 and Ms. Amicarella, as a member of the Nominating and Corporate Governance Committee, will now receive an annual retainer for committee service of  $5,000. All retainers will be payable monthly in advance and such retainers are intended to cover up to ten meetings per year of the full Board and each of its committees. If the Board and its committees hold more than ten meetings in a year, the directors will receive an additional fee of  $1,500 per meeting. Mr. Williams will continue to receive an annual fee of $150,000 and an annual award of RSUs granted under our 2017 Equity Plan of  $150,000 in 2019.
At its meeting on February 8, 2019, the Compensation Committee also approved a one-time retention grant of performance-based RSUs to Mr. Williams, to be settled in shares of common stock or cash at Mr. Williams’s election, based on individual performance goals. Mr. Williams’s performance against these goals will be measured over the performance period of January 1, 2019 through December 31, 2021; however, the Compensation Committee has the discretion to (a) shorten the performance period if Mr. Williams achieves the goals prior to December 31, 2021 or (b) certify that Mr. Williams earned a portion of the performance-based RSUs during the performance period of January 1, 2019 through December 31, 2020 and a portion of the performance-based RSUs during the performance period of January 1, 2021 through December 31, 2021.

In addition to the compensation described above, each of our directors is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, including the cost of travel, lodging, food and related expenses, and participation in director education programs. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law. We have entered into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in Delaware law.
The following table provides compensation information for the non-employee members of our Board for the year ended December 31, 2018.
2018 Director Compensation
Name(1)	Fees Earned in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Stephen D. Williams	150,000	149,988	—	276,225	—	170,173	746,386
Ana B. Amicarella	25,000	49,999	—	—	—	—	74,999
J. Brett Harvey	70,000	74,994	—	—	—	—	144,994
Trevor Mills	—	—	—	—	—	—	—
Alan H. Schumacher	70,000	74,994	—	—	—	—	144,994
Gareth Turner	—	—	—	—	—	—	—

(1)
Walter J. Scheller, III, the Company’s CEO, is not included in this table as he is, and at all times during 2018 was, an employee of the Company and thus received no compensation for his service as director. The compensation received by Mr. Scheller as an employee of the Company is shown in the “Summary Compensation Table” on page 53.

(2)
The amounts in the table above reflect the grant date fair value of the RSUs granted in 2018 as computed in accordance with FASB ASC Topic 718. Further detail surrounding the RSUs awarded, the method of valuation and the assumptions made are set forth in Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

As of December 31, 2018, our non-employee directors had outstanding the following vested and unvested RSUs, unvested restricted shares and vested phantom shares.
Name	Vested (but unsettled) RSUs (#)	Unvested RSUs (#)	Unvested Restricted Shares (#)	Vested Phantom Shares (#)
Stephen D. Williams	17,193	6,302	12,592	43,580
Ana B. Amicarella	—	1,992	—	—
J. Brett Harvey	—	5,929	—	—
Trevor Mills	—	—	—	—
Alan H. Schumacher	—	5,929	—	—
Gareth Turner	—	—	—	—
(3)
Represents amounts paid pursuant to regular quarterly dividends and the April 2018 Special Distribution on then unvested Tranche A Restricted Shares and vested but unsettled RSUs, as applicable, which were not reflected in the grant date fair value of such awards at the time of grant and which were released to Mr. Williams in 2018. See “Director Equity Awards — Modifications to Pre-IPO Award Agreements” below for a further discussion of these stock awards.

Director Equity Awards
Restricted Unit Award to Mr. Williams in 2016
We entered into a Restricted Unit Award Agreement with Mr. Williams on April 1, 2016 under which we granted him restricted units pursuant to the 2016 Equity Plan (the “Williams Pre-IPO Grant”). In connection with the corporate conversion, the restricted units were converted into restricted shares.
Vesting.   Subject to Mr. William’s continued service on the relevant vesting date, the Williams Pre-IPO Grant vests as follows:
(i)
Williams Tranche A Restricted Shares:   One-third (1/3) of the Williams Pre-IPO Grant vests in equal installments on each of the first five (5) anniversaries of the date of grant, contingent upon an IPO occurring and at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, causing the Williams Tranche A Restricted Shares that would have vested prior to such date to vest. The remaining unvested Williams Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant.

(ii)
Williams Tranche B Restricted Shares:    One-third (1/3) of the Williams Pre-IPO Grant vested at such time as the Investors realized an internal rate of return equal to at least 30% and a return on investment in the Company equal to at least 3.5x, in each case, based on the cash proceeds received by the Investors, which contingency was satisfied on November 2, 2017 as described below under “Modifications to Pre-IPO Award Agreements.”

(iii)
Williams Tranche C Restricted Shares:    One-third (1/3) of the Williams Pre-IPO Grant vested at such time as the Investors realized an internal rate of return equal to at least 37.5% and a return on investment in the Company equal to at least 4.5x, in each case, based on the cash proceeds received by the Investors, which contingency was satisfied on November 2, 2017 as described below under “Modifications to Pre-IPO Award Agreements.”

In the event of the termination of Mr. William’s continuous service for any reason, he will forfeit any unvested Williams Tranche A Restricted Shares held as of the date of such termination without consideration. In the event of a “Change in Control” (as defined in the 2016 Equity Plan), any unvested Williams Tranche A Restricted Shares held by him shall vest.
Rights as a Stockholder.   Mr. Williams is the record owner of the restricted shares, and, as such, is entitled to all rights of a stockholder, provided that the voting rights with respect to the restricted shares will be exercised by our Compensation Committee and he has executed an irrevocable voting proxy in favor of our Compensation Committee and (other than with respect to the March 2017 Special Distribution, as described below) any dividends or distributions payable with respect to the restricted shares shall be subject to the same vesting criteria of the underlying restricted awards and shall be paid to him at such time as the restricted shares vest.
On February 24, 2017, we granted an additional 1,042 restricted units to Mr. Williams, which were converted into 14,531 restricted shares in connection with the corporate conversion. The terms and conditions of these restricted shares, including the vesting terms, are generally consistent with the terms and conditions of the restricted units, which were also converted into restricted shares, previously granted to Mr. Williams on April 1, 2016, as described above. Certain subsequent events have occurred with respect to these restricted shares, as described below under “Modifications to Pre-IPO Award Agreements.”
Modifications to Pre-IPO Award Agreements
On March 31, 2017, the Board declared a dividend of  $3.56 per share on outstanding shares of common stock of the Company. However, with respect to the restricted shares, such distribution was held back in trust pending vesting of the underlying restricted shares. On June 1, 2017, the Compensation Committee approved a modification to the award agreements for the restricted shares granted to certain officers, directors and employees of the Company, including our NEOs and Mr. Williams. The Compensation Committee waived certain conditions to the payout of the March 2017 Special Distribution with respect to the restricted shares. Fifty percent (50%) of the funds that were held in trust with respect to the March 2017 Special Distribution were released, and the remaining 50% would not be released until the restricted shares vested in accordance with the vesting terms described above.
In addition, the NEOs and Mr. Williams were permitted to elect to receive the portion of the March 2017 Special Distribution released from trust as described above with respect to their then unvested restricted shares (i) 100% in cash; (ii) 50% in cash and 50% in RSUs; or (iii) 100% in RSUs. Mr. Williams elected to receive his amount of  $103,217, 100% in RSUs. The number of RSUs was determined based on the closing price of the common stock on May 17, 2017 of  $17.05 per share. Therefore, on June 1, 2017, Mr. Williams received 6,053 RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. Such RSUs were fully vested on June 1, 2017 and will be settled in shares of common stock on a one-for-one basis on the earliest of  (i) one-third on each of the first three anniversaries of June 1, 2017; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) the grantee’s separation from service with the Company or its affiliates; or (iv) death of the grantee.
On November 2, 2017, the Board declared a dividend of  $11.21 per share on outstanding shares of common stock of the Company (the “November 2017 Special Distribution”). With respect to both the Williams Tranche B Restricted Shares and the Williams Tranche C Restricted Shares granted to Mr. Williams on April 1, 2016, the internal rate of return and the return on investment are calculated based on the cash proceeds received by the Investors. Both the Williams Tranche B Restricted Shares and the Williams Tranche C Restricted Shares vested in full in connection with the November Special Dividend, resulting in the restrictions lapsing with respect to 38,742 shares of common stock held by Mr. Williams on November 2, 2017. Mr. Williams received the November 2017 Special Distribution with respect to the vested Williams Tranche B Restricted Shares and Williams Tranche C Restricted Shares, but such distribution was held back in trust with respect to the Williams Tranche A Restricted Shares.
On April 3, 2018, the Board declared a dividend of  $6.53 per share on outstanding shares of common stock of the Company (the “April 2018 Special Distribution”), which was held back in trust with respect to the Williams Tranche A Restricted Shares. The vesting of the Williams Tranche A Restricted Shares was contingent upon an IPO occurring and at least half of the shares originally acquired by the “Investors” (as defined in the 2016 Equity Plan) having been disposed of to one or more independent third parties. This contingency was satisfied on May 10, 2018, resulting in the restrictions lapsing with respect to 6,778 shares of common stock held by Mr. Williams on May 10, 2018, which shares would have vested prior to such date based on the date of grant. The remaining Williams Tranche A Restricted Shares are scheduled to vest on the remaining anniversaries of the date of grant. The funds held in trust with respect to the November 2017 Special Distribution and the April 2018 Special Distribution are being released as such shares vest in accordance with the vesting terms described above.
Phantom Unit Award to Mr. Williams in 2016
We entered into a Phantom Unit Award Agreement with Mr. Williams on April 1, 2016 that provides for the grant of phantom units under the 2016 Equity Plan. In connection with the corporate conversion, the phantom units under the 2016 Equity Plan were converted into rights to receive shares of common stock.
Settlement.   The phantom units were fully vested on April 1, 2016. The units constitute the right of Mr. Williams to receive an aggregate of 43,580 shares of common stock on the earlier of  (i) a “Change in Control” (as defined in the 2016 Equity Plan) or (ii) April 1, 2021 (together with (i), the “Settlement Date”). On the Settlement Date, we will issue to Mr. Williams 43,580 shares of common stock under the agreement.
Rights as a Stockholder.   Unless and until the phantom units become settled in shares of our common stock, Mr. Williams will have no rights as the holder thereto. On the Settlement Date, Mr. Williams will become the record owner of the shares of common stock, and, as such, shall be entitled to all rights of a stockholder. If we make a cash distribution on our shares of common stock prior to the Settlement Date, Mr. Williams will receive a lump sum cash payment with respect to such distribution on the Settlement Date.

Restricted Stock Unit Awards to Directors
On April 19, 2017, Mr. Williams was granted 13,157 RSUs pursuant to an award agreement under the 2017 Equity Plan, which were fully vested on April 19, 2017. The RSUs will be settled in shares of common stock on a one-for-one basis on April 19, 2022 or, if earlier, a “Change in Control” (as defined in the 2017 Equity Plan).
On April 27, 2017, J. Brett Harvey and Alan H. Schumacher, non-employee directors of the Company, were each granted 4,166 RSUs pursuant to award agreements under the 2017 Equity Plan. Subject to the applicable director’s continuing service on the applicable vesting date, the RSUs vest in equal installments on each of the first three anniversaries of April 27, 2017 and will be settled in shares of common stock on a one-for-one basis within ten days following the applicable vesting date.
On April 23, 2018, Mr. Williams was granted 6,302 RSUs and each of Messrs. Harvey and Schumacher were granted 3,151 RSUs pursuant to award agreements under the 2017 Equity Plan. On August 10, 2018, Ana B. Amicarella, a non-employee director of the Company, was granted 1,992 RSUs pursuant to an award agreement under the 2017 Equity Plan. Subject to the applicable director’s continuing service on the applicable vesting date, the RSUs vest in equal installments on each of the first three anniversaries of the grant date and will be settled in shares of common stock on a one-for-one basis within ten days following the applicable vesting date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Pursuant to its written charter, the Audit Committee of the Board of Directors is responsible for reviewing and, subject to certain exceptions, approving or recommending to the Board for approval all related party transactions, including any that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC. The Audit Committee, in determining whether to approve a related party transaction, considers various factors, including whether the related party transaction complies with the restrictions set forth in the Company’s asset-based revolving credit agreement and the indenture governing the Company’s outstanding notes, the benefit of the transaction to us, whether it is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.
Related Person Transactions Entered into by the Company
Other than compensation agreements and other arrangements, which are described under “Executive Compensation” and “Director Compensation,” and the transactions described below, since January 1, 2018, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.
Registration Rights
In connection with the closing of the IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) relating to our common stock with certain of our stockholders and their affiliates (including the Principal Stockholders). Pursuant to the Registration Rights Agreement, we granted to such stockholders and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of our common stock that were held or acquired by them.
•
Demand Rights:   Specifically, the Registration Rights Agreement grants holders or a group of holders having at least 5% in the aggregate of the outstanding shares of our common stock unlimited “demand” registration rights to request that we register all or part of their units under the Securities Act, provided that we are not required to comply with any demand to file a registration statement unless the aggregate gross cash proceeds reasonably expected to be received from the sale of securities requested to be included in the registration statement is at least $25 million.

•
Blackout Periods:   We have the ability to delay the filing of a registration statement in connection with a demand request for not more than one period of 180 days (or 90 days in the case of a Form S-3 registration statement) in any twelve-month period, subject to certain conditions.

•
Piggyback Registration Rights:   The Registration Rights Agreement also grants to the members certain “piggyback” registration rights, which allow such holders the right to include certain securities in a registration statement filed by us, subject to certain customary exceptions. In connection with the exercise of any “demand” registration rights by any other unit holder possessing such rights, the “piggyback” registration rights are granted to (i) each member that (together with its affiliates) holds at least 5% of the outstanding units and (ii) each of the Principal Stockholders.

•
Underwriters:    In connection with any underwritten offering pursuant to the Registration Rights Agreement, the underwriter will be selected: in the case of a “demand” registration, by the member(s) issuing the demand notice (subject to our approval, which will not be unreasonably withheld); and in all other cases (including a “piggyback” registration), by us.

•
Indemnification; Expenses:   We agree to indemnify prospective sellers in an offering pursuant to the Registration Rights Agreement and certain related parties against any losses or damages arising out of or based upon any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such prospective seller sells securities, unless such liability arose out of or is based on such party’s misstatement or omission. The Registration Rights Agreement also provides that we may require each prospective seller, jointly and not severally, as a condition to including any securities in a registration statement filed in accordance with the Registration Rights Agreement, to agree to indemnify us against all losses caused by its misstatements or omissions up to the amount of net proceeds received by such prospective seller upon the sale of the securities giving rise to such losses. We are obligated to pay all registration expenses incidental to our obligations under the Registration Rights Agreement, including legal fees and expenses of a single counsel to the members (subject to a cap) participating in the registration as a group, and the prospective seller is obligated to pay its portion of all underwriting discounts and commissions, if any, relating to the sale of securities under the Registration Rights Agreement.

•
Restrictions; Termination:   In addition, in the case of an underwritten offering, each holder party thereto has agreed, if requested by the underwriters in such offering, not to effect any public sale of their shares of common stock for 90 days (or such shorter period as the underwriters may request). The rights of a holder party to the registration rights agreement terminate thereunder once such holder ceases to beneficially own 1% or more of the outstanding shares of our common stock.

Family Relationships
Thomas Chase Richardson, the son of Jack K. Richardson (one of our NEOs), is employed by the Company. Thomas Chase Richardson received total compensation, including certain Company-paid benefits, of  $216,399 from the Company during 2018. The Audit Committee reviewed and approved the compensation of Thomas Chase Richardson.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors hereby submits the following report:
•
Management is responsible for the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the consolidated financial statements and a report on the effectiveness of the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2018 with management and Ernst & Young LLP, the Company’s independent auditors.

•
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

•
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable rules of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on the foregoing review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC.
AUDIT COMMITTEE
Alan H. Schumacher, Chairman
Ana B. Amicarella
J. Brett Harvey

FEES PAID TO INDEPENDENT AUDITORS
The Audit Committee has approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Ernst & Young LLP has audited our financial statements for the years ended December 31, 2018, 2017 and 2016 and has served as our auditors since the Company’s inception.
The aggregate fees billed by Ernst & Young LLP to the Company for the audit of the Company’s annual consolidated financial statements and services rendered by the independent registered public accounting firm for the years ended December 31, 2018 and December 31, 2017 are set forth below.
	Fiscal Years
	2018	2017
Audit Fees(1)	$2,691,017	$1,933,807
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	64,222
All Other Fees(4)	2,000	—
Total Fees	$2,693,017	$1,998,029

(1)
For fiscal years 2018 and 2017, audit fees included fees associated with the annual audit and reviews of the Company’s quarterly reports on Form 10-Q, as well as services for comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultation and research work necessary to comply with the standards of the PCAOB. For fiscal year 2018, audit fees also included fees associated with the audit of the Company’s internal controls over financial reporting.

(2)
For fiscal years 2018 and 2017, there were no audit-related fees billed or incurred.

(3)
For fiscal year 2018, there were no tax fees billed or incurred. For fiscal year 2017, tax fees included fees for tax compliance services, including the preparation, review and filing of tax returns, and for tax advice and tax planning.

(4)
For fiscal year 2018, the other fees related to an accounting research tool service. For fiscal year 2017, there were no other fees billed or incurred.

The Audit Committee has concluded that the provision of the non-audit services listed above as “Tax Fees” and “All Other Fees” is compatible with maintaining the auditors’ independence.
Approval of Audit and Non-Audit Services
All audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm require pre-approval by the Audit Committee in accordance with the Audit Committee Pre-Approval Policy. The Audit Committee annually reviews a detailed list of the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who beneficially own more than 10% of the Company’s Common Stock (“Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such forms furnished to the Company and written representations from Reporting Persons, the Company believes that all Section 16(a) filing requirements applicable to Reporting Persons were complied with during the year ended December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2019 by:
(i)
each of our directors;

(ii)
each of our NEOs listed in the “Summary Compensation Table” on page 53;

(iii)
all of our current directors and executive officers as a group; and

(iv)
each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 1, 2019, pursuant to derivative securities, such as RSUs or phantom shares, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 51,555,337 shares of common stock outstanding as of March 1, 2019.
Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.
Name of Beneficial Owner	Common Stock Beneficially Owned
	Number	Percentage
5% Stockholders:
The Vanguard Group(1)	5,964,000	11.6%
Franklin Funds(2)	3,166,914	6.1%
BlackRock, Inc.(3)	2,949,784	5.7%
Named Executive Officers and Directors:
Walter J. Scheller, III(4)	73,507	*
Jack K. Richardson(5)	48,247	*
Dale W. Boyles(6)	39,691	*
Kelli K. Gant(7)	31,788	*
Phillip C. Monroe(8)	2,231	*
Michael T. Madden	13,118	*
Ana B. Amicarella	—	—
J. Brett Harvey(9)	3,827	*
Trevor Mills	—	—
Alan H. Schumacher(10)	6,827	*
Gareth Turner	—	—
Stephen D. Williams(11)	47,523	*
All current executive officers and directors as a group (13 persons)(12)	307,568	*

*
Represents beneficial ownership of less than 1% of the shares of common stock.

(1)
The Vanguard Group, Inc. (“Vanguard”) has beneficial ownership of 5,964,000 shares of common stock, of which Vanguard has sole voting power with respect to 42,335 shares, shared voting power with respect to 3,000 shares, sole dispositive power with respect to 5,922,941 shares and shared dispositive power with respect to 41,059 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 38,059 shares of common stock as a result of its serving as investment manager of collective trust accounts. Additionally, Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 7,276 shares of common stock as a result of its serving as investment manager of Australian investment offerings.

The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based solely upon our review of an amended Schedule 13G filed by Vanguard with the SEC on February 11, 2019, reporting beneficial ownership as of December 31, 2018.
(2)
Consists of shares beneficially owned by one or more open-ended investment companies or other managed accounts that are investment management clients of Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly-owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to FMA investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FMA as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FMA reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. As a result, for purposes of Rule 13d-3 under the Act, FMA may be deemed to be the beneficial owner of the Company’s securities.

The Schedule 13G filed by FMA states that beneficial ownership by investment management subsidiaries and other affiliates of FRI is being reported in conformity with the guidelines articulated by the SEC staff in Release No. 34-39538 (January 12, 1998) relating to organizations, such as FRI, where related entities exercise voting and investment powers over the securities being reported independently from each other. The voting and investment powers held by FMA are exercised independently from FRI (FMA’s parent holding company) and from all other investment management subsidiaries of FRI (FRI, its affiliates and investment management subsidiaries other than FMA are, collectively, “FRI affiliates”). Furthermore, internal policies and procedures of FMA and FRI establish informational barriers that prevent the flow between FMA and the FRI affiliates of information that relates to the voting and investment powers over the securities owned by their respective investment management clients. Consequently, FMA and the FRI affiliates report the securities over which they hold investment and voting power separately from each other for purposes of Section 13 of the Act.
Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. However, because FMA exercises voting and investment powers on behalf of its investment management clients independently of FRI, beneficial ownership of the securities reported by FMA is not attributed to the Principal Shareholders. FMA disclaims any pecuniary interest in any of the Company’s securities. In addition, the filing of a Schedule 13G on behalf of FMA should not be construed as an admission that it is, and it disclaims that it is, the beneficial owner, as defined in Rule 13d-3, of any of such securities. Furthermore, FMA believes that it is not a “group” with FRI, the Principal Shareholders, or their respective affiliates within the meaning of Rule 13d-5 under the Act and that none of them is otherwise required to attribute to any other the beneficial ownership of the securities held by such person or by any persons or entities for whom or for which FMA or the FRI affiliates provide investment management services.
The address of FMA is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078. This information is based solely upon our review of an amended Schedule 13G filed by FMA with the SEC on January 31, 2019, reporting beneficial ownership as of December 31, 2018.

(3)
All shares are beneficially owned by BlackRock, Inc., a parent holding company, and on behalf of its wholly subsidiaries (i) BlackRock Advisors, LLC, (ii) BlackRock Investment Management (UK) Limited, (iii) BlackRock Asset Management Canada Limited, (iv) BlackRock Fund Advisors, (v) BlackRock Asset Management Ireland Limited, (vi) BlackRock Institutional Trust Company, National Association, (vii) BlackRock Financial Management, Inc., (viii) BlackRock Asset Management Schweiz AG, and (ix) BlackRock Investment Management, LLC.

The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. This information is based solely upon our review of a Schedule 13G filed by BlackRock, Inc. with the SEC on February 8, 2019, reporting beneficial ownership as of December 31, 2018.
(4)
Includes (a) 16,344 shares underlying RSUs granted to Mr. Scheller under our 2017 Equity Plan, which have vested, but for which settlement will not occur until the earliest of: (i) one-half on each of the second and third anniversaries of the date of grant; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) Mr. Scheller’s separation from service with Warrior Met Coal, Inc. or its affiliates; or (iv) the death of Mr. Scheller; (b) 47,067 Tranche A Restricted Shares that vest in equal installments on each of the remaining anniversaries of the date of grant; and (c) 2,830 shares underlying RSUs that vest within 60 days of March 1, 2019.

(5)
Mr. Richardson shares voting and investment power for 200 shares with his son. Includes (a) 8,173 shares underlying RSUs granted to Mr. Richardson under our 2017 Equity Plan, which have vested, but for which settlement will not occur until the earliest of: (i) one-half on each of the second and third anniversaries of the date of grant; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) Mr. Richardson’s separation from service with Warrior Met Coal, Inc. or its affiliates; or (iv) the death of Mr. Richardson; (b) 23,535 Tranche A Restricted Shares that vest in equal installments on each of the remaining anniversaries of the date of grant; and (c) 1,156 shares underlying RSUs that vest within 60 days of March 1, 2019.

(6)
Includes (a) 9,415 Tranche A Restricted Shares that vest in equal installments on each of the first five (5) anniversaries of the date of grant and (b) 1,088 shares underlying RSUs that vest within 60 days of March 1, 2019.

(7)
Includes (a) 4,843 shares underlying RSUs granted to Ms. Gant under our 2017 Equity Plan, which have vested, but for which settlement will not occur until the earliest of: (i) one-half on each of the second and third anniversaries of the date of grant; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) Ms. Gant’s separation from service with Warrior Met Coal, Inc. or its affiliates; or (iv) the death of Ms. Gant; (b) 13,947 Tranche A Restricted Shares that vest in equal installments on each of the remaining anniversaries of the date of grant; and (c) 816 shares underlying RSUs that vest within 60 days of March 1, 2019.

(8)
Includes 789 shares underlying RSUs that vest within 60 days of March 1, 2019.

(9)
Includes 2,439 shares underlying RSUs that vest within 60 days of March 1, 2019.

(10)
Includes 2,439 shares underlying RSUs that vest within 60 days of March 1, 2019.

(11)
Includes (a) 4,036 shares underlying RSUs granted to Mr. Williams under our 2017 Equity Plan, which have vested, but for which settlement will not occur until the earliest of: (i) one-half on each of the second and third anniversaries of the date of grant; (ii) a “Change in Control” (as defined in the 2017 Equity Plan); (iii) Mr. Williams’ separation from service with Warrior Met Coal, Inc. or its affiliates; or (iv) the death of Mr. Williams; (b) 12,592 Tranche A Restricted Shares that vest in equal installments on each of the remaining anniversaries of the date of grant; and (c) 2,100 shares underlying RSUs that vest within 60 days of March 1, 2019. Does not include 13,157 shares underlying RSUs granted to Mr. Williams under our 2017 Equity Incentive Plan, which have vested, but for which settlement will not occur until the earlier of: (i) a “Change in Control” (as defined in the 2016 Equity Plan); or (ii) the fifth anniversary of the date of the grant. Also does not include 43,580 shares relating to a phantom unit award granted to Mr. Williams under our 2016 Equity Plan, which has vested but for which settlement will not occur until the earlier to occur of  (i) a “Change in Control” (as defined in the 2017 Equity Plan); or (ii) the fifth anniversary of the grant date.

(12)
Includes shares underlying RSUs that are currently vested or vest within 60 days of March 1, 2019 as described in footnotes (4)-(11).

OTHER MATTERS
As of the date of this Proxy Statement, the Board and management do not know of any business which will be presented for consideration at the Annual Meeting other than those matters specified herein and in the Notice of Annual Meeting of Stockholders. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment.
DEADLINE FOR STOCKHOLDER PROPOSALS
Stockholder proposals must conform to the requirements of the SEC and the Company’s Bylaws.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible for inclusion in the proxy statement for the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Any stockholder intending to present a proposal for inclusion in the proxy statement for the 2020 Annual Meeting must provide timely written notice of the proposal to our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 12, 2019, for possible inclusion in the proxy statement. If the date of the 2020 Annual Meeting changes by more than 30 days from April 23, 2020, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2020 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2020 Annual Meeting. The Company will determine whether to include a proposal in the 2020 proxy statement in accordance with the SEC rules governing the solicitation of proxies.
In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at the 2020 Annual Meeting must give timely written notice to our Corporate Secretary at the address set forth below. A nomination or proposal for the 2020 Annual Meeting will be considered timely if it is received no earlier than November 12, 2019 and no later than December 12, 2019. If the date of the 2020 Annual Meeting is advanced by more than 30 days or is delayed by more than 60 days from April 23, 2020, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2020 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company’s Bylaws. We will not entertain any proposals or nominations at the 2020 Annual Meeting that do not meet the requirements set forth in our Bylaws. The Bylaws are posted in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link). To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. Each stockholder continues to receive a separate proxy card. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

EXHIBIT A-1
CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WARRIOR MET COAL, INC.
Warrior Met Coal, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST:   Article XIV, Section 14.1(p) of the Certificate of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:
“(p) “Restriction Release Date” means the earliest of  (i) any date after the Effective Date if the Board in good faith determines that it is in the best interests of the Corporation and its stockholders for the ownership and transfer limitations set forth in this Article XIV to expire, (ii) the beginning of a taxable year of the Corporation as of which no Tax Benefits are available or (iii) April 19, 2023.”
SECOND:   The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
THIRD:   This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.
[Signature Page Follows]
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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the    day of April, 2020.
By:

Name:
Title:
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EXHIBIT A-2
EXISTING 382 TRANSFER RESTRICTION PROVISIONS

ARTICLE XIV
RESTRICTIONS ON TRANSFER OF SECURITIES
It is in the best interests of the Corporation and its stockholders that certain restrictions on the transfer or other disposition of shares of Common Stock, as relates to the preservation of certain tax attributes, be established as more fully set forth in this Article XIV.
Section 14.1 Definitions.   As used in this Article XIV, the following capitalized terms shall have the following respective meanings (and any references to any portions of Treasury Regulation Section 1.382-2T shall include any successor provision thereto):
(a) “Agent” has the meaning set forth in Section 14.3(b).
(b) “Asset Acquisition” means that certain acquisition of Alabama mining operations which closed on March 31, 2016 and was accomplished through a credit bid of the first lien obligations of Walter Energy, Inc. and certain subsidiaries pursuant to section 363 of the U.S. Bankruptcy Code and an order by the Bankruptcy Court (i) Approving the Sale of the Acquired Assets Free and Clear of Claims, Liens, Interests and Encumbrances; (ii) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (iii) Granting Related Relief  (Case No. 15-02741, Docket No. 1584).
(c) “Acquire” means the acquisition, directly, indirectly or constructively (as determined for purposes of Section 382 of the Code, or any successor provision or replacement provision), of ownership of Corporation Securities by any means, including, without limitation, (i) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities or (iii) any other acquisition or transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect acquisition (including the acquisition of an ownership interest in a Substantial Holder), but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered an owner within the meaning of the tax laws. The terms “Acquires” and “Acquisition” shall have the same meaning.
(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(e) “Corporation Securities” means (i) shares of Common Stock, (ii) any other interests that are treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), and (iii) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase Corporation Securities, but only to the extent such warrants, rights or options are treated as exercised or deemed exercised pursuant to Treasury Regulation Section 1.382-4(d). For the avoidance of doubt, Corporation Securities also includes the pre-corporate conversion Class A Units, Class B Units and Class C Units and any other interests of Warrior Met Coal LLC which would be treated as “stock” for purposes of Section 382 of the Code.
(f) “Disposition” means the sale, transfer, exchange, assignment, liquidation, conveyance, pledge, or other disposition or transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect disposition (including the disposition of an ownership interest in a Substantial Holder). The terms “Dispose” and “Disposition” shall have the same meaning.
(g) “DTC” means The Depository Trust Company.
(h) “Effective Date” means the effective date of the Asset Acquisition, which was March 31, 2016.
(i) “Excess Securities” has the meaning set forth in Section 14.3(a).
(j) “Percentage Stock Ownership” means on any testing date (within the meaning of Treasury Regulation Section 1.382-2(a)(4)) the percentage stock ownership as determined in accordance with Treasury Regulation Section 1.382-2T(g), (h) (without regard to the rule that treats stock of an entity as to which the constructive ownership rules apply as no longer owned by that entity), (j) and (k), and Treasury Regulation Section 1.382-4 and, for the avoidance of doubt, taking into account Treasury Regulation Section 1.382-3(j)(7).
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(k) “Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or “entity” within the meaning of Treasury Regulation Section 1.382-3 (including, without limitation, any group of Persons treated as a single entity under such regulation).
(l) “Prohibited Distributions” has the meaning set forth in Section 14.3(b).
(m) “Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XIV.
(n) “Purported Transferee” has the meaning set forth in Section 14.3(a).
(o) “Purported Transferor” has the meaning set forth in Section 14.3(b)(ii).
(p) “Restriction Release Date” means the earliest of  (i) any date after the Effective Date if the Board in good faith determines that it is in the best interests of the Corporation and its stockholders for the ownership and transfer limitations set forth in this Article XIV to expire, (ii) the beginning of a taxable year of the Corporation as of which no Tax Benefits are available or (iii) the third anniversary of the Corporation’s initial public offering.
(q) “Section 501(c)(3)” has the meaning set forth in Section 14.3(c)(iii).
(r) “Statutory Conversion Date” means the date the Corporation filed its Certificate of Conversion and its Certificate of Incorporation with the Secretary of State of the State of Delaware.
(s) “Substantial Holder” means a Person (including, without limitation, any group of Persons treated as a single “entity” within the meaning of Treasury Regulation Section 1.382-3) holding Corporation Securities, whether as of the Effective Date, after giving effect to the Asset Acquisition, or thereafter, representing a Percentage Stock Ownership (including indirect ownership, as determined under applicable Treasury Regulations) in the Corporation of at least 4.99% in any separate class of Corporation Securities.
(t) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.
(u) “Transfer” means any direct or indirect Acquisition or Disposition of Corporation Securities.
(v) “Treasury Regulation” means a Treasury regulation promulgated under the Code.
Section 14.2 Ownership Limitations.
(a) To the fullest extent permitted by law, from and after the Statutory Conversion Date and prior to the Restriction Release Date, no Person shall be permitted to make an Acquisition, whether in a single transaction or series of related transactions, and any such purported Acquisition will be void ab initio, to the extent that after giving effect to such purported Acquisition (x) the purported acquiror or any other Person by reason of the purported acquiror’s Acquisition would become a Substantial Holder or (y) the Percentage Stock Ownership of a Person that, prior to giving effect to the purported Acquisition, is a Substantial Holder would be increased. The prior sentence is not intended to prevent the Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in the Corporation Securities entered into through the facilities of a national securities exchange, but such transaction, if prohibited by the prior sentence, shall nonetheless be a Prohibited Transfer.
(b) The restrictions set forth in Section 14.2(a) shall not apply to a proposed Transfer, and such Transfer shall be permitted notwithstanding anything to the contrary in Section 14.2(a), if the transferor or the transferee, upon providing at least fifteen (15) days prior written notice of such proposed Transfer to the Board, obtains the written approval or consent to the proposed Transfer from the Board. The Board will consider all factors it deems relevant with respect to the proposed Transfer, including whether the proposed Transfer, when considered alone or with other proposed or planned Transfers, will impair the Corporation’s Tax Benefits and may, within its discretion, determine whether to permit the proposed Transfer, or not to permit the proposed Transfer. The Board shall endeavor to inform the requesting party of its determination within ten (10) days after receiving such written notice; provided, however, that the failure of the Board to
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respond during such ten (10) day period shall not be deemed to be a consent to the Transfer. As a condition to granting its consent to the proposed Transfer, the Board may, in its discretion, require and/or obtain (at the expense of the transferor and/or transferee) such representations and/or agreements from the transferor and/or transferee, such opinions of counsel to be rendered by nationally recognized counsel or otherwise approved by the Board (which for the avoidance of doubt may include the regular counsel for the transferor or transferee), and such other advice, in each case as to such matters as the Board determines is appropriate. Notwithstanding the foregoing, the Board may also waive the restrictions imposed in this Article XIV, in whole or in part, with respect to a Transfer (whether or not advance notice thereof has been provided to the Board in accordance with this Section 14.2(b)) in circumstances where it determines, in its sole discretion, that granting such waiver (either prospectively or retroactively) either would be in the best interests of the stockholders of the Corporation taken as a whole or would not jeopardize the value or availability of the Tax Benefits.
Section 14.3 Treatment of Excess Securities.
(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee (the “Purported Transferee”) of a Prohibited Transfer shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof. Once the Excess Securities have been acquired in a Transfer that is in accordance with this Section 14.3 and is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities.
(b) If the Board determines that a Prohibited Transfer has occurred, such Prohibited Transfer and, if applicable, the recording of such Prohibited Transfer, shall, to the fullest extent permitted by law, be void ab initio and have no legal effect, and, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transfer from the Corporation with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated by the Board (the “Agent”). In the case of a Prohibited Transfer described in Section 14.2(a), the Agent shall thereupon sell to a buyer or buyers the Excess Securities transferred to it in one or more arm’s-length transactions (including over a national securities exchange on which the Corporation Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required, to the fullest extent permitted by law, to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 14.3(c) if the Agent, rather than the Purported Transferee, had resold the Excess Securities.
(c) The Agent shall apply any proceeds or any other amounts received by it and in accordance with Section 14.3 as follows:
(i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;
(ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount actually paid by the Purported Transferee, for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, (x) calculated on the basis of the closing market price for the Corporation Securities on
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the day before the Prohibited Transfer, (y) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the New York Stock Exchange through its NYSE system or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist or (z) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the counter market, then as determined in good faith by the Board, which amount (or fair market value) shall be determined at the discretion of the Board); and
(iii) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) (“Section 501(c)(3)”) selected by the Board; provided, however, that, if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 4.99% or greater Percentage Stock Ownership interest in the Corporation, then such remaining amounts shall be paid to two or more organizations qualifying under Section 501 (c)(3) selected by the Board, such that no organization qualifying under Section 501(c)(3) shall possess Percentage Stock Ownership in the Corporation in excess of 4.98%.
(iv) The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) above. Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article XIV inure to the benefit of the Corporation.
(d) If the Purported Transferee or the transferor fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a demand pursuant to Section 14.3(b), then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.
Section 14.4 Obligation to Provide Information. At the request of the Corporation, any Person which is a beneficial, legal or record holder of Corporation Securities, and any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee, shall provide such information as the Corporation may reasonably request as may be necessary from time to time in order to determine compliance with this Article XIV or the status of the Corporation’s Tax Benefits.
Section 14.5 Bylaws; Legends; Compliance.
(a) The bylaws of the Corporation may make appropriate provisions to effectuate the requirements of this Article XIV.
(b) Until the Restriction Release Date, all certificates representing Corporation Securities shall bear a conspicuous legend as follows:
“THE CERTIFICATE OF INCORPORATION CONTAINS RESTRICTIONS PROHIBITING TRANSFERS (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF COMMON STOCK (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF WARRIOR MET COAL, INC. IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A “5-PERCENT SHAREHOLDER” UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER IS PROHIBITED BY SUCH RESTRICTIONS, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER OF SECURITIES OF THE CORPORATION WITHIN THE MEANING OF DELAWARE LAW (“SECURITIES”) BUT WHICH TRANSFER OTHERWISE CONSTITUTES A TRANSFER PROHIBITED BY SUCH RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE
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SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION SO AS TO EFFECTIVELY REVERSE THE INDIRECT, CONSTRUCTIVE OR OTHER TRANSFER PROHIBITED BY SUCH RESTRICTIONS. THE CORPORATION WILL FURNISH, WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE, A COPY OF THE CERTIFICATE OF INCORPORATION CONTAINING THE ABOVE-REFERENCE TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”
(c) The Corporation shall have the power to make appropriate notations upon its stock transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article XIV for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system, and the Corporation shall provide notice of the restrictions on transfer and ownership to holders of uncertificated shares in accordance with applicable law.
(d) The Board shall have the power to determine all matters necessary for determining compliance with this Article XIV, including, without limitation, determining (i) the identification of Substantial Holders, (ii) whether a Transfer is a Prohibited Transfer, (iii) the Percentage Stock Ownership of any Substantial Holder or other Person, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to clause (ii) of Section 14.3(c) and (vi) any other matters that the Board determines to be relevant. The good faith determination of the Board on such matters shall be conclusive and binding for the purposes of this Article XIV. Any determination by the Board may be made prospectively or retroactively.
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01 - Stephen D. Williams 04 - Trevor Mills 07 - Gareth N. Turner 02 - Ana B. Amicarella 05 - Walter J. Scheller, III 03 - J. Brett Harvey 06 - Alan H. Schumacher For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 02ZUFA + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals A 2, 3, and 4. 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 3. To approve the amendment to the Company’s Certificate of Incorporation to effect a three-year extension to the 382 Transfer Restriction Provisions. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Warrior Met Coal, Inc. 2019 Annual Meeting Proxy Card For Against Abstain

Notice of 2019 Annual Meeting of Shareholders Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, New York 10036-6745 Proxy Solicited by Board of Directors for Annual Meeting — April 23, 2019 Stephen D. Williams and Kelli K. Gant, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Warrior Met Coal, Inc. to be held on April 23, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all of the listed nominees as directors (Proposal 1), FOR the compensation of the Company’s named executive officers (Proposal 2), FOR the approval of the amendment to the Company’s Certificate of Incorporation to effect a three-year extension to the 382 Transfer Restriction Provisions (Proposal 3) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019 (Proposal 4). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Warrior Met Coal, Inc.